UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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CENTERLINE HOLDING COMPANY

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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CENTERLINE HOLDING COMPANY

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

on

June 13, 2007

April 26, 2007

To the holders of common shares and special preferred voting shares of Centerline Holding Company (formerly known as CharterMac):

NOTICE IS HEREBY GIVEN THAT the 2007 annual meeting of the holders of the common shares of beneficial interest (“Common Shares”) of Centerline Holding Company (“our Company”) and the holders of Special Preferred Voting Shares of our Company (“Special Preferred Voting Shares”) will be held on Wednesday, June 13, 2007 at 10:00 a.m. (local time), at the law offices of Paul, Hastings, Janofsky & Walker LLP, 75 East 55th Street, New York, New York, for the following purposes:

(1)	The election of three (3) trustees to our board of trustees each for a term of three years to expire in 2010;

(2)	The approval of our 2007 Incentive Share Plan;

(3)	The ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2007;

(4)	The adjournment or postponement of the meeting, if necessary, to permit further solicitation of proxies if there are not sufficient votes at the time of the meeting to approve the proposals; and

(5)	The transaction of such other business as may properly come before the meeting.

Our board of trustees recommends a vote “FOR” each of the proposals. The accompanying proxy statement contains additional information and should be carefully reviewed by shareholders.

Our board of trustees has fixed the close of business on April 13, 2007 as the record date for the determination of shareholders entitled to notice of and to vote at the meeting and any adjournment or postponement thereof.

By Order of the Board of Trustees

Marc D. Schnitzer

Chief Executive Officer and President

IT IS MOST IMPORTANT THAT YOU VOTE YOUR COMMON SHARES OF BENEFICIAL INTEREST AND/OR SPECIAL PREFERRED VOTING SHARES EITHER BY INTERNET, PHONE OR MAIL. IF YOU DECIDE TO DO SO BY MAIL, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD.

YOUR FAILURE TO PROMPTLY VOTE YOUR SHARES INCREASES THE OPERATING COSTS OF YOUR INVESTMENT.

YOU ARE CORDIALLY INVITED TO PERSONALLY ATTEND THE MEETING, BUT YOU SHOULD VOTE BY INTERNET, PHONE OR MAIL WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING.

CENTERLINE HOLDING COMPANY

625 MADISON AVENUE

NEW YORK, NEW YORK 10022

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

The accompanying form of proxy is solicited on behalf of the board of trustees (the “Board”) of Centerline Holding Company (which we refer to as “Centerline,” “our Company,” “we,” “our” or “us”), formerly known as CharterMac, for use at the annual meeting of shareholders to be held Wednesday, June 13, 2007 at 10:00 a.m. (local time), at the law offices of Paul, Hastings, Janofsky & Walker LLP, 75 East 55th Street, New York, New York, and at any adjournment or postponement thereof. On or about April 26, 2007, we first mailed these proxy materials to holders of record of our common shares (“Common Shares”) and Special Preferred Voting Shares (“Special Preferred Voting Shares”) at the close of business on April 13, 2007. Our executive offices are located at 625 Madison Avenue, New York, New York 10022 (telephone: (212) 317-5700).

Common Shares and Special Preferred Voting Shares represented by properly executed proxy cards received by us at or prior to the annual meeting will be voted according to the instructions you indicate on the proxy card. If you do not give any instructions, the persons named on your signed proxy card intend to vote your Common Shares and Special Preferred Voting Shares so represented “FOR” each of the proposals.

You may revoke your proxy and reclaim your right to vote by (i) delivering to our secretary a written notice of revocation bearing a later date than the date of the proxy at or prior to the annual meeting, (ii) delivering to our secretary a duly executed, subsequently dated proxy with respect to the same Common Shares or Special Preferred Voting Shares at or prior to the annual meeting, or (iii) attending the annual meeting and voting in person, although attendance at the annual meeting will not, by itself, constitute revocation. Any written notice revoking a proxy should be delivered at or prior to the annual meeting to the attention of the Secretary, Centerline Holding Company, 625 Madison Avenue, New York, New York 10022.

Our Board recommends a vote “FOR” each of the proposals.

As of April 13, 2007, our outstanding voting shares consisted of approximately 51,193,100 Common Shares, 2,419,276 restricted Common Shares and 14,639,311 Special Preferred Voting Shares. Each of the foregoing voting shares is entitled to one vote on all matters that may come before the annual meeting.

Also as of such date, our outstanding non-voting shares consisted of 6,552,070 Convertible Community Reinvestment Act Preferred Shares (the “Convertible CRA Shares”), which are convertible into 6,487,301 Common Shares, 2,160,000 4.4% Perpetual Convertible Community Reinvestment Act Preferred Shares (the “4.4% Convertible CRA Shares”, and together with the Convertible CRA Shares, the “CRA Preferred Shares”), which are convertible into 3,904,554 Common Shares, 14,639,311 Special Common Units of Centerline Capital Company, LLC (“Special Common Units”), which are convertible into 14,639,311 Common Shares, 278,203 Special Membership Units of CM Investor LLC, which are convertible into 278,203 Common Shares, and 267,755 Special Common Interests of Centerline/AC Investors LLC, which are convertible into 267,755 Common Shares.

PROPOSALS BEFORE THE MEETING

Proposal #1: Election of Trustees

At the annual meeting, three trustees are to be elected for three-year terms expiring in 2010. All of the nominees are currently trustees of our Company. Our Board is organized into three classes, each with three-year terms, so only approximately one-third of its members stand for election each year. Trustees are elected by a plurality of the votes cast (assuming the presence of a quorum consisting of a majority of holders of our Common Shares and Special Preferred Voting Shares, whether present in person or by proxy).

The Board has adopted independence standards for Trustees that conform to the independence standards of the New York Stock Exchange (“NYSE”). The Board has affirmatively determined that each of the nominees for election at the Annual Meeting, other than Mr. Blau, is independent in accordance with these standards.

Unless holders of our Common Shares and Special Preferred Voting Shares otherwise specify, the Common Shares and Special Preferred Voting Shares represented by duly executed proxies will be voted “FOR” the indicated nominees for election as trustees. Our Board considered transactions, relationships, and arrangements between each director or any member of his or her immediate family and the company and its subsidiaries and affiliates. Our Board has no reason to believe that any of the nominees will be unable or unwilling to continue to serve as a trustee if elected. However, in the event that any nominee should be unable or unwilling to serve, the Common Shares and Special Preferred Voting Shares represented by proxies received will be voted for another nominee selected by our Board. Each of the nominees listed below has consented to being named as a Trustee nominee in this proxy statement. Our Board recommends a vote “FOR” each of the listed nominees.

The following table sets forth information with respect to each nominee nominated to serve as a trustee for a term to expire in 2010.

Name of Trustee/ Nominee for Election	Age	Principal Occupation
Jeff T. Blau	39

Jeff T. Blau is a managing trustee of our Company. Mr. Blau also serves on the board of trustees of American Mortgage Acceptance Company (“AMAC”) (AMEX: AMC), a publicly traded real estate investment trust managed by an affiliate of the Company. Mr. Blau is also a Managing Trustee and the President of The Related Companies, L.P. (“TRCLP”). Over the past 15 years, Mr. Blau has been responsible for directing and overseeing new developments worth over $15 billion in virtually every sector of the real estate industry. In his position as President of TRCLP, Mr. Blau is responsible for new development origination and for strategic oversight of the firm’s affiliated group of companies. Mr. Blau completed his undergraduate studies at the University of Michigan and received his Masters Degree in Business Administration from the Wharton School of the University of Pennsylvania. Mr. Blau is an active member of numerous professional and charitable organizations and currently sits on the board of directors of the Doe Fund, the 14th Street Local Development Corporation / Business Improvement District, ABO, Equinox Holdings, Inc. (an affiliate of TRCLP) and the YMCA of Greater New York. Mr. Blau is also a member of our investment committee.

Robert A. Meister	65

Robert A. Meister is a managing trustee (independent trustee) of our Company. Mr. Meister is the Vice Chairman of Aon Risk Services Companies, Inc. (“Aon”), an insurance brokerage, risk consulting, reinsurance and employee benefits company and a subsidiary of Aon Corporation and has served in this position since 1991. Prior to Aon, Mr. Meister was the Vice Chairman and a Director of Sedgwick James from 1985–1991 and the Vice Chairman of Alexander & Alexander from 1975–1985. Mr. Meister is a member of the board of directors of Ramco Gershenson Properties (NYSE: RPT) and Universal Health Services (NYSE: UHS) and serves on each company’s compensation committee. Mr. Meister has served on the board of directors of several charitable organizations. Mr. Meister received a Bachelor of Science degree in Business

Administration from Pennsylvania State University. Mr. Meister is also a member of our nominating and governance committee and our compensation committee.

Robert J. Dolan	58

Robert J. Dolan is a managing trustee (independent trustee) of our Company. Mr. Dolan is the Dean of the Stephen M. Ross School of Business at the University of Michigan, a post he has held since 2001. During his tenure at the University of Michigan, Mr. Dolan served as the Gilbert and Ruth Whitaker Professor of Business Administration. Currently, he serves as the Stephen M. Ross Professor of Business, the President of the William Davidson Institute, the Chair of the University Development Subcommittee and an Executive Committee member of the Institute for Social Research. Prior to joining the University of Michigan, Mr. Dolan spent 21 years as a Professor at the Harvard University Graduate School of Business and four years as an Assistant Professor at the University of Chicago Graduate School of Business. Mr. Dolan has published eight text books on marketing management and has authored numerous journal articles for marketing and business publications. Mr. Dolan received a Bachelor of Arts degree from Boston College, a Master of Science degree from the Graduate School of Management at the University of Rochester and his Ph.D. from the Graduate School of Management at the University of Rochester. Mr. Dolan will become a member of our audit committee and our compensation committee upon the expiration of Peter Allen’s term as trustee at the 2007 annual shareholders meeting.

Proposal #2: Approval of 2007 Incentive Share Plan

The Company’s Board adopted the 2007 Incentive Share Plan (the “2007 Plan”) on March 14, 2007, subject to its receipt of shareholder approval at this annual meeting. Below is a summary of the principal provisions of the 2007 Plan and its operation. A copy of the 2007 Plan is set forth in full in Appendix A to this proxy statement, and the following description of the 2007 Plan is qualified in its entirety by reference to Appendix A.

Terms in this section of the proxy statement that begin with an initial capital letter (and are not otherwise defined) have the defined meaning set forth in Appendix A of the 2007 Plan, unless their context indicates a different meaning.

Background

The Company’s current incentive share plan is the Amended and Restated Incentive Share Plan, which was adopted by the Board on September 30, 1997 and approved on November 26, 2003 (the “1997 Plan”).

The Board has approved the 2007 Plan and is proposing that the 2007 Plan be approved by the Company’s shareholders at the annual meeting as the sole plan under which the Company will make future equity-based and incentive awards for employees, executives, consultants, and members of the Board, Centerline Affordable Housing Advisors LLC (“Centerline Advisors” or the “Manager”), a subsidiary of the Company (formerly known as CharterMac Capital LLC) and their affiliates. The discussion below uses the term “Eligible Persons” to refer to all individuals who may receive awards under the 2007 Plan.

The amount and nature of the proposed awards under the 2007 Plan have not yet been determined, although the 2007 Plan permits grants of share options, share appreciation rights (“SARs”), restricted shares, restricted share units (“RSUs”), unrestricted shares, deferred share units (“DSUs”), and performance awards (“Performance Awards”) (collectively, the “Awards”). The Board believes that the 2007 Plan is an important factor in attracting, retaining and motivating Eligible Persons. The Board believes that the Company needs the flexibility that the 2007 Plan will provide both to have an increased reserve of shares available for future equity-based Awards, and to make future Awards selected from a broad range of cash and share-based alternatives.

Consistent with the 1997 Plan, the 2007 Plan will reserve a number of common and preferred shares of beneficial interest (“shares”) for future Awards equal to ten percent (10%) of the Total Shares (as defined below) outstanding as of the December 31st preceding any issuance of shares pursuant to an Award. “Total Shares” means (i) shares of beneficial interest (common and preferred) and (ii) other securities issued by the Company and its affiliates that have economic attributes similar to Common Shares, including, without limitation, the special common units, special membership units, and special common interests issued by the Company’s subsidiaries. Notwithstanding this formula, the 2007 Plan limits Awards to the total number of shares permitted under any applicable NYSE listing requirements.

Based on the foregoing formula, the total number of Awards that would be available for grant in 2007 is 7,542,645 shares, based on Total Shares of 75,426,453 as of December 31, 2006. The Board recognizes the need for this future reserve because (i) less than approximately 2,283,000 shares remain available for Awards, in the aggregate, under the 1997 Plan and in addition the 1997 Plan will expire in November 2007, and (ii) the 2007 Plan will serve as the source for annual equity-based Awards pursuant to the Company’s 2007 Annual Incentive Bonus Programs “A” and “B”, as well as for a number of shares (currently indeterminable) under the Company’s 2007 Outperformance Program. See the “New Plan Benefits” section below for a description of these programs that provide for future Awards on terms the Committee (as defined herein) has established. The adoption of the 2007 Plan will not affect any options, equity-based compensation, or other benefits granted under the 1997 Plan or any other agreement, plan, or program.

If the 2007 Plan is approved by the Company’s shareholders, the Board intends to cause the shares that will become available for issuance to be registered on a Form S-8 registration statement to be filed with the Securities and Exchange Commission (“SEC”) at the Company’s expense. Shareholder approval of the 2007 Plan will not affect the Company’s 1997 Plan, which will remain in full force and effect, although no additional Awards will be granted under the 1997 Plan, except that if Awards granted under the 1997 Plan expire or terminate or are otherwise forfeited for any reason without having resulted in the issuance of shares, the shares that were not issued will again be available for subsequent Award grants under the 1997 Plan.

The Board unanimously recommends that you vote “FOR” the approval of the 2007 Incentive Share Plan. The affirmative vote of holders of a majority of Common Shares and Special Preferred Voting Shares that are present in person or by proxy at the annual meeting, entitled to vote on this proposal and which have actually voted is required for approval of this proposal.

Summary of the 2007 Plan

Purpose. The purpose of the 2007 Plan is to attract, retain and motivate select Eligible Persons and to provide incentives and rewards for superior performance.

Shares Subject to the 2007 Plan. The 2007 Plan will reserve the number of shares described above for future Awards to Eligible Persons. The number of shares available for Awards, as well as the terms of outstanding Awards, will be adjusted (on terms described more specifically below) as provided in the 2007 Plan for share splits, share dividends, reclassifications, recapitalizations, and other similar events. Shares that are subject to any Award that expires, or is forfeited, cancelled, or becomes unexercisable under the 2007 Plan (as well as under the Company’s 1997 Plan, along with any shares that are not paid or delivered under either plan) will again be available for subsequent Awards, except as prohibited by law.

Administration. Either the Board or a committee appointed by the Board will administer the 2007 Plan. The Board and any committee exercising discretion under the 2007 Plan from time to time are referred to as the “Committee.” The compensation committee of the Board is currently acting as the Committee for purposes of the 1997 Plan and will do so under the 2007 Plan. The Board may at any time appoint additional members to the Committee, remove and replace members of the Committee with or without cause, and fill vacancies on the Committee. To the extent permitted by law, the Committee may authorize one or more persons who are reporting persons for purposes of Rule 16b-3 under the Securities Exchange Act of 1934, as amended, (or other officers) to make Awards to eligible persons who are not reporting persons for purposes of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (or other officers whom the Company has specifically authorized to make Awards). With respect to decisions involving an Award intended to satisfy the requirements of Section 162(m) of the Code, the Committee is to consist of two or more Trustees who are “outside directors” within the meaning of that Code section. The Committee may delegate administrative functions to individuals who are reporting persons for purposes of Rule 16b-3 of the Exchange Act, to officers, or to other employees of the Manager, the Company or their affiliates.

Subject to the terms of the 2007 Plan, the Committee has express authority to determine the Eligible Persons who will receive Awards, the number of shares, units or dollars to be covered by each Award, and the terms and conditions of Awards. The Committee has broad discretion to prescribe, amend, and rescind rules relating to the 2007 Plan and its administration, to interpret and construe the 2007 Plan and the terms of all Award agreements, and to take all actions necessary or advisable to administer the 2007 Plan. Within the limits of the 2007 Plan, the Committee may accelerate the vesting of any Award, allow the exercise of unvested Awards, and may modify, replace, cancel or renew Awards.

The 2007 Plan provides that the Company and its affiliates will indemnify members of the Committee and their delegates against any claims, liabilities or costs arising from the good faith performance of their duties under the 2007 Plan. The 2007 Plan releases these individuals from liability for good faith actions associated with the 2007 Plan’s administration.

Eligibility. The Committee may grant Awards to all Eligible Persons. The 2007 Plan and the discussion below use the term “Participant” to refer to an Eligible Person who has received an Award. The 2007 Plan provides that no Participant may receive options and SARs that relate to more than 500,000 shares per calendar year during the term of the 2007 Plan. As of April 1, 2007, all of the approximately 537 employees (including officers) of the Company, the Manager, and their affiliates and all seven of the Company’s non-employee Trustees and other consultants would have been eligible to participate in the 2007 Plan.

Options. Options granted under the 2007 Plan provide Participants with the right to purchase shares at a predetermined exercise price. The Committee may only grant options that are not qualified as “incentive stock options” under Section 422 of the Internal Revenue Code.

SARs. A share appreciation right generally permits a Participant to receive, upon exercise, cash and/or shares equal in value to an amount determined by multiplying (a) the excess of the fair market value, on the date of exercise, of the shares with respect to which the SAR is being exercised, over the exercise price of the SAR for such shares, by (b) the number of shares with respect to which the SARs are being exercised. The Committee may grant SARs in tandem with options or independently of them. SARs that are independent of options may limit the value payable on its exercise to a percentage, not exceeding 100%, of the excess value.

Exercise Price of Options and SARs. The exercise price of options and SARs may not be less than 100% of the fair market value on the grant date of the shares subject to the Award. As of April 5, 2007, the closing price of a Common Share on the NYSE was $19.45 per share.

Exercise of Options and SARs. To the extent exercisable in accordance with the agreement granting them, the Participant may exercise an option or SAR in whole or in part, and from time to time during its term as set forth in the Award; subject to earlier termination relating to the Participant’s termination of employment or service. With respect to options, the Committee has the discretion to accept payment of the exercise price in any of the following forms (or combination of them): cash or check in U.S. dollars, certain shares, and cashless exercise under a program approved by the Committee.

Subject to the terms of the Award agreement evidencing an option or SAR grant, the option or SAR may be exercised during the one-year period after a Participant’s termination of service due to permanent disability or death (as well as death within 180 days after terminating employment other than for cause), and during the 180-day period after the Participant’s termination of employment without cause (but in no case later than the termination date of the option or SAR). Options and SARs expire immediately upon a Participant’s termination of service for cause. The agreements evidencing the grant of an option or SAR may, in the discretion of the Committee, set forth additional or different terms and conditions applicable to such option upon a termination or change in status of the employment or service of the Participant. All SARs are to be settled in Common Shares (unless an Award provides otherwise), and will be counted in full against the number of shares available for award under the 2007 Plan, regardless of the number of shares issued upon settlement of the SARs.

Restricted Shares, RSUs, Unrestricted Shares, and DSUs. Under the 2007 Plan, the Committee may grant (i) restricted shares that are forfeitable until certain vesting requirements are met, (ii) RSUs which represent the right to receive shares after certain vesting requirements are met, and (iii) unrestricted shares as to which the Participant’s interest is immediately vested. For restricted Awards, the 2007 Plan provides the Committee with discretion to determine the terms and conditions under which a Participant’s interests in such Awards become vested.

The 2007 Plan provides for DSUs principally in order to permit certain Trustees, consultants, agents, or select members of management to defer their receipt of compensation payable in cash or shares (including shares that would otherwise be issued upon the vesting of restricted shares and RSUs). All DSUs represent a future right to receive shares at a time specified in the Participant’s deferral election (unless an Award provides otherwise). The 2007 Plan permits the Committee to authorize hardship distributions of shares subject to DSUs, under limited circumstances allowable under applicable federal tax laws.

Unless an Award provides otherwise, Participants who receive restricted shares will possess voting rights associated with them, regardless of any vesting condition. Unless an Award provides otherwise, Participants who receive restricted shares, RSU, and DSU Awards (as well as Performance Awards) will collect cash dividends on the shares underlying their Awards at such times as the Company’s shareholders receive such dividends. Whenever share dividends are delivered pursuant to these Awards, each Participant will be entitled to receive additional shares equal to any share dividends that the Company’s shareholders received between the date of the Award and issuance or release of the shares.

Performance Awards. The 2007 Plan authorizes the Committee to grant Performance Awards that are performance-based awards in the form of cash-based or share-based performance units that the Committee may or may not designate as “Performance Compensation Awards” that are intended to be exempt from Code

Section 162(m) limitations. In either case, Performance Awards vest and become payable based upon the achievement, within the specified period of time, of performance objectives applicable to the individual, the Company or any affiliate. Performance Awards are subject to an individual Participant limit of no more than 250,000 shares (or, for Performance Units to be settled in cash, $5,000,000). The Committee decides the length of performance periods, but the periods may not be less than one fiscal year of the Company.

With respect to Performance Compensation Awards, the 2007 Plan requires that the Committee specify in writing the performance period to which the Award relates and an objective formula by which to measure whether and the extent to which the Award is earned on the basis of the level of performance achieved with respect to one or more performance measures. Once established for a performance period, the performance measures and performance formula applicable to an Award of this kind may not be amended or modified in a manner that would cause the compensation payable under the Award to fail to constitute performance-based compensation under Code Section 162(m).

Under the 2007 Plan, the possible performance measures for Performance Compensation Awards include (but are not limited to) cash available for distribution (“CAD”); basic, diluted or adjusted earnings per share; sales or revenue; earnings before interest, taxes and other adjustments (in total or on a per share basis); basic or adjusted net income; returns on equity, assets, capital, revenue or similar measure; economic value added; working capital; total shareholder return; and product development, product market share, research, licensing, litigation, human resources, information services, mergers, acquisitions, and sales of assets of affiliates or business units. Each measure will be, to the extent applicable, determined in accordance with generally accepted accounting principles as consistently applied by the Company (or such other standard applied by the Committee) and, if so determined by the Committee, and in the case of a Performance Compensation Award, to the extent permitted under Code Section 162(m), adjusted to omit the effects of extraordinary items, gain or loss on the disposal of a business segment, unusual or infrequently occurring events and transactions and cumulative effects of changes in accounting principles. Performance measures may vary from performance period to performance period, and from Participant to Participant, and may be established on a stand-alone basis, in tandem or in the alternative.

Forfeiture. Unless otherwise provided in an agreement granting an Award, the Company has the following recourse against a Participant who does not comply with certain employment-related covenants, either during employment or for certain periods after ceasing to be employed: the Company may terminate any outstanding, unexercised, unexpired, unpaid, or deferred Awards; rescind any exercise, payment or delivery pursuant to the Award; or recapture any shares (whether restricted or unrestricted) or proceeds from the Participant’s sale of shares issued pursuant to the Award. These remedies are also generally available to the Company for Awards that would have had a lower grant level, vesting, or payment if a Participant’s fraud or misconduct had not caused or partially caused the need for a material financial restatement by the Company or any affiliate. In addition, all Awards or proceeds from the sale of Awards, made or earned pursuant to the 2007 Plan will be subject to the right of the Company to full recovery (with reasonable interest thereon) in the event that the Board determines reasonably and in good faith that any Participant’s fraud or misconduct has caused or partially caused the need for a material restatement of the Company’s financial statements for any fiscal year to which the Award relates.

Income Tax Withholding. As a condition for the issuance of shares pursuant to Awards, the 2007 Plan requires satisfaction of any applicable federal, state, local, or foreign withholding tax obligations that may arise in connection with the award or the issuance of shares. For Participants who are employees of the Company, the Manager, or any of their affiliates, the primary method for settling minimum statutory employment and withholding taxes will involve the withholding, from any shares otherwise deliverable to settle an Award, of shares having a fair market value equal to such taxes.

Transferability. Except to the extent an Award provides otherwise, Awards may not be sold, pledged, assigned, hypothecated, transferred or disposed of other than (i) by will or the laws of descent and distribution, (ii) to charitable institutions, certain family or related members, or related trusts, or (iii) as otherwise approved by the Committee.

Certain Corporate Transactions. The Committee will equitably adjust the number of shares covered by each outstanding Award, and the number of shares that have been authorized for issuance under the 2007 Plan but as to which no Awards have yet been granted or that have been returned to the 2007 Plan upon cancellation, forfeiture or expiration of an Award, as well as the price per share covered by each such outstanding Award, to reflect any increase or decrease in the number of issued shares resulting from a share split, reverse share split, share dividend, combination, recapitalization or reclassification of the shares, or any other increase or decrease in the number of issued shares effected either (i) through a merger, consolidation, or similar transaction in which the Company is not the surviving entity, or (ii) without receipt of consideration by the Company. In the event of any such transaction or event, the Committee may provide in substitution for any or all outstanding options under the 2007 Plan such alternative consideration (including securities of any surviving entity) as it may in good faith determine to be equitable under the circumstances and may require in connection therewith the surrender of all options so replaced. In any case, such substitution of securities will not require the consent of any person who is granted options pursuant to the 2007 Plan.

In addition (and except as otherwise provided in an unexpired employment agreement), in the event of a Change in Control, the Committee may at any time, in its sole and absolute discretion and authority, without obtaining the approval or consent of the Company’s shareholders or any Participant with respect to his or her outstanding Awards (except to the extent an Award provides otherwise), take one or more of the following actions: (i) arrange for or otherwise provide that each outstanding Award will be assumed or substituted with a substantially equivalent award by a successor corporation or a parent or subsidiary of such successor corporation; (ii) accelerate the vesting of Awards for any period so that Awards will vest (and, to the extent applicable, become exercisable) as to the shares that otherwise would have been unvested and provide that repurchase rights of the Company with respect to shares issued upon exercise of an Award will lapse as to the shares subject to such repurchase right; (iii) arrange or otherwise provide for payment of cash or other consideration to Participants in exchange for the satisfaction and cancellation of outstanding Awards; or (iv) terminate upon the consummation of the transaction, provided that the outstanding Awards have vested in full as of a date immediately prior to consummation of the Change of Control (and, in the case of options and SARs, have become exercisable for at least three full business days beforehand).

Notwithstanding the above, in the event a Participant holding an Award assumed or substituted by the successor corporation in a Change in Control is “Involuntarily Terminated” by the successor corporation in connection with, or within 12 months (or other period either set forth in an Award Agreement, or as increased thereafter by the Committee to a period longer than 12 months) following consummation of, the Change in Control, then any assumed or substituted Award held by the terminated Participant at the time of termination will accelerate and become fully vested (and exercisable in full in the case of options and SARs), and any repurchase right applicable to any shares will lapse in full. The acceleration of vesting and lapse of repurchase rights provided for in the previous sentence will occur immediately prior to the effective date of the Participant’s termination.

In the event of any distribution to the Company’s shareholders of securities of any other entity or other assets (other than dividends payable in cash or shares of the Company) without receipt of consideration by the Company, the Committee may, in its discretion, appropriately adjust the price per share covered by each outstanding Award to reflect the effect of such distribution. Finally, if the Company dissolves or liquidates, all Awards will terminate immediately prior to such dissolution or liquidation, subject to the ability of the Board to exercise any discretion that the Board may exercise in the case of a Change in Control.

Modifications and Substitutions of Awards. Within the limitations of the 2007 Plan, the Committee may modify an Award to accelerate the rate at which an option or SAR may be exercised (including, without limitation, permitting an option or SAR to be exercised in full without regard to the installment or vesting provisions of the applicable Award or whether the option or SAR is at the time exercisable, to the extent it has not previously been exercised), to accelerate the vesting of any Award, to extend or renew outstanding Awards, or to accept the cancellation of outstanding Awards to the extent not previously exercised. In addition, the Committee may not cancel an outstanding option whose exercise price is greater than fair market value at the time of cancellation for the purpose of reissuing the option to the Participant at a lower exercise price or granting a replacement Award of a different type.

Notwithstanding the foregoing, no modification of an outstanding Award may materially and adversely affect a Participant’s rights thereunder (with such an affect being presumed to arise from a modification that would trigger a violation of Section 409A of the Code), unless either (i) the Participant provides written consent, or (ii) before a Change in Control, the Committee determines in good faith that the modification is not materially adverse to the Participant. Furthermore, neither the Company nor the Committee will, without shareholder approval, allow for a re-pricing within the meaning of the federal securities laws applicable to proxy statement disclosures. In the event of certain corporate mergers and acquisitions, the Committee may substitute option grants under the 2007 Plan for grants under the acquired company’s plan, subject to applicable tax rules cited in the 2007 Plan.

Term of the 2007 Plan; Amendments or Termination. The term of the 2007 Plan is ten years from the date of the annual meeting (provided it receives shareholder approval). The Board may from time to time, amend, alter, suspend, discontinue or terminate the 2007 Plan; provided that no amendment, suspension or termination of the 2007 Plan may materially and adversely affect Awards already granted unless (i) it relates to an adjustment pursuant to certain transactions that change the Company’s capitalization, (ii) it involves a modification described above, or (iii) it is otherwise mutually agreed between the Participant and the Committee. Notwithstanding the foregoing, the Committee may amend the 2007 Plan to eliminate provisions which are no longer necessary as a result of changes in tax or securities laws or regulations, or in the interpretation thereof.

Expected U.S. Federal Income Tax Consequences. The following is a brief summary of certain tax consequences of certain transactions under the 2007 Plan. This summary is not intended to be complete, focuses on U.S. law because the grants will primarily be subject to U.S. tax laws, and does not describe state or local tax consequences.

Under the United States Internal Revenue Code, the Company will generally be entitled to a deduction for federal income tax purposes at the same time and in the same amount as the ordinary income that Participants recognize pursuant to Awards (subject to the Participant’s overall compensation being reasonable, and to the discussion below with respect to Code Section 162(m) under the subheading “—Special Tax Provisions”). For Participants, the expected U.S. federal income tax consequences of Awards are as follows:

Share Options. A Participant will not recognize income at the time an option is granted. At the time an option is exercised, the Participant will recognize ordinary income in an amount equal to the excess of (a) the fair market value of the shares issued to the Participant on the exercise date, over (b) the exercise price paid for the shares. At the time of sale of shares acquired pursuant to the exercise of an option, the appreciation (or depreciation) in value of the shares after the date of exercise will be treated either as short-term or long-term capital gain (or loss) depending on how long the shares have been held.

SARs. A Participant to whom a SAR is granted will not recognize income at the time of grant of the SAR. Upon exercise of a SAR, the Participant must recognize ordinary income in an amount equal to the value of any cash or shares that the Participant receives.

Restricted Shares, RSUs, DSUs, and Performance Awards. In general, a Participant will not recognize income at the time of grant of restricted shares, RSUs, DSUs, or Performance Awards, unless the Participant elects with respect to restricted shares or share-based Performance Awards to accelerate ordinary income taxation to the date of the Award. In the event of such an election, a Participant would recognize ordinary income equal to the excess of the market value of the restricted shares over any amount the Participant pays for them (in which case subsequent gain or loss upon sale of the unrestricted shares would be capital in nature). In the absence of an election to accelerate income taxation to the date of an Award, a Participant must recognize ordinary income equal to the value of any cash or shares that the Participant receives when the Award is later settled through an issuance of unrestricted shares.

Unrestricted Shares. A Participant will recognize ordinary income at the time of grant of unrestricted shares, in an amount equal to the excess of the market value of the unrestricted shares over any amount, if any, the Participant pays for them (in which case subsequent gain or loss upon sale of the unrestricted shares would be capital in nature).

Special Tax Provisions. Under certain circumstances, the accelerated vesting, cash-out or accelerated lapse of restrictions on Awards in connection with a Change in Control of the Company might be deemed an “excess parachute payment” for purposes of the golden parachute tax provisions of Code Section 280G, and the Participant may be subject to a 20% excise tax and the Company may be denied a tax deduction. Furthermore, in the unanticipated event that Code Section 162(m) applies to the Company’s executives, the Company may not be able to deduct the aggregate compensation in excess of $1,000,000 attributable to Awards that are not “performance-based” within the meaning of Code Section 162(m) in certain circumstances.

Income Taxes and Deferred Compensation. The 2007 Plan provides that Participants are solely responsible and liable for the satisfaction of all taxes and penalties that may arise in connection with Awards (including any taxes arising under Section 409A of the Code), and that the Company will not have any obligation to indemnify or otherwise hold any Participant harmless from any or all of such taxes. Nevertheless, the 2007 Plan authorizes the Committee to organize any deferral program, to require deferral election forms, and to grant or to unilaterally modify any Award in a manner that (i) conforms with the requirements of Section 409A of the Code, (ii) that voids any Participant election to the extent it would violate Section 409A of the Code, and (iii) for any distribution election that would violate Section 409A of the Code, to make distributions pursuant to the Award at the earliest to occur of a distribution event that is allowable under Section 409A of the Code or any distribution event that is both allowable under Section 409A of the Code and is elected by the Participant, with the Committee’s consent, in accordance with Section 409A.

General Tax Law Considerations. The preceding paragraphs are intended to be merely a summary of certain important U.S. tax law consequences concerning a grant of options under the 2007 Plan and the disposition of shares issued thereunder, as such tax laws are in existence as of the date of this proxy statement. Special rules may apply to the Company’s officers or Trustees.

New 2007 Plan Benefits

The Committee will grant Awards under the 2007 Plan at its discretion, although the Committee has established the following programs (described below): 2007 Outperformance Program, and two Incentive Compensation Programs (denominated as “A” and “B”) that provide for future Awards on terms the Committee has established. It is not possible to determine at this time the amount or dollar value of Awards to be provided under any of these programs because they depend on the Company’s future performance, and further because individual allocations are purely discretionary for each program. A description of each of the programs follows.

2007 Outperformance Program

The compensation committee has adopted the 2007 Outperformance Program (the “2007 OPP”) in order to further the interests of the 2007 Plan. The 2007 OPP is performance-based, utilizing total return to shareholders as the measurement criteria, and thereby providing meaningful incentives to management to generate shareholder value by aligning the interests of management with the interests of shareholders.

General Terms; Amount of OPP Pool. The 2007 OPP is a three-year plan with an effective date of January 1, 2007. The value of an OPP award will be measured during the performance period, commencing on the effective date and ending on the valuation date of December 31, 2009 (or, if earlier, upon a Change in Control or other circumstances described below under the subheading “—Terminations of Employment”). Rewards in the form of participation percentages under the 2007 OPP represent a percentage of the value created for shareholders in excess of established performance thresholds. Generally, under the 2007 OPP, in the event that the Company’s total shareholder return (as determined under the 2007 OPP) to its holders of common shares during a three-year performance period beginning on January 1, 2007 exceeds 37.5%, then an aggregate outperformance pool comprising 11% of such excess shareholder value will be formed under the 2007 OPP, subject to a maximum pool of $25,000,000.

2007 OPP Program Participants. Subject to the provisions of the 2007 Plan, the Committee, in its sole discretion, will grant participation percentages for the 2007 OPP to individuals in the class of Eligible Persons who are reporting persons for purposes of SEC Rule 16. The Company’s Chief Executive Officer and Vice Chairman will award the remainder of the participation percentages to Eligible Persons who are not reporting persons for purposes of SEC Rule 16. These award decisions must occur by the end of the first year in the performance period or as soon as practical thereafter. If any Participant forfeits any of his or her unvested OPP Award, then the Committee will have the right at any time to make available all or a portion of the forfeited Award for subsequent Awards under the 2007 Plan to one or more of the other Participants then existing or to one or more new Participants, including newly hired Eligible Persons. Eligible Persons will share in any unallocated participation percentages (including forfeitures that are not subject to new Awards) when final allocations of the outperformance pool occur.

Issuance of Awards. The aggregate outperformance pool will be paid to Participants, according to their relative participation percentages, in the form of restricted shares (or, in the Committee’s discretion, Company-related securities of equivalent value), which will have an aggregate value on December 31, 2009 equal to the outperformance pool, and which will vest 50% on each of the first two anniversaries of the end of the performance period, subject to the Participant’s continued employment, except as otherwise provided in the 2007 OPP. Special provisions, described below, apply in the event of a termination in employment or a “Change in Control”.

Terminations of Employment. In the event of termination of a Participant’s service without cause or by the Participant with good reason, or by reason of the Participant’s retirement, death, or disability (with any of the foregoing being a “Qualified Termination”) prior to the valuation date then, with respect to the Participant only, the above calculations will be performed with respect to such Participant’s 2007 OPP Award effective as of the date of the Qualified Termination as if a Change in Control had occurred (with respect to the Participant only) on such date, and the Participant will receive unrestricted shares equal to the number of restricted shares resulting from such calculation in full satisfaction and extinguishment of the Participant’s rights under the 2007 OPP and the 2007 Plan.

If at any time prior to the valuation date a Participant’s service terminates or ceases for any reason other than a Qualified Termination, then the Participant’s Award will be forfeited at such time. If at any time on or after the valuation date a Participant’s service terminates or ceases for any reason, then such Participant’s rights will be determined exclusively pursuant to the restricted share award and the 2007 Plan, and the Participant will have no further rights or claims of any kind under the 2007 OPP.

Accelerated Vesting. Upon the occurrence of a Change in Control or a Qualified Termination, all unvested restricted shares that have not previously been forfeited will vest immediately.

Change in Control. In the event of a Change in Control prior to December 31, 2009, the date of the Change in Control will be the valuation date for purposes of calculating the outperformance pool and the Awards due, and restricted shares will be issued in settlement of all 2007 OPP Awards, with the outperformance pool being determined as of the date of the Change in Control based on a target return percentage that is adjusted pro rata based on the ratio that the number of full months from the effective date of the 2007 OPP through the Change in Control bears to 37.5.

Forfeitures tied to Financial Restatements. Notwithstanding any terms of the 2007 OPP, the 2007 Plan, or any Award hereunder, each and every 2007 OPP Award and all cash, restricted shares, unrestricted shares, settlement in shares, or proceeds from the sale of shares, made or earned pursuant to the 2007 OPP will be subject to the right of the Company to full recovery (with reasonable interest thereon) in accordance with the terms of the 2007 Plan.

Amendments. The 2007 OPP may be modified by the Board or by the Committee, subject to the consent of any Participant who is adversely affected thereby.

Incentive Programs “A” and “B”

The compensation committee has adopted the Centerline Annual Incentive Bonus Program “A” (the “Incentive Program ‘A’”) and the Centerline Annual Incentive Bonus Program “B” (the “Incentive Program ‘B’”) in order to further the interests of the 2007 Plan. The Chief Executive Officer and Vice Chairman, subject to their right to delegate administrative actions to other Eligible Persons and any Company affiliate, are responsible for making allocations of cash-based and/or share-based participation percentages under Incentive Program “A”, as well as for making allocations under Incentive Program “B” to Eligible Persons of the Company or its affiliates who are not reporting persons for SEC Rule 16 purposes. The participants under Incentive Program “B” are expected to be members of the Company’s senior management team and participants under Incentive Program “A” are expected to be staff members. The determination of who will participate in which incentive plan may vary from year to year and will be determined by the compensation committee and/or the Chief Executive Officer and Vice Chairman. The Committee is responsible under Incentive Program “B” for making allocations of participation percentages to reporting persons. In all cases, the allocation decisions for each fiscal year must be made not later than thirty days after it ends (and may be made during the fiscal year).

Determining the Bonus Amount. Incentive Program “A” provides for a cash bonus pool equal to 9.6% of CAD for 2007, and for a share bonus pool (involving restricted or unrestricted share Awards) equal to 1.37% of CAD for 2007. Incentive Program “B” provides for a cash bonus pool equal to 10.8% of CAD for 2007, and for a share bonus pool (involving restricted or unrestricted share Awards) equal to 2.7% of CAD for 2007. Under each program, the Committee may change any or all of these fixed percentages at any time within three months after a future fiscal year begins (with the prior year’s percentages continuing in the absence of Committee action to make a change). CAD is determined as reported in the Company’s Form 10-K, but prior to taking into account any cash-based or share-based bonuses paid under any of the annual incentive or outperformance programs that are described in this proxy statement. The foregoing formula for each incentive program is the performance formula and the fiscal year will be the performance period, in each case for purposes of establishing that the Awards are Performance Awards under the 2007 Plan.

Conditions on, and Allocations of, Bonuses. In order to collect an incentive bonus under either program for a fiscal year, a Participant must either (i) be employed on the bonus payment date established by the Committee for the fiscal year, or (ii) be employed on the last day of the fiscal year and after the end of the fiscal year have terminated service either (I) without cause, (II) due to the Participant’s death, retirement, or disability, or (III) pursuant to an employment-related agreement under which the Participant is entitled to resign (for example, for “good reason” as defined in the agreement) with a right to collect severance benefits equivalent to those payable upon a termination of service without cause by the Company.

Form of Payment. The amount of each Participant’s bonus, if any, under either program for a fiscal year will equal a combination of cash bonuses, unrestricted shares, and restricted shares that are awarded from the respective bonus pools for the fiscal year. Any bonuses that would have been paid to Participants for a fiscal year but that are forfeited due to termination of their service will be divided pro rata between those Participants who actually receive a bonus for such fiscal year. All restricted and unrestricted shares will be awarded pursuant to the 2007 Plan, with the choice between restricted shares and unrestricted shares for each Participant being determined with respect to such Participant in the sole and absolute discretion of the Committee or the Chief Executive Officer and the Vice-Chairman (depending on who made the award determination for the Participant).

Vesting. To the extent a Participant’s bonus is payable in restricted shares, such restricted shares will vest as follows (with vesting to occur only if the Participant is employed on the vesting date or terminates service beforehand due to the Participant’s death, Retirement, or Disability):

Value of Shares	Vesting Period
Below $5,000	Immediate vesting
$5,000 to $25,0000	100% on the first annual anniversary of the Grant Date
$25,000 to $50,000	50% on the first annual anniversary of the Grant Date, and the other 50% on the second annual anniversary of the Grant Date
Over $50,000	33-1/3% on the first, second, and third annual anniversaries of the Grant Date

The Committee may, in its absolute discretion, without amendment to Incentive Programs “A” or “B”, accelerate the lapse of restrictions, or waive any condition imposed, with respect to any bonus, or otherwise adjust any of the terms applicable to any such determination relating to a bonus; provided, that no such action will adversely affect any Participant without the Participant’s specific written consent.

Forfeitures tied to Financial Restatements. In addition, Incentive Program “B” provides that notwithstanding any terms of Incentive Program “B”, the 2007 Plan, or any Award under Incentive Program “B”, each of such Awards and all cash, restricted shares, unrestricted shares, settlement in Common Shares, or proceeds from the sale of shares, made or earned pursuant to Incentive Program “B” will be subject to the right of the Company to full recovery (with reasonable interest thereon) in the event that the Board determines reasonably and in good faith that any Participant’s fraud or misconduct has caused or partially caused the need for a material restatement of the Company’s financial statements for any fiscal year to which the Award relates.

Change of Control. In the event of a Change in Control on or before the end of any fiscal year during which Incentive Program “A” or Incentive Program “B” is in effect, then the closing date of the Change in Control will be treated as the end of the fiscal year with the following results:

(i)

allocations of participation percentages will occur before or within thirty (30) days after the closing date of the Change in Control, as determined only by those individuals authorized to make allocation decisions on the date six months before the Change in Control occurs (with any replacement of any such individual whose service ends due to resignation or death, being made by majority vote of the other individuals described herein);

(ii)	as soon as practicable after the Change in Control, the cash-based and share-based bonus pools will be computed by determining CAD as of the closing date of the Change in Control; and

(iii)	as soon as practicable after the Change in Control, bonus Awards will be issued.

Amendments. Incentive Programs “A” and “B” may be modified by the Board or by the Committee, subject to the consent of any Participant who is adversely affected thereby.

Equity Compensation Plan Information

The following table gives information about shares that may be issued pursuant to share option awards under the incentive equity plans or programs in effect as of December 31, 2006.

Plan Category	(a) Number of Shares to be Issued Upon Exercise of Outstanding Options, Warrants and Rights(1)	(b) Weighted Average Exercise Price of Outstanding Warrants, Options and Rights(2)	(c) Number of Shares Remaining Available for Future Issuance (Excludes Shares Reflected in Column (a))(3)
Equity compensation plans approved by shareholders	2,879,180	$20.17	2,282,522
Equity compensation plans not approved by shareholders	--	--	--
Total	2,879,180	$20.17	2,282,522

(1)	Does not include Awards covering 2,088,571 shares of unvested restricted Common Shares that are outstanding under the 1997 Plan.
(2)	Does not take into account unvested restricted Common Shares, which do not have an exercise price.
(3)	Does not include the 7,542,645 shares that will be available for issuance as Awards under the 2007 Plan, if approved. The maximum OPP Pool Amount will be $25,000,000.

Proposal #3: Ratification of Appointment of Independent Auditor

The audit committee has selected Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2007, and the Board has directed that the selection of the independent registered public accounting firm be submitted for ratification by the shareholders at the annual meeting.

Shareholder ratification of the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm is not required by the Company’s trust agreement, bylaws or otherwise. However, the Board is submitting the selection of Deloitte & Touche LLP to the shareholders for ratification as a matter of what it considers to be good corporate practice. If the shareholders fail to ratify the selection, the audit committee of the Board in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if the audit committee determines that such a change would be in the best interests of the Company.

Representatives of Deloitte & Touche LLP are expected to be present at the annual meeting.

DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE

Our Board directs the management of the business of our Company but retains Centerline Advisors to manage our day-to-day affairs. See “Centerline Advisors” below.

Meetings and Attendance

During 2006, our Board held seven meetings, the audit committee held seven meetings, the compensation committee held five meetings, the nominating and governance committee held four meetings, the investment committee held six meetings, and the capital markets committee held seven meetings. The average attendance in the aggregate of the total number of Board and committee meetings was 88%, and no trustee attended fewer than 75% of the aggregate of all meetings of the Board and applicable committee meetings, except for Mr. Farkas who attended approximately 41% of the aggregate of all meetings of the Board and the committees on which he served (the investment committee and the capital markets committee). Mr. Farkas resigned from the Board on February 7, 2007 due to time constraints from his other business ventures, and the Board appointed Mr. Dolan to serve the remainder of Mr. Farkas’ term.

Our Company does not have a formal policy requiring trustees to be present at annual meetings, although we do encourage their attendance. Ten of our twelve trustees attended the 2006 annual meeting.

Trustees and Executive Officers

As of the date of this proxy statement, the size of the Board is thirteen members, with one vacant seat due to the retirement of Alan Hirmes on March 15, 2007. Peter T. Allen has also announced his retirement from the Board after his term expires at the 2007 annual meeting. As of that date, the Board has approved a reduction in the size of the Board to eleven members, subject to increase to twelve members at the option (exercisable under certain circumstances) of the holders of the Special Preferred Voting Shares. So long as the holders of the Special Preferred Voting Shares own, in the aggregate, 7.5% or more of our outstanding voting securities, the Board may not have fewer than four non-independent trustees (five, if such holders exercise their right to increase the Board size to twelve), all of whom are nominated by the holders of the Special Preferred Voting Shares (see “—Nominating and Governance Committee” below).

As of the date of this proxy statement, our trustees and executive officers are as follows:

Name	Age	Offices Held	Independence	Year First Became Officer/Trustee	Term Expires
Stephen M. Ross	66	Managing Trustee, Non-Executive Chairman of the Board	Non-Independent	1999	2009
Marc D. Schnitzer	46	Managing Trustee, Chief Executive Officer and President	Non-Independent	2003	2008
Leonard W. Cotton	57	Managing Trustee, Vice Chairman of the Board	Non-Independent	2006	2009
Peter T. Allen	61	Managing Trustee	Independent	1997	2007
Jeff T. Blau	39	Managing Trustee	Non-Independent	2003	2007
Robert J. Dolan	58	Managing Trustee	Independent	2007	2007
Robert A. Meister	65	Managing Trustee	Independent	2003	2007
Nathan Gantcher	66	Managing Trustee	Independent	2003	2009
Jerome Y. Halperin	76	Managing Trustee	Independent	2003	2009
Robert L. Loverd	65	Managing Trustee	Independent	2003	2009
Janice Cook Roberts	47	Managing Trustee	Independent	2003	2008
Thomas W. White	69	Managing Trustee	Non-Independent	2000	2008
Robert L. Levy	41	Chief Financial Officer	Not applicable	2006	Not applicable
James L. Duggins	48	Executive Managing Director	Not applicable	2006	Not applicable
Daryl J. Carter	51	Executive Managing Director	Not applicable	2007	Not applicable
Christopher J. Crouch	56	Senior Managing Director	Not applicable	2007	Not applicable
Donald Meyer	56	Chief Investment Officer	Not applicable	2007	Not applicable
Nicholas A.C. Mumford	46	Executive Managing Director	Not applicable	2007	Not applicable
Andrew J. Weil	36	Executive Managing Director	Not applicable	2007	Not applicable

Biographical information with respect to Messrs. Blau, Dolan and Meister is set forth under “PROPOSALS BEFORE THE MEETING; Proposal # 1: Election of Trustees” above.

Stephen M. Ross is the Non-Executive Chairman of the Board of our Company. Mr. Ross is the founder, Chairman, Chief Executive Officer and Managing General Partner of TRCLP. Mr. Ross began his career working for the accounting firm of Coopers & Lybrand in Detroit as a tax attorney. Later, he moved to New York, where he worked for two large Wall Street investment banking firms in their real estate and corporate finance departments before founding TRCLP in 1972. Mr. Ross graduated from The University of Michigan School of Business with a Bachelor’s degree in Business Administration and from Wayne State School of Law with a Juris Doctor degree. He then received a Master of Law degree in Taxation from the New York University School of Law. Mr. Ross endowed the “Stephen M. Ross School of Business” at The University of Michigan. Mr. Ross is a member of the Executive Committee of the Board of Directors of the Real Estate Board of New York and is a trustee of the National Building Museum. Mr. Ross also serves on the Board of Directors of Kerzner International Ltd. (NYSE: KZL), Equinox Holdings, Inc. (an affiliate of TRCLP), the Juvenile Diabetes Research Foundation, the Jackie Robinson Foundation and the Guggenheim Museum.

Leonard W. Cotton is the Vice Chairman of our Board. Mr. Cotton previously served as the Chief Executive Officer of Centerline REIT, Inc. (formerly ARCap REIT, Inc., and together with its parent Centerline Investors LLC and its subsidiaries, “Centerline REIT”), which was acquired by our Company in 2006, and was Chairman and Chief Executive Officer of Centerline REIT’s predecessor REMICap. During his tenure at Centerline REIT, Mr. Cotton was instrumental in establishing Centerline REIT as a nationally recognized commercial mortgage backed securities due diligence and acquisition firm. Mr. Cotton is a principal in Harbour Realty Advisors (“Harbour”), which is engaged in real estate related special situation investment and commercial property management. Prior to joining Harbour in 1992, Mr. Cotton was engaged in a number of real estate related entrepreneurial endeavors, including acting as consultant on real estate workout strategies and the development of high-end residential property. Mr. Cotton has extensive experience in commercial real estate development. He started his career in 1972 with Citibank, working in commercial real estate lending and workout, including a term managing a $250 million real estate investment business in Sydney, Australia. Mr. Cotton received a Master of Business Administration from Columbia University and a Bachelor of Arts from Bowdoin College. He is the President Elect of the CMSA Board of Governors and a member of the Real Estate Roundtable and the Mortgage Bankers Association. Mr. Cotton also serves on the board of trustees of Bowdoin College.

Marc D. Schnitzer is a managing trustee, Chief Executive Officer and President of our Company. Mr. Schnitzer is also the Chairman of the board of trustees of AMAC (AMEX: AMC). Mr. Schnitzer directs the day-to-day operations of the Company and is responsible for corporate development and strategic planning. Mr. Schnitzer is a member of the Executive Committee of the Board of Directors of the National Multi Housing Council and a Vice President of the Affordable Housing Tax Credit Coalition. Mr. Schnitzer joined the Company’s predecessor in 1988 after receiving his Master of Business Administration degree from The Wharton School of The University of Pennsylvania in December 1987. From 1983-1986, Mr. Schnitzer was a Financial Analyst with First Boston Corporation, an international investment bank. Mr. Schnitzer received a Bachelor of Science degree in business administration, summa cum laude, from the Boston University School of Management in 1983.

Peter T. Allen is a managing trustee (independent trustee) or our Company. Mr. Allen is also the President of Peter Allen & Associates, Inc., a real estate development and management firm in which capacity he has been responsible for the leasing, refinancing, and development of major commercial properties. Mr. Allen has also been an Adjunct faculty member of the Graduate School of Business at the University of Michigan since 1981. Mr. Allen received a Bachelor of Arts Degree in history/economics from DePauw University and a Masters Degree in Business Administration with Distinction from the University of Michigan. Mr. Allen is a member of our compensation committee and audit committee. Mr. Allen has announced his intention to retire from our Board when his term ends at our 2007 annual meeting of shareholders.

Nathan Gantcher is a managing trustee (independent trustee) of our Company. Mr. Gantcher founded and since May of 2005 has been a Managing Member of EXOP Capital LLC. He was Co-chairman, President and Chief Executive Officer of Alpha Investment Management L.L.C. from 2002 until August 2004 when the firm was sold. Prior to joining Alpha Investment Management, Mr. Gantcher was a private investor from 1999 to 2001. Mr. Gantcher served as Vice Chairman of CIBC Oppenheimer Corp. from 1997 to 1999. Prior to becoming Vice Chairman of CIBC Oppenheimer Corp., Mr. Gantcher served as Co-Chief Executive Officer of Oppenheimer & Co., Inc. Mr. Gantcher had been with Oppenheimer since 1968. Prior to joining Oppenheimer, he was an account executive with Young & Rubicam, the advertising firm, for four years. Mr. Gantcher recently retired as Chairman of the board of trustees of Tufts University, where he had been a member since 1983 and chairman for eight years. He is a member of the Council on Foreign Relations, a director of Mack-Cali Realty Corporation (NYSE:CLI), NDS Group plc and Liquidnet, Inc. and a former governor of the American Stock Exchange. Mr. Gantcher is a member of the steering committee of the Wall Street division of the U.J.A., a past director of the Jewish Communal Fund and a trustee of the Anti-Defamation League Foundation. Mr. Gantcher also is a member of the Board of Overseers at Columbia Business School. Mr. Gantcher received a Bachelor of Arts from Tufts University and a Masters in Business Administration from Columbia Business School. Mr. Gantcher is the chairman of our capital markets committee and compensation committee, and a member of our nominating and governance committee.

Jerome Y. Halperin is a managing trustee (independent trustee) of our Company. Mr. Halperin is a retired partner of PricewaterhouseCoopers, LLP (“PricewaterhouseCoopers”), the international accounting firm, where he spent 39 years in varied positions. Mr. Halperin’s final position at PricewaterhouseCoopers was Chairman of the international actuarial, benefits and compensation services group. After his retirement from PricewaterhouseCoopers, Mr. Halperin was the president of the Detroit Investment Fund, a private investment fund established to stimulate economic growth in the city of Detroit. Currently, Mr. Halperin is a consultant on various real estate projects. He serves on the board of directors of several charitable organizations and was the Chairman of the Michigan Tax Forms Revisions Committee, a position he was appointed to by the Governor of the State of Michigan. Mr. Halperin is the co-author of “Tax Planning for Real Estate Transactions”. Mr. Halperin received a Bachelor of Business Administration from the University of Michigan and a Juris Doctor from Harvard Law School. Mr. Halperin is the chairman of our audit committee and is a member of our capital markets committee.

Robert L. Loverd is a managing trustee (independent trustee) of our Company. Mr. Loverd is the former Group Chief Financial Officer and a Founding Partner of MC European Capital (Holdings), a London investment banking and securities firm, which was established in 1995 and substantially sold in 2000. From 1979 to 1994, Mr. Loverd held various positions in New York and London in the Investment Banking Department of Credit Suisse First Boston. Prior to that, Mr. Loverd was a shareholder in the International Investment Banking Department of Kidder, Peabody & Co. Incorporated. Mr. Loverd is a member of the Board of Directors of Harbus Investors. Mr. Loverd received a Bachelor of Arts degree from Princeton University and a Masters in Business Administration from Harvard Business School. Mr. Loverd is the chairman of our nominating and governance committee and a member of our capital markets committee.

Janice Cook Roberts is a managing trustee (independent trustee) of our Company. Ms. Roberts is Co-Chief Executive Officer and Co-President of the New York City Investment Fund, which provides financial and strategic assistance to businesses located in New York City. Joining the organization in 1996, Ms. Roberts helped launch the Fund, which has raised over $100 million in capital and has invested in over 75 businesses since its inception. Prior to joining the New York City Investment Fund, Ms. Roberts was employed by MCA/Universal, serving as Executive Director of the International division from 1989-1996 and as Senior Auditor in the Corporate Internal Audit division from 1987-1989. Ms. Roberts was also Assistant Treasurer at Bankers Trust Company from 1982-1985, in which capacity she performed detailed financial analysis and modeling. Ms. Roberts received her Bachelor of Arts degree in Political Science and French from Amherst College and her Masters degree in Business Administration from the Harvard Graduate School of Business Administration. Ms. Roberts is a member of our audit committee and a member of our investment committee.

Thomas W. White is a managing trustee of our Company. Mr. White retired as a Senior Vice President of Fannie Mae in the multifamily activities department, where he was responsible for the development and implementation of policies and procedures for all Fannie Mae multifamily programs, including the delegated underwriting and servicing program, prior approval program, and negotiated swap and negotiated cash purchases product lines. He was also responsible for asset management of multifamily loans in a portfolio of mortgage-backed securities. Prior to joining Fannie Mae in November 1987, Mr. White served as an investment banker with Bear Stearns, Inc. He was also the executive vice president of the National Council of State Housing Agencies and chief underwriter for the Michigan State Housing Development Authority. Mr. White also served as a state legislator in the state of Michigan. In July 2001, we hired Mr. White as a consultant. Mr. White serves on the Board of Directors of New York Mortgage Trust, Inc. (NYSE: NTR) and Enterprise Community Investment, Inc. Mr. White is the chairman of our investment committee.

Robert L. Levy is our Chief Financial Officer. Mr. Levy is also the Chief Financial Officer of AMAC. Mr. Levy joined the Company in November of 2001 as the Director of Capital Markets. From 1998 through 2001, Mr. Levy was a Vice President in the Real Estate Equity Research and Investment Banking Departments at Robertson Stephens, an investment banking firm in San Francisco. Prior to 1998, Mr. Levy was employed by Prudential Securities in the Real Estate Equity Research Group and at the Prudential Realty Group, the real estate investment arm of the Prudential Insurance Company. He received his Masters in Business Administration from the Leonard N. Stern School of Business at New York University and his Bachelor of Arts from Northwestern University.

James L. Duggins is an Executive Managing Director of a subsidiary of our Company and is the Co-Head of our Commercial Real Estate Group. Mr. Duggins also is the Chief Executive Officer and a Trustee of AMAC. Mr. Duggins is responsible for overseeing the day-to-day operations of the Commercial Real Estate Group, as well as supervising Centerline’s Information Technology platform. Mr. Duggins also serves as the Chief Executive Officer of Centerline REIT, which was acquired by Centerline in August, 2006. Mr. Duggins co-founded REMICap, Centerline REIT’s predecessor, in April 1996. He was instrumental in the growth of Centerline REIT into an industry-leading investor and funds manager in subordinate Commercial Mortgage Backed Securities. Prior to undertaking that endeavor, he served as Managing Director of the Business Acquisition Group of Banc One Management and Consulting Corporation. He has been involved in various aspects of mortgage finance and commercial banking for twenty-three years. Mr. Duggins received a Master of Science in Finance in 1983, a Master of Business Administration in 1982, and a Bachelor of Arts in History in 1980 from Louisiana State University. He is a member of the Counselors of Real Estate, the CMSA, and the Mortgage Bankers Association, and serves on the board of trustees for the Center for Real Estate at the University of Wisconsin at Madison and on the Dean’s Advisory Council for the EJ Ourso College of Business at Louisiana State University.

Daryl J. Carter is an Executive Managing Director of a subsidiary of our Company and is the Co-Head of our Commercial Real Estate Group. Mr. Carter is also President of AMAC. Mr. Carter is responsible for overseeing the day-to-day operations of the Commercial Real Estate Group, as well as supervising Centerline’s Information Technology platform. Mr. Carter joined the Company from Capri Capital Advisors, LLC (“Capri”), a pension fund advisory firm with over $2 billion in assets under management, which he co-founded in 1992. Mr. Carter served as Chief Executive Officer of Capri’s mortgage banking business, Capri Capital Finance. Prior to Capri, Mr. Carter was Regional Vice President for Westinghouse Credit Corporation, the financial services subsidiary of Westinghouse, where he oversaw its Western U.S. real estate operations. Before that, he was a Second Vice President in the real estate division of Continental Bank in Chicago. Mr. Carter holds dual master’s degrees in architecture and management, both received from the Massachusetts Institute of Technology in 1981. He received a bachelor of science in architecture from the University of Michigan in 1977. Mr. Carter is a trustee of the Urban Land Institute Worldwide, Chair of the finance committee of the National Multifamily Housing Association, and Vice Chairman of the commercial board of governors of the Mortgage Bankers Association. Mr. Carter formerly served as an independent director of Catellus Development Corporation, a publicly held real estate investment trust. Additionally, he serves on the dean’s advisory council of Massachusetts Institute of Technology’s Sloan School of Management.

Christopher J. Crouch is a Senior Managing Director of a subsidiary of our Company and the Head of the Asset Management Group. Mr. Crouch oversees the Primary Servicing, Special Servicing, Affordable Asset Management, Construction Monitoring and Portfolio Oversight functions. Mr. Crouch joined Centerline REIT in 2001 as a Managing Director of Special Servicing. Mr. Crouch formerly served as Managing Director-Special Servicing for Banc One Mortgage Capital Markets, LLC (n/k/a ORIX Capital Markets, LLC), where he was responsible for the largest CMBS Special Servicing portfolio assignment in the industry encompassing 93 contracts for over $60 billion. Mr. Crouch’s association with Banc One began in 1987 and involved the resolution of defaulted commercial real estate loans for MBank Austin, NA, Bonnet Resources Corporation, Banc One New Hampshire Asset Management and Banc One Management and Consulting Corporation. During this period, over 5,000 defaulted loans in CMBS transactions alone were resolved. His banking career began in 1974 with the National Bank of Commerce in San Antonio, where he spent eight years involved in real estate lending and became the Manager of the Real Estate Division. He also spent three years as a developer involved in the financing, construction and sale of approximately 1,800 multifamily units prior to joining MBank in 1987. Mr. Crouch received his BBA in Management Finance from The University of Texas in 1974.

Donald J. Meyer is the Chief Investment Officer of a subsidiary of our Company and of AMAC. Mr. Meyer’s primary responsibilities include the oversight of all property and credit underwriting, transaction due diligence and the risk management and asset management platforms. Mr. Meyer has twenty-nine years of real estate investment experience. Prior to joining Centerline Capital, Mr. Meyer was the Chief Investment Officer of Capri. Mr. Meyer’s previous experience includes acting as the Managing Director and Head of the Capital Markets unit of Cohen Financial, a nationwide mortgage banking firm, the Managing Director and Chief Investment Officer of Capital Trust, an NYSE-listed mezzanine lender, and eighteen years at First National Bank of Chicago in a variety of assignments in both the real estate and corporate banking groups. During his time at First National Bank of Chicago, Mr. Meyer served as Senior Credit Officer for the bank’s $7 billion loan portfolio, Head of the Real Estate Loan Workout Group in the early 1990s and Head of the Corporate Investments Unit responsible for high-yielding real estate assets. Mr. Meyers holds a Bachelor of Science in Finance, with honors, from The University of Illinois.

Nicholas A.C. Mumford is an Executive Managing Director of a subsidiary of our Company and the Head of the Credit Risk Products Group. Mr. Mumford is primarily responsible for overseeing the day-to-day operations of the Credit Risk Products group and for pursuing new business opportunities. Prior to joining Centerline Capital in 2007, Mr. Mumford managed the credit business at IXIS Capital Markets, formerly known as CDC Capital Markets. Mr. Mumford was previously employed at Lehman Brothers and Citibank, where he started and managed the credit derivatives desk. Prior to working in the financial markets he served as an officer in the Canadian Army. Mr. Mumford has been a Chartered Financial Analyst since 1993. He received his Masters in Business Administration from the University of Western Ontario and his Bachelor in Engineering from The Royal Military College of Canada.

Andrew J. Weil is an Executive Managing Director of Centerline Capital and the Head of the Affordable Housing Group. Mr. Weil is responsible for overseeing the day-to-day operations of the Affordable Housing Group, including the acquisition of properties with Low-Income Housing Tax Credits and the origination and structuring of institutional funds. Prior to joining Centerline Capital’s predecessor in January 1994, Mr. Weil was a Financial Analyst for The Heights Management Company, where he specialized in the analysis of potential investments and property management. Mr. Weil received a Bachelor of Science degree in Economics with a concentration in Finance from The Wharton School of The University of Pennsylvania.

Committees of the Board of Trustees

Our Board has standing audit, compensation, nominating and governance, investment and capital markets committees. The functions of each committee are detailed below, and the committee charters for the audit, compensation and nominating and governance committees are available on our website at http://www.centerline.com in the “Investor Relations” section (under “Corporate Governance”). Please note that the information on our website is not incorporated by reference in this proxy statement.

Audit Committee

The audit committee’s duties include the periodic review of our financial statements and meetings with our independent registered public accounting firm. The ongoing administration of the Corporate Governance Guidelines and a Code of Business Conduct and Ethics for our Company is overseen by the audit committee. The audit committee must have three members and be comprised solely of independent trustees. The audit committee held seven meetings during the year ended December 31, 2006 and is currently comprised of Mr. Halperin (chair), Mr. Allen and Ms. Roberts. The Board has determined that each member of the audit committee is independent within the meaning of the SEC rules and regulations and the listing standards of the NYSE. Mr. Dolan will join the audit committee when Mr. Allen’s term expires at the 2007 annual shareholders meeting. The Board has determined that Mr. Dolan is independent within the meaning of the SEC rules and regulations and the listing standards of the NYSE. In addition, our Board has determined that Mr. Halperin is qualified as an audit committee financial expert within the meaning of the SEC rules and regulations and the listing standards of the NYSE.

Compensation Committee

The compensation committee’s duties include the determination of the compensation of our named executive officers, the administration of the 1997 Plan and the 2007 Plan (if it is approved by the shareholders) (collectively, the “Incentive Share Plans”) and the review and approval of any material employment agreements. The compensation committee must have at least two members and be comprised solely of independent trustees. The compensation committee held five meetings during the year ended December 31, 2006. The compensation committee is currently comprised of Mr. Gantcher (chair), Mr. Allen and Mr. Meister. Mr. Dolan will join the compensation committee when Mr. Allen’s term as trustee ends at the 2007 annual meeting of shareholders. The Board has determined that each of the forgoing trustees is independent within the meaning of the SEC rules and regulations and the listing standards of the NYSE. The compensation committee’s report is set forth below under the heading “Compensation Discussion and Analysis” and contains additional information on the compensation committee’s processes and procedures for consideration of executive compensation.

Nominating and Governance Committee

The nominating and governance committee must have at least two members and be comprised solely of independent trustees. The nominating and governance committee is currently comprised of Messrs. Loverd, Gantcher and Meister, each of whom the Board has determined is independent within the meaning of the SEC rules and regulations and the listing standards of the NYSE. The nominating and governance committee held four meetings during the year ended December 31, 2006.

The nominating and governance committee’s duties include recommending to the Board for its approval (subject to the conditions set forth below) the trustee nominees for election at any annual or special meeting of our shareholders and overseeing our compliance with legal and regulatory requirements pertaining to corporate governance, including the corporate governance listing requirements of the NYSE. In evaluating a candidate for trustee, the committee considers factors that are in the best interests of our Company and our shareholders, including:

(i)	business and/or technical experience and expertise relevant to the needs of our Company;

(ii)	leadership;

(iii)	diversity;

(iv)	ability to represent our shareholders; and

(v)          the independence and expertise standards mandated by the SEC rules and regulations, the listing standards of the NYSE and any other applicable federal or state law, rule or regulation.

The nominating and governance committee recommended (and our Board approved) all of the current independent trustee candidates to stand for election. The holders of the Special Preferred Voting Shares nominated Mr. Blau (see “Nominations/Appointment of Non-Independent Trustees” below).

The nominating and governance committee approved, on behalf of the Board, a set of Corporate Governance Guidelines and a Code of Business Conduct and Ethics for our Company that applies to our named executive officers and all other employees. The ongoing administration of these two policies is overseen by the audit committee.

The nominating and governance committee’s duties also include reviewing, monitoring and approving any transaction by the Company in which a trustee or officer has a direct or indirect personal interest, overseeing compliance with the Future Relations Agreement between Centerline and TRCLP, which subjects TRCLP to certain non-competition provisions, and reviewing disputes that may arise from any of the agreements related to the Company’s acquisition of Centerline Advisors.

Shareholder Trustee Nominations. Pursuant to our by-laws, any shareholder entitled to vote at the annual meeting may submit a nomination for a trustee. Nominations by a shareholder must be given in a timely fashion and notice of the nomination must be given in writing to our Board. To be timely, a shareholder’s notice must be delivered to the Board at our principal executive offices not less than 60 days nor more than 90 days prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from such anniversary date, or if we have not previously held an annual meeting, notice by a shareholder to be timely may be delivered not earlier than the 90th day prior to such annual meeting and not later than the close of business on the later of the 60th day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made. Such shareholder’s notice must set forth as to each person whom the shareholder proposes to nominate for election or reelection as a managing trustee, all information relating to such person that is required to be disclosed in solicitations of proxies for election of managing trustees, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a managing trustee if elected). In the event that the number of managing trustees to be elected to the Board is increased and there is no public announcement naming all of the nominees for managing trustee or specifying the size of the increased Board made by us at least 70 days prior to the first anniversary of the preceding year’s annual meeting, a shareholder’s notice will also be considered timely, but only with respect to nominees for any new positions created by such increase, if it is delivered to the Board at our principal offices not later than the close of business on the tenth day following the day on which we first made such public announcement.

Nomination/Appointment of Non-Independent Trustees. As required by the Certificate of Designation for the Special Preferred Voting Shares, so long as the holders of the Special Preferred Voting Shares own, in the aggregate, 7.5% or more of our outstanding voting securities, holders of a majority of the outstanding Special Preferred Voting Shares will have the right, in lieu of our Board (or our nominating and governance committee thereof) to elect to our Board any non-independent trustees to fill a vacancy and to nominate any non-independent trustees for election at any annual or special meeting of our shareholders. This power of nomination will not affect the right of the holders of our Common Shares to also nominate their choices for the non-independent trustee nominees as set forth in the previous paragraph. After the date upon which the holders of the Special Preferred Voting Shares own, in the aggregate, less than 7.5% of our outstanding voting securities, the nominating and governance committee will have the right to nominate non-independent trustees to fill a vacancy (which vacancies will be filled by the affirmative vote of a majority of our Board) or to stand for election at any annual or special meeting.

As of the date of the annual meeting, the Board has approved the reduction in the size of the Board to eleven trustees. In connection with such approval, the holders of the Special Preferred Voting Shares approved an amendment to the Certificate of Designation to reduce the maximum number of non-independent trustees they are entitled to nominate or appoint, as applicable, to four trustees, subject to increase to the original maximum of six non-independent trustees if the Board size is subsequently increased. In addition, the holders have the right to require the size of the Board to be increased to twelve members if such increase can be accomplished without the need for the Board to appoint or elect another independent trustee in order to comply with the New York Stock Exchange listing requirement that the Trust have a majority of Independent Trustees (i.e. a then-existing trustee that is a non-independent trustee can otherwise qualify as “independent” under such New York Stock Exchange listing requirement)

Independent Trustee Vacancies. If there is any vacancy for independent trustees, replacement independent trustees will be nominated by the nominating and governance committee and subject to the approval of two-thirds of the trustees. The vacancy shall be filled by a majority vote of the trustees electing a nominated replacement independent trustee. All trustees have the right to recommend to the nominating and governance committee for its consideration their choices for the replacement independent trustee nominees. If there is no remaining independent trustee, any such vacancies will be filled by a majority of the remaining managing trustees.

Investment Committee

The investment committee’s duties include the review and oversight of our Company’s investment policies and strategies and the review and approval of new product lines and investment transactions for which the executive officers of our Company are not otherwise delegated the authority to execute, pursuant to the investment committee’s charter. The investment committee must have at least three members. The investment committee held six meetings during the year ended December 31, 2006 and is currently comprised of Mr. White (chair), Mr. Blau and Ms. Roberts.

Capital Markets Committee

The capital markets committee’s duties include the review of the annual capital plan, the review of our financing and hedging strategies and the approval of our debt and equity issuances and the debt and equity issuances of our subsidiaries. The capital markets committee must have at least three members. The capital markets committee held seven meetings during the year ended December 31, 2006 and is currently comprised of Messrs. Gantcher, Loverd and Halperin.

Executive Sessions of Trustees

Executive sessions or meetings of independent trustees without management present are held regularly (at least four times a year). During these sessions, the independent trustees may review matters such as strategic issues, progress with respect to the operating plan and variances therefrom, significant personnel matters, compensation issues, management succession issues as well as regulatory and legal issues. From time to time the Chairman and/or Chief Executive Officer may be invited to join the executive session for a general discussion of relevant subjects. In 2006, the independent trustees met in executive session four times.

Lead Independent Trustee

The Board has appointed an independent trustee to serve in a lead capacity (the “Lead Trustee”) to coordinate the activities of the other independent trustees and to perform such other duties and responsibilities as the Board may determine. Currently the Lead Trustee is Mr. Loverd. The role of the Lead Trustee includes: calling and presiding at executive sessions of the independent trustees; functioning as principal liaison on Board-wide issues between the independent trustees and the Chairman; and participating in the flow of information to the Board.

Communication with Trustees

You may communicate directly with the Lead Trustee, the chairs of the committees of the Board or any or all members of the Board of our Company by sending correspondence to our Company’s Secretary at: Secretary, Centerline Holding Company, 625 Madison Avenue, New York, New York 10022. The sender should indicate in the address whether it is intended for the entire Board, the independent trustees as a group, or to an individual trustee. Each communication intended for the Board or independent trustees received by the Secretary will be promptly forwarded to the intended recipients in accordance with the sender’s instructions.

Trustee Independence

Pursuant to NYSE listing standards, our Board has adopted a formal set of Categorical Standards for Determining Trustee Independence (the “Categorical Standards”) with respect to the determination of trustee independence. In accordance with these Categorical Standards, a trustee must be determined to have no material relationship with our Company other than as a trustee. The Categorical Standards specify the criteria by which the independence of our trustees will be determined, including strict guidelines for trustees and their immediate families with respect to past employment or affiliation with the Company or its independent registered public accounting firm. The Categorical Standards also limit commercial relationships of all trustees with the Company. All trustees are required to deal at arm’s length with the Company and its subsidiaries, and to disclose any circumstance that might be perceived as a conflict of interest.

The provisions of the Board Categorical Standards regarding trustee independence meet the listing standards of the NYSE. The Categorical Standards are attached to this proxy statement as Appendix B.

In accordance with these Categorical Standards, the Board undertook its annual review of trustee independence. During this review, the Board considered transactions and relationships between each trustee or any member of his or her immediate family and the Company and its subsidiaries and affiliates. The Board also considered whether there were any transactions or relationships between trustees or any member of their immediate family (or any entity of which a trustee or an immediate family member is an executive officer, general partner or significant equity holder). As provided in the Categorical Standards, the purpose of this review was to determine whether any such relationships or transactions existed that were inconsistent with a determination that the trustee is independent.

As a result of this review, the Board affirmatively determined that the following trustees are independent of the Company and its management under the criteria set forth in the Categorical Standards: Peter T. Allen, Nathan Gantcher, Jerome Y. Halperin, Robert L. Loverd, Robert A. Meister, Janice Cook Roberts and Robert J. Dolan.

In making these determinations, the Board considered that in the ordinary course of business, transactions may occur between the Company and its subsidiaries and companies at which some of our trustees are or have been officers. In each case, the amount of transactions from these companies in each of the last three years did not approach the thresholds set forth in the Categorical Standards. In particular, with respect to Mr. Dolan, the Board determined that the fact that our non-executive chairman had donated $100 million to endow the “Stephen M. Ross School of Business” at The University of Michigan, where Mr. Dolan is the dean, did not impact Mr. Dolan’s independence.

Other Corporate Governance Initiatives

We have adopted a Code of Business Conduct and Ethics as defined under the rules of the SEC, that applies to our executive officers and all professionals in finance and finance-related departments, as well as our trustees and officers and employees of our subsidiaries.

We regularly monitor developments in the area of corporate governance and continue to enhance our corporate governance structure based upon a review of new developments and recommended best practices. Our corporate governance materials, including our Corporate Governance Guidelines, Code of Business Conduct and Ethics, Whistle Blower Policy (which is incorporated in our Code of Business Conduct and Ethics) and charters for the audit, investment and nominating and governance committees may be found on our website at http://www.centerline.com in the “Investor Relations” section (under “Corporate Governance”). Copies of these materials are also available to shareholders upon written request to our Secretary, Centerline Holding Company, 625 Madison Avenue, New York, New York 10022.

Centerline Advisors

We and our subsidiaries operate our day-to-day activities utilizing the services and advice provided by our subsidiary, Centerline Advisors, subject to the supervision and review of our Board and our subsidiaries’ board of trustees (or directors), as applicable.

Executive Officers

During 2006, the executive officers of Centerline Advisors were:

Name	Age	Office
Marc D. Schnitzer	46	Chief Executive Officer
Alan P. Hirmes(1)	52	President
(1)	Mr. Hirmes retired as of March 15, 2007.

Biographical information with respect to Mr. Schnitzer may be found under “MANAGEMENT—Trustees and Executive Officers.” Mr. Hirmes retired from his positions as a trustee and the Chief Operating Officer of the Company, and as President of Centerline Advisors on March 15, 2007.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our executive officers and trustees, and persons who own more than ten percent of a registered class of our equity securities, to file reports of ownership and changes in ownership with the SEC. These persons are required by regulation of the SEC to furnish us with copies of all Section 16(a) forms they file.

During the fiscal year ended December 31, 2006, our trustees, executive officers and greater than ten percent beneficial owners complied with all applicable Section 16(a) filing requirements.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Overview of Compensation Program

The compensation committee of the Board has furnished the following report on compensation for fiscal 2006 for the executive officers named in the Summary Compensation Table in this proxy statement. Throughout this proxy statement, such executives are referred to as the “named executive officers.”

Roles and Responsibilities

The primary purpose of the compensation committee is to conduct reviews of the Company’s general executive compensation policies and strategies and to oversee and evaluate the Company’s overall compensation structure and programs. Direct responsibilities include, but are not limited to:

•

evaluating and approving goals and objectives relevant to the compensation of the Chief Executive Officer and other executive officers, and evaluating the performance of the executives in light of those goals and objectives;

•	determining and approving the compensation level for the Chief Executive Officer;
•	evaluating and approving compensation levels of other executive officers;
•	evaluating and approving all grants of equity-based compensation to executive officers;
•	recommending to the Board compensation policies for independent trustees; and
•

reviewing performance-based and equity-based incentive plans for the Chief Executive Officer and other executive officers and reviewing other benefit programs presented to the compensation committee by the Chief Executive Officer.

The role of the Chief Executive Officer is to provide reviews and recommendations for the compensation committee’s consideration, and to manage the Company’s executive compensation programs, policies and governance. The Chief Executive Officer’s direct responsibilities include reviewing the effectiveness of the Company’s compensation programs, including competitiveness and alignment with the Company’s objectives and recommending compensation awards for named executive officers other than the Chief Executive Officer.

From time to time, the compensation committee may delegate decision-making to the Chief Executive Officer and other executives if compensation determinations are within specified thresholds established by the committee. In addition, under the compensation programs approved by the compensation committee (see “PROPOSAL #2: APPROVAL OF 2007 INCENTIVE SHARE PLAN—New 2007 Plan Benefits”) certain awards may be made by the Chief Executive Officer and Vice-Chairman.

Since July 2006, the compensation committee has retained SMG Advisory Group LLC (the “Outside Consultant”) as its compensation consultant to assist in the development and evaluation of compensation policies and the compensation committee’s determination of compensation for executive officers. The role of the Outside Consultant is to provide independent, third-party advice and expertise on executive compensation issues.

Executive Compensation Philosophy and Process

Overall Program Objectives

Our success depends on developing, motivating and retaining individuals who have the skills and expertise to lead our Company. The compensation committee evaluates both performance and compensation to ensure that the Company maintains its ability to attract and retain superior employees in key positions and that compensation provided to key employees remains competitive relative to the compensation paid to similarly situated executives of our peer companies. The Company designs its compensation programs to:

•

Encourage long-term focus on the ultimate objective of improving shareholder value. Employees at a higher level have an increasing proportion of their compensation based on equity incentives tied to the long-term performance of the Company because they are in a position to have greater influence on long-term results.

•

Align executives’ interests with those of shareholders. To that end, the compensation committee believes executive compensation packages provided by the Company to its executives, including the named executive officers, should include both cash and share-based compensation.

•	Retain and recruit executive talent. To attract and retain highly skilled executives, we must remain competitive with the pay of other employers who compete with us for talent.
•

Reward performance. Each year, we assess performance based on factors including growth in CAD and other business results, leadership, management skills and technical expertise. Our compensation program should reward exemplary performance, and deliver less when performance lags.

•

Focus all employees on company-wide results. Our compensation programs should encourage employees to improve the performance of the whole company, not their particular groups, including growth in CAD. To further this goal, the compensation committee has approved the additional compensation programs for 2007 (described below and under PROPOSAL #2: APPROVAL OF 2007 INCENTIVE SHARE PLAN – New 2007 Plan Benefits”) that focus on company-wide results (see “2007 Compensation Decisions”).

The Company seeks to achieve these objectives through three key compensation elements:

•	base salary;
•	annual bonus, which is a combination of cash and equity awards (restricted Common Shares or share options), which typically are subject to time-based vesting requirements; and
•

grants of long-term, equity-based compensation (i.e., longer-term compensation, such as restricted common shares or share options), which in the future will be based on meeting performance objectives and are subject to time-based vesting requirements.

The Company also maintains incentive compensation plans in which designated employees participate in a pool comprised of shares of cash flow of certain investment funds managed by Centerline REIT, which are received by one of our subsidiaries after investors have received a specified return under the fund agreements. In this proxy statement, we refer to these shares of cash flow as “promotes.” The compensation plans are described below under the heading “Centerline REIT Incentive Compensation Plans.”

In March 2007, the Board approved the proposed 2007 Plan (subject to shareholder approval at this annual shareholders meeting), which is intended to provide the Company with sufficient flexibility to implement new compensation programs intended to achieve two principal objectives:

•	strengthen the link between compensation and performance, measured at the Company-wide level; and
•	support the Company’s business strategy and business plan by clearly communicating what is expected of executives with respect to goals and results by rewarding achievement.

The Compensation Committee’s Process

The compensation committee has established a number of processes to assist it in ensuring that the Company’s executive compensation program is achieving its objectives. Among those are:

•

Assessment of Company Performance and General Economic Factors. The compensation committee evaluates the Chief Executive Officer’s performance, and the performance of other named executive officers, in light of the Company’s goals and objectives, and its overall performance in meeting those goals and objectives. In establishing the compensation of the Chief Executive Officer and other named executive officers, the compensation committee considers various measures of Company and industry performance and general economic factors, but focuses primarily on CAD growth and individual contributions to company-wide performance. Except in the future with respect to the outperformance and incentive programs, the compensation committee does not apply a formula or assign these performance measures relative weights. Instead, it makes its determination after considering such measures collectively.

•

Total Compensation Review. During 2006, the compensation committee reviewed the total compensation of the Chief Executive Officer, the Chief Financial Officer and other executive officers, including reviews of base pay, bonus, and equity incentives as well as perquisites and payments that would be required under various severance and change-in-control scenarios. In furtherance of this review, the compensation committee engaged the Outside Consultant to conduct a review of its total compensation program for the Chief Executive Officer and the Chief Financial Officer as well as for other executive officers. The compensation committee does not engage in benchmarking of total compensation or elements thereof, but the Outside Consultant provided the compensation committee with relevant market data and alternatives to consider when making compensation decisions for the Chief Executive Officer and the Chief Financial Officer and on the recommendations being made by the Company’s management for executives other than the Chief Executive Officer and the Chief Financial Officer. Following the 2006 review, the compensation committee approved employment agreements for the Chief Executive Officer, the Chief Financial Officer and the Chief Operating Officer after determining that these elements of compensation were reasonable in the aggregate.

•

Assessment of Individual Performance. Individual performance has a strong impact on the compensation of all employees, including the Chief Executive Officer. With respect to the Chief Executive Officer, the compensation committee reviews the Chief Executive Officer’s performance based on his achievement of Company goals and other leadership accomplishments. The primary economic goal upon which the Chief Executive Officer’s performance is measured is growth in CAD. The compensation committee took the Chief Executive Officer’s performance into account in reviewing and approving his employment agreement.

•

Competitive Considerations. In making compensation decisions with respect to each element of compensation, the compensation committee considers the competitive market for executives and compensation levels provided by comparable companies. The compensation committee does not attempt to set each compensation element for each executive within a particular range related to levels provided by industry peers. Instead, the compensation committee uses market comparisons provided by the Outside Consultant as one factor in making decisions about compensation.

A significant percentage of total compensation is allocated to incentives as a result of the philosophy mentioned above. Other than for those executives who will participate in the Outperformance and Annual Incentive Bonus Programs, there is no pre-established policy or target for the allocation between either cash and non-cash or short-term and long-term incentive compensation. Rather, the compensation committee reviewed information provided by the Outside Consultant to determine the appropriate level and mix of incentive compensation.

Timing of Decisions. The compensation committee makes its decisions regarding the base salary of each named executive officer when it approves the employment agreement of such executive, which employment agreement may also provide for a long-term equity grant that vests over time. The compensation committee’s procedure for timing of annual bonus equity grants (restricted share awards and share options) is as follows: the annual bonus equity grant date for all eligible employees, including named executive is in early March. This date will be established by the Company and the compensation committee in advance—typically at the compensation committee’s February meeting. In the event of grants to new hires, the grants are effective on the first day of employment. The Company does not time, or plan to time, its release of material non-public information for the purpose of affecting the value of executive compensation.

Principal Components of Executive Compensation for 2006

For 2006, the principal components of compensation for named executive officers were:

•	base salary;

•	annual bonus, which is a combination of cash and equity awards (restricted Common Shares or shares options), which typically are subject to time-based vesting requirements; and

•	grants of long-term, equity-based compensation (restricted Common Shares or share options), which are subject to time-based vesting requirements.

The compensation committee believes that this program balances both the mix of cash and equity compensation, and the mix of currently-paid and longer-term compensation in a way that furthers the compensation objectives discussed above. Following is a discussion of the committee’s considerations in establishing each of the components for the named executive officers.

Base Salary

Purpose. The Company provides named executive officers and other employees with a base salary to compensate them for services rendered during the fiscal year. The objective of base salary is to reflect job responsibilities, value to the Company and individual performance with respect to market competitiveness.

Considerations. The base salaries of the named executive officers are determined by employment agreements with those officers. The base salaries and the amounts of any increases to base salaries are determined by the compensation committee based on a variety of factors, including:

•	the nature and responsibilities of the position and, to the extent available, salary norms for persons in comparable positions at comparable companies;

•	the expertise of the individual executive;

•	the competitiveness of the market for the executive’s services; and

•	the recommendations of the Chief Executive Officer (except in the case of his own compensation).

Fiscal Year 2006 Decisions. The named executive officers are employed pursuant to employment agreements approved by the compensation committee which provide for annual base salaries. These employment agreements are described under “Employment Agreements of Named Executives Officers” below.

During February 2007, Mr. Schnitzer, our Chief Executive Officer, entered into an employment agreement with a subsidiary of the Company pursuant to which Mr. Schnitzer receives an annual base salary of $625,000, which is an increase from the $566,987 base salary he received under his prior employment agreement. The compensation committee approved the increase in light of Mr. Schnitzer’s promotion to Chief Executive Officer from President of the Company, and the resulting increase in his responsibilities as well as his performance as Chief Executive Officer during 2006.

During August 2006, in connection with the Company’s acquisition of Centerline REIT, Centerline REIT entered into employment agreements with Messrs. Cotton and Duggins, the founders of Centerline REIT, which provide for Mr. Cotton to receive an annual base salary of $400,000 and for Mr. Duggins to receive an annual base salary of $300,000. The compensation committee approved their employment agreements, including base salaries, based on the recommendations of the Chief Executive Officer and on their prospective positions and responsibilities as executives of the Company following the acquisition.

During November 2006, Mr. Levy entered into an employment agreement with a subsidiary of the Company pursuant to which Mr. Levy serves as our Chief Financial Officer and receives a base salary of $325,000.

Mr. Levy’s annual base salary increased from $200,000 to $325,000 as a result of his promotion and his contributions to the Company during 2006.

During November 2006, Mr. Hirmes entered into an employment agreement with a subsidiary of the Company pursuant to which he served as our Chief Operating Officer and received a base salary of $566,987. Mr. Hirmes retired from his positions as our Chief Operating Officer and a trustee on March 15, 2007. The terms of his retirement are described under “Hirmes Separation Payments” below.

Any future merit-based or market-based increases to salaries of named executive officers will be based on the compensation committee’s assessment of the individual’s performance, the Company’s performance, competitive positioning (comparing the Company’s salary structure with salaries paid by comparable companies) and general economic factors. Specific considerations are expected to include growth in CAD, increased total return to shareholders and contributions to company-wide achievement. The base salaries of the named executive officers cannot be modified without approval of the compensation committee.

Annual Bonuses

Purpose. The Company provides annual bonuses paid part in cash and part in equity awards that typically vest over a period of time. The objective of the program is to compensate individuals for performance and contributions to the success of the Company.

Considerations. The bonuses our executives receive in large part depend on the executives’ individual performance and level of responsibility. Consistent with our executive compensation philosophy, we allocate a significant percentage of annual bonus compensation to equity awards that vest over several years to align the compensation of named executive officers with the long-term performance of the Company and return to shareholders. In determining bonuses, the compensation committee assesses the performance of the Chief Executive Officer and other key executives, taking into account the recommendations of the Chief Executive Officer (other than with respect to the Chief Executive Officer’s bonus) and reviews comparable market data compiled by the Outside Consultant. The compensation committee also took into account the provisions of the employment agreements of the named executive officers, which in some cases set target bonus amounts that are subject to the discretion of the compensation committee or the Chief Executive Officer (other than in the case of the Chief Executive Officer).

Fiscal Year 2006 Decisions. The compensation committee approved the annual bonuses of the Chief Executive Officer, the Chief Financial Officer and the Chief Operating Officer on March 1, 2007, each of whom received a combination of cash bonuses and Common Shares as set forth in the table below. In addition, Messrs. Cotton and Duggins received cash bonuses in the amount set forth in the table below pursuant to a bonus plan for Centerline REIT employees which continued through December 31, 2006 pursuant to the terms of the acquisition of Centerline REIT previously approved by the Board, but which terminated as of December 31, 2006.

Executive Officer	Cash Bonus	Value of Restricted Common Shares	Number of Common Shares
Marc D. Schnitzer	$750,000	$750,000	39,349
Robert L. Levy	$650,000	$250,000	13,116
Alan P. Hirmes	$750,000	$750,000(1)	39,349
Leonard W. Cotton	$321,245	Not applicable	Not applicable
James L. Duggins	$320,495	Not applicable	Not applicable
(1)	Mr. Hirmes’ common shares were fully vested and not restricted.

For fiscal 2006, the compensation committee determined the aggregate amount of the annual bonus for Mr. Schnitzer and Mr. Levy, which was based on comparative market data provided by the Outside Consultant and the Committee’s subjective evaluation of their individual performance during 2006 (with particular emphasis on recognizing and rewarding their efforts to integrate our Company and ARCap). Mr. Hirmes bonus was established at the same level as Mr. Schnitzer’s bonus as required by his employment agreement. The compensation committee determined the bonus amounts for Mr. Cotton and Mr. Duggins based on negotiations to retain their services after the acquisition of ARCap.

The relative percentages of cash and Common Shares awards constituting the annual bonuses of Messrs. Schnitzer, Levy and Hirmes were established pursuant to their respective employment agreements, as described below (see “Employment Agreements of the Named Executive Officers”).

Long-Term Incentive Compensation

Purpose. The Company issues equity awards to the named executive officers for the purpose of aligning compensation for named executive officers over a multi-year period directly with the interests of shareholders of the Company. These equity awards are also issued to motivate and reward the creation and preservation of long-term shareholder value. As described below, the named executive officers received initial grants of restricted Common Shares pursuant to their respective employment agreements. In addition, the Company has issued part of the annual bonuses paid to certain named executive officers in the form of restricted Common Shares (see “Annual Bonus — Fiscal Year 2006 Decisions” above).

Restricted Common Shares. The number of restricted Common Shares or options granted to executive officers, including the Chief Executive Officer, is based on individual performance and level of responsibility. For this purpose, the compensation committee measures performance the same way as described above for cash bonuses. Our view is that long-term incentive awards should be sufficient in size to provide a strong incentive for executives to work for long-term business interests. Restricted Common Shares granted as long-term incentive compensation to named executive officers generally vest over the course of three years, with one-third of the grant vesting on each anniversary. In the event of grants to new hires, the grants are effective on the first day of employment.

Share Options. Share options align employee incentives with shareholders because options have value only if the share price increases over time. The Company’s 10-year options, granted at the market price on the date of grant, help focus employees on long-term growth. In addition, options are intended to help retain key employees because they typically vest ratably over the course of three years and, if not exercised, are forfeited if the employee leaves the Company before retirement. The compensation committee will not grant share options with exercise prices below the market price of the Company’s Common Shares on the date of the grant, which under the 2007 Plan will be the closing price of Common Shares on the issuance date. The Company will not reduce the price of options (except in connection with adjustments to reflect recapitalizations, shares or extraordinary dividends, share splits, mergers, spin-offs and similar events permitted by the relevant Incentive Share Plan). Likewise, if the Common Share price declines after the grant date, we do not replace options.

Mix of Restricted Common Shares and Share Options. Although the Company has issued share options to executive officers, and may do so in the future, the Company did not issue any share options to the named executive officers as part of their fiscal 2006 annual bonuses, and instead issued only long-term awards in the form of restricted Common Shares.

Fiscal Year 2006 Decisions. The Company issued long term grants of restricted Common Shares as equity incentives to the named executive officers pursuant to their respective employment agreements, in addition to the grants of restricted Common Shares issued as part of annual bonuses.

Initial Grants of Restricted Shares to Named Executive Officers

Under Employment Agreements

Named Executive Officer	Share Grants

Marc D. Schnitzer	$ 3,000,000(1)

Robert L. Levy	$ 1,250,000(2)

Leonard W. Cotton	$ 4,959,808(3)

James L. Duggins	$ 4,959,808(3)

(1)

The Common Shares granted to Mr. Schnitzer had an effective date of February 1, 2007 and will vest over three years, with one third vesting on each of the first three anniversaries of the effective date.

(2)	The Common Shares granted to Mr. Levy had an effective date of November 28, 2006 and will vest over five years, with 20% vesting on each of the first five anniversaries of the effective date.
(3)

The Common Shares granted to Messrs. Cotton and Duggins were granted pursuant to their employment agreements, had an effective date of August 15, 2006, and will vest over four years in four equal cumulative installments of 25% on each of the first four anniversaries of the effective date. The amounts shown are calculated in accordance with Statement of Financial Accounting Standard 123 (revised 2004) (“FAS 123(R)”).

In determining the value of grants for Mr. Schnitzer and Mr. Levy, the compensation committee’s overall objective was to set grant values that were competitive within the broad range of competitors’ grants to executives using data provided by the Outside Consultant. Mr. Hirmes’ employment agreement did not provide for an initial equity award. Messrs. Cotton and Duggins received the equity awards set forth in the table below in amounts negotiated in connection with the Company’s acquisition of Centerline REIT, which took into account their prospective responsibilities as members of the Company’s management team after the acquisition and were incentives to terminate their prior Centerline REIT employment agreements and enter into new employment agreements.

Fiscal year 2007 Changes

In April of 2007, the compensation committee approved the Company’s 2007 Annual Incentive Bonus Programs “A” and “B”, as well as the Company’s 2007 Outperformance Program. See the “New 2007 Plan Benefits” section above for a description of these programs that provide for future Awards on terms the Committee has established (see above “PROPOSAL #2: APPROVAL OF 2007 INCENTIVE SHARE PLAN—New 2007 Plan Benefits”). Programs “A” and “B” provide incentive bonuses (payable principally in cash and supplemented with restricted shares), based on the Company’s CAD because the compensation committee has determined that CAD is the best measure for annual company performance. The percentage levels for the “A” and “B” bonus pools reflect the committee’s determination of reasonable compensation to be apportioned between selected participants based on CAD performance. With respect to the OPP, its design and structure reflect the terms and conditions of the Company’s peer companies, with the objective of providing the Company’s executives with competitive long-term incentives if the Company’s total shareholder return outperforms 37.5% for the three-year period ending December 31, 2009.

Perquisites

The Company does not provide significant perquisites or personal benefits to the named executive officers, except as follows:

•

The Company provides an automobile allowance to (i) Mr. Schnitzer of $25,000 per year, payable in monthly installments, (ii) Mr. Levy of $1,500 per month, (iii) Mr. Cotton of $500 per month; and (iv) Mr. Duggins of $500 per month. The Company leased an automobile for Mr. Hirmes prior to his retirement at a cost of $975 per month, and will continue to do so through May, 2007.

•

The Company provides life insurance coverage to (i) Mr. Schnitzer in the amount of $3,000,000; (ii) Mr. Levy in the amount of $500,000; (iii) Mr. Cotton in the amount of $3,000,000; and (iv) Mr. Duggins in the amount of $3,000,000.

•	Messrs. Schnitzer, Levy and Hirmes receive reimbursement for the preparation of income tax returns. Mr. Hirmes reimbursement will end after the preparation of his 2006 income tax returns.
•	The Company provides supplemental long term disability insurance coverage providing benefits to age 65 to Messrs. Schnitzer, Cotton and Duggins in the amount of $15,000 per month.
•	During 2006, the Company provided matching 401(k) plan contributions in the amount of $6,000 to each of Messrs. Schnitzer, Levy and Hirmes.
•

During 2006, the Company paid the named executive officers distributions with respect to non-vested share grants as follows: $46,360 for Mr. Schnitzer, $42,084 for Mr. Hirmes, $39,908 for Mr. Levy, $107,101 for Mr. Cotton and $107,101 for Mr. Duggins.

Severance Benefits

The Company has entered into employment agreements with the named executive officers that provide for severance payments and other benefits if their employment is terminated under certain circumstances, including in connection with a change in control of the Company. These severance provisions are designed to promote stability and continuity of senior management and the compensation committee considers them to be fair and appropriate. Information regarding applicable payments under such agreements for the named executive officers is provided below under the heading “Potential Payments Upon Termination or Change in Control.”

Centerline REIT Incentive Compensation Plans

Subsidiaries of Centerline REIT sponsor and manage funds that invest in high yield real estate instruments. These subsidiaries earn promotes (shares of cash flow) from equity investments in the sponsored funds. Centerline REIT has established incentive compensation plans that pool a portion of the promotes earned by our subsidiaries from the funds. Under the incentive compensation plans, participants are eligible to earn units over the life of the respective funds. A participant is eligible for payments under the plans based on the participant’s proportionate number of units owned at the time Centerline REIT receives payment of the promotes. A participant who voluntarily terminates or is terminated with cause will forfeit participation in the plans with forfeited units being available for reallocation. A participant who dies, becomes disabled, terminates for good reason or upon normal retirement, or is terminated without cause will be entitled to retain units allocated to him and participate in the future receipt of promotes under the plans. In the event of a participant’s death, payments will be made to his designated beneficiary or the participant’s estate if the participant fails to designate a beneficiary. A designated beneficiary or heirs, as the case may be, will be treated as a participant under the plans.

These incentive compensation plans were established prior to our acquisition of Centerline REIT, and prior to the acquisition senior management of Centerline REIT allocated units in the plans to employees of Centerline REIT, including Mr. Cotton and Mr. Duggins. For that portion of fiscal 2006 during which Centerline REIT was owned by the Company, Mr. Cotton received plan distributions of $64,960 and Mr. Duggins received plan distributions of $64,960. Future awards, or lack thereof, may potentially alter the proportionate share of units owned by a participant. The amount of future payments, if any, under the incentive compensation plans is entirely dependent on both the participant’s proportionate share of the number of units in the plans, and on the promotes received by Centerline REIT. There is no guarantee as to the amount that may be received by Centerline REIT.

Other Matters

Share Retention Guidelines; Hedging Prohibition

Share retention guidelines help to foster a focus on long-term growth. We expect our executive officers to retain all net shares received from share options and performance awards, net of taxes, for at least one year.

Consistent with this objective, equity awards generally are issued in the form of restricted Common Shares that are subject to vesting schedules, and that are subject to forfeiture if the executive leaves the Company prior to vesting, except by reason of termination without cause, death, disability, or retirement. Employees are not permitted to hedge their economic exposure to the Common Shares that they own.

Deductibility Cap on Executive Compensation

Our policy is to qualify our incentive compensation programs for full corporate deductibility to the extent feasible and consistent with our overall compensation goals as reflected in the summary compensation table below. We may be prohibited under U.S. federal income tax law from taking a tax deduction for certain compensation paid in excess of $1,000,000 to the named executive officers listed in the summary compensation table below. However, performance-based compensation, as defined in the tax law, is fully deductible if the programs are approved by shareholders and meet other requirements

Executive Compensation Recovery Policy

The compensation committee has adopted as part of the 2007 Plan an executive compensation recovery policy applicable to executive officers. Under this policy, the Company may recover incentive compensation (cash or equity) that was based on achievement of financial results that were subsequently the subject of a restatement if an executive officer engaged in intentional misconduct that caused or partially caused the need for the restatement and the effect of the wrongdoing was to increase the amount of bonus or incentive compensation. This policy covers income related to cash bonuses and performance awards.

Compensation Committee Interlocks and Insider Participation

During the fiscal year ended December 31, 2006, the compensation committee consisted of Messrs. Gantcher and Allen; Mr. Meister was appointed in March, 2007. No compensation committee member had any interlocking relationships requiring disclosure under applicable rules and regulations. No compensation committee member was employed by the Company as an officer or employee during 2006. No executive officer of the Company serves as a member of the board of directors or compensation committee of any other company that has one or more executive officers serving as a member of our Board or the compensation committee. The Company’s executive officers routinely provide the compensation committee with recommendations regarding incentives, including the 2007 plan and the programs described above for 2007. They may participate in discussions of proposed plans and arrangements, but have no vote with respect to their individual awards or compensation.

Compensation Committee Report

The compensation committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the compensation committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.

THE COMPENSATION COMMITTEE

Nathan Gantcher, Chairman

Robert A. Meister

Peter T. Allen

Notwithstanding anything to the contrary set forth in any of the Company’s previous or future filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate by referenced this proxy statement or future filings made by the Company under those statutes, the Compensation Committee Report and Audit Committee Report are not deemed filed with the Securities and Exchange Commission and shall not be deemed incorporated by reference into any of those prior filings or into any future filings made by the Company under those statutes.

SUMMARY COMPENSATION TABLE

The table below summarizes the total compensation paid or earned by each of the named executive officers for the fiscal year ended December 31, 2006. The Summary Compensation Table and the tables below report actual salary paid during calendar year 2006, the March 2007 cash bonus payment (for 2006 performance) and share options and restricted Common Shares granted in February 2006 (for 2005 performance). See the “Compensation Discussion and Analysis” above for information about restricted Common Share awards that the named executive officers received in 2007 for 2006 performance.

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($) (1)	Option Awards ($) (1)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($) (2) (3)	Total ($)
Stephen M. Ross (4)	2006	$ --	$ --	$ --	$ 169,100	$ --	$ --	$ --	$ 169,100
Chairman of the Board and Chief Executive Officer
Marc D. Schnitzer (4)	2006	$ 544,123	$ 750,000	$ 384,299	$ 355,361	$ --	$ --	$ 112,003	$ 2,145,786
President & Chief Executive Officer
Alan P. Hirmes(5)	2006	$ 544,123	$ 750,000	$ 361,533	$ 332,344	$ --	$ --	$ 105,270	$ 2,093,270
Chief Financial Officer and Chief Operating Officer
Robert L. Levy (5)	2006	$ 200,000	$ 650,000	$ 257,352	$ --	$ --	$ --	$ 47,408	$ 1,154,760
Chief Financial Officer
Leonard W. Cotton (6)	2006	$ 163,462	$ 386,205	$ 968,715	$ --	$ --	$ --	$ 127,854	$ 1,646,236
Deputy Chairman
James L. Duggins (6)	2006	$ 125,769	$ 385,455	$ 968,715	$ --	$ --	$ --	$ 119,984	$ 1,599,923

(1)

Except with respect to Mr. Ross, the amounts in columns (e) and (f) reflect the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2006, in accordance with FAS 123(R) of awards pursuant to the 1997Plan and thus may include amounts from awards granted in and prior to 2006. With respect to Mr. Ross, the amount shown reflects the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2006, in accordance with FAS 123(R) of an option award granted in 2003 in connection with our acquisition of Centerline Advisors. Assumptions used in the calculation of these amounts are included in footnote 15 to the Company’s audited financial statements for the fiscal year ended December 31, 2006, included in the Company’s Annual Report on Form 10-K filed with the SEC on March 12, 2007.

(2)

With respect to Messrs. Cotton and Duggins, the amounts in column (d) include the payments to the named executive officer under a plan by which certain employees participate in the profits we realize from investments in funds we sponsor (see “Centerline REIT Incentive Compensation Plans” above).

(3)	The amount shown in column (i) reflects for each named executive officer:
•	matching contributions allocated by the Company to each of the named executive officers pursuant to our 401(k) plan ($6,000 each for Messrs. Schnitzer, Hirmes and Levy);
•	the value attributable to life insurance benefits and long-term disability insurance provided to the named executive ($18,676 for Mr. Cotton and $10,806 for Mr. Duggins);
•

Distributions paid to the named executive with respect to non-vested share grants ($46,360 for Mr. Schnitzer, $42,084 for Mr. Hirmes, $39,908 for Mr. Levy, $107,101 for Mr. Cotton and $107,101 for Mr. Duggins);

•	Tax preparation/ financial planning ($50,500 for Mr. Hirmes and $39,000 for Mr. Schnitzer); and
•	Automobile or transportation allowances ($20,643 for Mr. Schnitzer, $6,686 for Mr. Hirmes, $1,500 for Mr. Levy, $2,077 for Mr. Cotton and $2,077 for Mr. Duggins).
(4)

Mr. Ross served as interim Chief Executive Officer until March 16, 2006, when Mr. Schnitzer was named Chief Executive Officer. Mr. Ross continues to serve as Non-Executive Chairman of our Board. Mr. Ross received no compensation in performing his duties as Chief Executive Officer.

(5)

Mr. Hirmes served as our Chief Financial Officer until November 28, 2006, at which time Mr. Levy was named as Chief Financial Officer. Mr. Hirmes continued in his role as Chief Operating Officer until his retirement on March 15, 2007.

(6)

Mr. Cotton and Mr. Duggins became named executive officers upon our acquisition of Centerline REIT on August 15, 2006. All amounts shown reflect compensation earned from August 15 to December 31, 2006.

GRANTS OF PLAN-BASED AWARDS

			Estimated Future Payouts Under Non- Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards
(a)	(b)		(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)
Name	Grant Date		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	All Other Stock Awards: Number of Shares of Stock or Units (#) (1)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/share)	Grant Date Fair Value of Stock and Option Awards ($)(2)
Stephen M. Ross			—	—	—	—	—	—	—	—	—	—
Marc D. Schnitzer	2/21/2006		—	—	—	—	—	—	20,427			$ 449,190
	2/21/2006		—	—	—	—	—	—	—	192,245	$ 22.03	$ 400,000
Alan P. Hirmes	2/21/2006		—	—	—	—	—	—	20,427			$ 449,190
	2/21/2006		—	—	—					192,245	$ 22.03	$ 400,000
Robert L. Levy	3/1/2006		—	—	—	—	—	—	9,062	—	—	$ 200,270
	11/28/2006	(3)	—	—	—	—	—	—	59,524	—	—	$1,273,2180
Leonard W. Cotton (4)	8/15/2006		—	—	—	—	—	—	255,003	—	—	$ 4,959,808
James L. Duggins (4)	8/15/2006		—	—	—	—	—	—	255,003	—	—	$ 4,959,808
(1)	The amounts shown in column (i) reflect the number of shares granted to each named executive officer pursuant to the Amended and Restated Incentive Share Plan.
(2)	The amounts shown in column (l) reflect the grant date fair value of share and option awards as determined in accordance with FAS 123(R).
(3)	Award granted upon being named Chief Financial Officer on November 28, 2006.
(4)	Awards granted in connection with the acquisition of Centerline REIT.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

Option Awards	Stock Awards
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable (1)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested
Stephen M. Ross	400,000	400,000	—	$ 17.78	11/17/2013	—	—	—	—
Marc D. Schnitzer	73,588	147,177	—	$ 24.44	1/3/2015	31,338	$ 672,827	—	—
	—	192,245	—	$ 22.03	1/3/2016	—	—	—	—
Alan P. Hirmes	58,328	116,657	—	$ 24.44	1/3/2015	29,076	$ 624,262	—	—
	—	192,245	—	$ 22.03	1/3/2016	—	—	—	—
Robert L. Levy	—	—	—			78,630	$ 1,688,186	—	—
Leonard W. Cotton	—	—	—			255,003	$ 5,474,914	—	—
James L. Duggins	—	—	—			255,003	$ 5,474,914	—	—
(1)

The options granted to Mr. Ross vest at a rate of 20% per year over the first five years of the ten-year option term. The options granted to Mr. Schnitzer and Mr. Hirmes vest at a rate of 33 1/3% per year over the first three years of the ten-year option term. All of Mr. Hirmes options have vested pursuant to his severance agreement (see “Hirmes Separation Payments” below)

OPTION EXERCISES AND STOCK VESTED

None of the Company’s named executive officers exercised any share options during the fiscal year ended December 31, 2006.

Option Awards	Stock Awards
(a)	(b)	(c)	(d)	(e)
Name	Number of Shares Acquired On Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Stephen M. Ross	—	—	—	—
Marc D. Schnitzer	—	—	5,456	$ 116,813
Alan P. Hirmes	—	—	4,324	$ 92,577
Robert L. Levy	—	—	8,256	$ 177,688
Leonard W. Cotton	—	—	—	—
James L. Duggins	—	—	—	—

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL

Each named executive officer has an employment agreement that provides for severance payments and other benefits, including automatic vesting of unvested equity awards, if the executive’s employment is terminated on specified grounds. The table below reflects the amount of compensation payable to each of the named executive officers of the Company in the event of termination of such executive’s employment. The amounts shown assume that such termination was effective as of December 31, 2006, and thus includes amounts earned through such time and are estimates of the amounts which would be paid out to the executives upon their termination. The actual amounts to be paid out can only be determined at the time of such executive’s separation from the Company.

Potential Payments Upon Termination of Employment (As Per Employment Agreements)

	Cash Severance Payment ($)	Continuation of Medical/Welfare Benefits (present value)($)	Acceleration and Continuation of Equity Awards($)	Excise Tax Gross-Up($)	Total Termination Benefits($)

Marc D. Schnitzer(1)
• Termination Upon Death	1,166,987	-	672,827	-	1,839,814
• Termination Upon Disability	1,166,987	16,337	672,827	-	1,856,150
• Termination With Cause or Without Good Reason	-	-	-	-	-
• Termination Without Cause or For Good Reason	1,166,987	16,337	672,827	-	1,856,150
• Termination in Connection With a Change of Control	2,333,974	32,673	672,827	1,049,576	4,089,050
Alan P. Hirmes*(2)
• Termination Upon Death	2,066,987	16,337	624,262	-	2,707,585
• Termination Upon Disability	2,066,987	16,337	624,262	-	2,707,585
• Termination With Cause or Without Good Reason	1,500,000	16,337	-	-	1,516,337
• Termination Without Cause or For Good Reason	2,066,987	16,337	624,262	-	2,707,585
• Termination in Connection With a Change of Control	2,066,987	16,337	624,262	-	2,707,585
Robert L. Levy(3)
• Termination Upon Death	925,000	-	410,227	-	1,335,227
• Termination Upon Disability	925,000	15,505	410,227	-	1,350,732
• Termination With Cause or Without Good Reason	-	-	-	-	-
• Termination Without Cause or For Good Reason	925,000	15,505	410,227	-	1,350,732
• Termination in Connection With a Change of Control	1,550,000	31,009	410,227	-	1,991,236
James L. Duggins(4)
• Termination Upon Death	626,548	-	5,474,914	-	6,101,462
• Termination Upon Disability	626,548	-	5,474,914	-	6,101,462
• Termination With Cause or Without Good Reason	-	-	-	-	-
• Termination Without Cause or For Good Reason	779,575	19,092	5,474,914	-	6,273,560
• Termination in Connection With a Change of Control	1,238,654	19,092	5,474,914	-	6,732,660
Leonard W. Cotton(5)
• Termination Upon Death	727,298	-	5,474,914	-	6,202,212
• Termination Upon Disability	727,298	-	5,474,914	-	6,202,212
• Termination With Cause or Without Good Reason	-	-	-	-	-
• Termination Without Cause or For Good Reason	930,325	26,472	5,474,914	-	6,431,711
• Termination in Connection With a Change of Control	1,539,404	26,472	5,474,914	-	7,040,790
*	Mr. Hirmes last day was March 15, 2007.

Notes to Table of Potential Payments Upon Termination of Employment (As Per Employment Agreements)

(1) Marc D. Schnitzer

Type of Termination	Cash Severance Payment	Continuation of Medical/Welfare Benefits (Present Value)	Acceleration and Continuation of Equity Awards	Excise Tax Gross-Up
Upon death	• 12 months of his then-current salary • 100% of the amount of his most recently declared and paid discretionary bonus	• Nothing	• Any unvested restricted shares or options shall fully and immediately vest	• No
Upon disability	• 12 months of then-current salary • 100% of the amount of his most recently declared and paid discretionary bonus	• 12 months or, at the discretion of the Company, a cash payment can be made in lieu of such benefits	• Any unvested restricted shares or options shall fully and immediately vest	• No
With cause or without good reason	• Nothing	• Nothing	• Nothing	• No
Without cause or for good reason	• 12 months of his then-current salary • 100% of the amount of his most recently declared and paid discretionary bonus	• 12 months or, at the discretion of the Company, a cash payment can be made in lieu of such benefits	• Any unvested restricted shares or options shall fully and immediately vest	• No
In connection with a change in control	• 24 months of his then-current salary • 200% of the amount of his most recently declared and discretionary bonus	• 24 months or, at the discretion of the Company, a cash payment can be made in lieu of such benefits	• Any unvested restricted shares or options shall fully and immediately vest	• Yes

(2) Alan P. Hirmes

Type of Termination	Cash Severance Payment	Continuation of Medical/Welfare Benefits (Present Value)	Acceleration and Continuation of Equity Awards	Excise Tax Gross-Up
Upon death

• Lump sum payment of base salary from date of termination through December 31, 2007

• 2007 bonus, but no less than the greater of 80% of 2006 bonus or $750,000, and, if not yet announced or paid, the 2006 bonus

		• 12 months or, at the discretion of the Company, a cash payment can be made in lieu of such benefits	• Any unvested restricted shares or options shall fully and immediately vest	• No
Upon disability

• Lump sum payment of base salary from date of termination through December 31, 2007

• 2007 bonus, but no less than the greater of 80% of 2006 bonus or $750,000, and, if not yet announced or paid, the 2006 bonus

• 12 months or, at the discretion of the Company, a cash payment can be made in lieu of such benefits

• Continued medical and dental coverage for life on the same terms and conditions as active executives of the Company

			• Any unvested restricted shares or options shall fully and immediately vest	• No
With cause or without good reason	• 2007 bonus, but no less than the greater of 80% of 2006 bonus or $750,000, and, if not yet announced or paid, the 2006 bonus

• 12 months or, at the discretion of the Company, a cash payment can be made in lieu of such benefits

• Continued medical and dental coverage for life on the same terms and conditions as active executives of the Company

			• Nothing	• No
Without cause or for good reason

• Lump sum payment of base salary from date of termination through December 31, 2007

• 2007 bonus, but no less than the greater of 80% of 2006 bonus or $750,000, and, if not yet announced or paid, the 2006 bonus

• 12 months or, at the discretion of the Company, a cash payment can be made in lieu of such benefits

• Continued medical and dental coverage for life on the same terms and conditions as active executives of the Company

			• Any unvested restricted shares or options shall fully and immediately vest	• No
In connection with a change in control

• Lump sum payment of base salary from date of termination through December 31, 2007

• 2007 bonus, but no less than the greater of 80% of 2006 bonus or $750,000, and, if not yet announced or paid, the 2006 bonus

• 12 months or, at the discretion of the Company, a cash payment can be made in lieu of such benefits

• Continued medical and dental coverage for life on the same terms and conditions as active executives of the Company

			• Any unvested restricted shares or options shall fully and immediately vest	• No

(3) Robert L. Levy

Type of Termination	Cash Severance Payment	Continuation of Medical/Welfare Benefits (Present Value)	Acceleration and Continuation of Equity Awards	Excise Tax Gross-Up
Upon death	• 12 months of his then-current salary • 100% of the amount of his most recently declared and paid discretionary bonus	• Nothing	• Any unvested restricted shares or options shall fully and immediately vest	• No
Upon disability	• 12 months of his then-current salary • 100% of the amount of his most recently declared and paid discretionary bonus	• 12 months or, at the discretion of the Company, a cash payment can be made in lieu of such benefits	• Any unvested restricted shares or options shall fully and immediately vest	• No
With cause or without good reason	• Nothing	• Nothing	• Nothing	• No
Without cause or for good reason	• 12 months of his then-current salary • 100% of the amount of his most recently declared and paid discretionary bonus	• 12 months or, at the discretion of the Company, a cash payment can be made in lieu of such benefits	• Any unvested restricted shares or options shall fully and immediately vest	• No
In connection with a change in control	• 24 months of his then-current salary • 150% of the amount of his most recently declared and discretionary bonus	• 24 months or, at the discretion of the Company, a cash payment can be made in lieu of such benefits	• Any unvested restricted shares or options shall fully and immediately vest	• No

(4) James L. Duggins

Type of Termination	Cash Severance Payment	Continuation of Medical/Welfare Benefits (Present Value)	Acceleration and Continuation of Equity Awards	Excise Tax Gross-Up
Upon death	• One year’s salary • Amount paid or payable to him as annual bonus for the fiscal year immediately preceding his death	• Nothing	• Any unvested restricted shares or options shall fully and immediately vest	• No
Upon disability	• One year’s Salary • Amount paid or payable to him as annual bonus for the fiscal year immediately preceding his disability	• Nothing	• Any unvested restricted shares or options shall fully and immediately vest	• No
With cause or without good reason	• Nothing	• Nothing	• Nothing	• No
Without cause or for good reason

• Until August 2008, 1.5 times his then-current salary and, after August 2008, his then-current salary and 75% of the average of the two (2) annual bonuses paid for the two (2) preceding fiscal years

• Pro-rata bonus

		• 12 months	• Any unvested restricted shares or options shall fully and immediately vest	• No
In connection with a change in control

•  Two times (i) until August 2008, 1.5 times his then-current salary and, (ii) after August 2008, his then-current salary and 75% of the average of the two (2) annual bonuses paid for the two (2) preceding fiscal years

• Pro-rata bonus

		• 12 months	• Any unvested restricted shares or options shall fully and immediately vest	• No

(5) Leonard W. Cotton

Type of Termination	Cash Severance Payment	Continuation of Medical/Welfare Benefits (present value)	Acceleration and Continuation of Equity Awards	Excise Tax Gross-Up
Upon death	• One year’s salary • Amount paid or payable to him as annual bonus for the fiscal year immediately preceding his death	• Nothing	• Any unvested restricted shares or options shall fully and immediately vest	• No
Upon disability	• One year’s Salary • Amount paid or payable to him as annual bonus for the fiscal year immediately preceding his disability	• Nothing	• Any unvested restricted shares or options shall fully and immediately vest	• No
With cause or without good reason	• Nothing	• Nothing	• Nothing	• No
Without cause or for good reason

• Until August 2008, 1.5 times his then-current salary and, after August 2008, his then-current salary and 75% of the average of the two (2) annual bonuses paid for the two (2) preceding fiscal years

• Pro-rata bonus

		• 12 months	• Any unvested restricted shares or options shall fully and immediately vest	• No
In connection with a change in control

•  Two times (i) until August 2008, 1.5 times his then-current salary and, (ii) after August 2008, his then-current salary and 75% of the average of the two (2) annual bonuses paid for the two (2) preceding fiscal years

• Pro-rata bonus

		• 12 months	• Any unvested restricted shares or options shall fully and immediately vest	• No

Payments Made Upon Termination

Regardless of the manner in which a named executive officer’s employment terminates, he is entitled to receive amounts earned during his term of employment. Such amounts include:

•	accrued but unpaid base salary;
•	unreimbursed expenses that are eligible for reimbursement under Company policy;
•	any accrued but unpaid annual bonus;
•	any unpaid transportation allowance for the year in question (Mr. Schnitzer only) or any accrued automobile allowance (Mr. Levy only);
•	any rights to which the executive is entitled under employee benefit or similar plans; and
•	unused vacation pay.

Payments Made Upon Death or Disability

In the event of the death or disability of a named executive officer, in addition to the benefits listed under the heading “Payments Made Upon Termination” above, each of the named executive officers is entitled to receive a payment equal to one year’s annual base salary plus 100% of his most recently paid annual bonus. In addition, the employment agreements of each of Messrs. Schnitzer and Levy provide that the Company will continue his medical, dental, disability and life insurance for twelve months following his disability or, at the Company’s discretion, make a payment in lieu of continuing such benefits.

Payments Made Upon Termination without Cause or for Good Reason

The named executive officers will receive severance payments if they are terminated by us without cause or by them for “good reason”. Each of Messrs. Schnitzer and Levy will receive a payment equal to one year’s annual base salary plus 100% of his most recently paid annual bonus upon such termination. Each of Messrs. Cotton and Duggins will receive a payment equal to (a) 1.5 times his annual base salary (which amount decreases to one times annual base salary in August 2008) plus 75% of the average of his two prior annual bonuses; (b) any accrued but unpaid annual bonus for the fiscal year immediately preceding the year of termination and (c) an annual bonus for the year of termination of employment, pro-rated through the date of termination. In addition, the Company will pay COBRA payments for Messrs. Cotton and Duggins for the lesser of one year or until they are ineligible for COBRA benefits. In addition, the employment agreements of each of Messrs. Schnitzer and Levy provide that the Company will continue his medical, dental, disability and life insurance for twelve months following his disability or, at the Company’s discretion, make a payment in lieu of continuing such benefits.

Payments Made Upon a Change of Control

The named executive officers’ employment agreements provide for severance payments if an executive’s employment is terminated in connection with a change of control (other than termination by the Company for cause or by reason of death or disability). Each of Messrs. Schnitzer and Levy will receive a payment equal to two years’ annual base salary plus 200% of his most recently paid annual bonus upon a termination that occurs six months prior to or one year after a change of control. Each of Messrs. Cotton and Duggins will receive a payment equal to (a) three times his annual base salary (which amount decreases to 1.5 times annual base salary in August 2008) plus 150% of the average of his two prior annual bonuses; (b) any accrued by unpaid annual bonus for the fiscal year immediately preceding the year of termination and (c) an annual bonus for the year of termination of employment, pro-rated through the date of termination. In addition, the Company will pay COBRA payments for Messrs. Cotton and Duggins for the lesser of one year or until they are ineligible for COBRA benefits. In addition, the employment agreements of each of Messrs. Schnitzer and Levy provide that the Company will continue his medical, dental, disability and life insurance for twenty-four months following termination in connection with a change of control or, at the Company’s discretion, make a payment in lieu of continuing such benefits.

Generally, pursuant to the agreements, a change of control is deemed to occur:

(i)	if any person acquires 50.1% or more of the Company’s voting securities (other than securities acquired directly from the Company or its affiliates);

(ii)	if a majority of the trustees as of the date of the agreement are replaced other than in specific circumstances (Mr. Schnitzer’s agreement only);

(iii)	upon the consummation of a merger of the Company in which shareholders of the Company prior to such merger own less than 50.1% of the Company’s voting power immediately after such transaction; or

(iv)

upon the liquidation or sale of substantially all of the Company’s assets; provided that no change of control will be deemed to occur with respect to any of the above-referenced events if after such event the executive continues to be an employee of a company that is affiliated with the Company and continues to have duties and functions and compensation consistent with such executive’s employment agreement (unless such executive terminates his employment without good reason).

Equity Awards

The employment agreements of the named executive officers provide for the immediate vesting of restricted Common Shares and share options issued under the Incentive Share Plans following termination in specified circumstances. Equity awards granted to Messrs. Schnitzer and Levy will fully vest upon death, disability or termination without cause or for “good reason.” Further, the initial grant of restricted Common Shares received by the named executive officers pursuant to their respective employment agreements will vest upon termination of employment, including in connection with a change of control, other than for cause or by such executive without “good reason” (as defined in the employment agreements). Under the 2007 OPP and the Incentive Program A and B, a participant may receive awards of unrestricted Common Shares in satisfaction of the participant’s rights under the 2007 OPP Plan in the event of a change of control or upon termination of employment without cause, by the participant for good reason, or by reason of the participant’s retirement, death or disability.

Hirmes Separation Payments

On March 15, 2007, Mr. Hirmes retired as the Company’s Chief Operating Officer and as a member of the Board. Mr. Hirmes and Centerline Advisors entered into a separation agreement pursuant to which the Company paid Mr. Hirmes the following severance payments in satisfaction of the termination provisions of his employment agreement: (a) $462,312.48 representing his base salary through the end of 2007, and (b) $1,200,000 in consideration of his bonus for 2007. Pursuant to the Agreement, the parties acknowledged that the other provisions of Mr. Hirmes’ employment agreement will remain in effect, including the vesting of unvested equity awards.

Employment Agreements of the Named Executive Officers

Marc D. Schnitzer

On February 1, 2007, Centerline Advisors entered into an employment agreement with Mr. Schnitzer pursuant to which he will continue to serve as, and have the title of, Chief Executive Officer and President of the Company and will have the title of Executive Managing Director of Centerline Advisors. Mr. Schnitzer will also continue to serve as Chairman of the board of trustees of AMAC. During his employment, Mr. Schnitzer will report to the Board for the term of three (3) years until December 31, 2009 (the “Initial Period”). At the end of three (3) years, the term will automatically extend annually for one year (the “Additional Period”) unless the Company delivers a notice of termination at least sixty (60) days prior to the end of the employment period.

Pursuant to his employment agreement, Mr. Schnitzer will receive an annual base salary of $625,000 during the first year of the Initial Period, $675,000 during the second year of the Initial Period, and $725,000 during the third year of the Initial Period per year, subject to increases in the sole and absolute discretion of the compensation committee, Mr. Schnitzer’s salary for any Additional Periods will be subject to negotiation between the parties but in no event will the salary for any Additional Period be less than the salary for the final year of the Initial Period. Mr. Schnitzer will also be eligible for an annual bonus subject to the compensation committee’s discretion. The discretionary bonus target will be 200–400% of Mr. Schnitzer’s base salary, with any portion below 200% paid out in cash and any portion above 200% paid out 50% in cash and 50% in restricted Common Shares, which will vest ratably over three years in three equal cumulative installments of one-third on each of the three anniversaries of the grant date. In addition, his employment agreement provides that Mr. Schnitzer is entitled to receive, among other benefits, an automobile allowance of $25,000 per year, a term life insurance policy in the amount of not less than $3,000,000 (as to which Mr. Schnitzer or his designee will be the owner) and supplemental, long term disability insurance which will provide Mr. Schnitzer with full disability benefits to age 65 of $15,000 per month after an exclusion period of 90 days. In addition, Mr. Schnitzer will receive directors’ and officers’ insurance coverage for six years after the termination of his employment and reimbursement for tax preparation expenses.

Pursuant to the employment agreement, Mr. Schnitzer was granted an award of approximately $3,000,000 worth of restricted Common Shares, which will vest over three years in three equal cumulative installments of 33-1/3% on each of the three anniversaries of the grant date. In the case of a “Change of Control”, termination without “Cause” or if Mr. Schnitzer leaves for “Good Reason”, as defined in the employment agreement, any unvested restricted Common Shares awarded or other unvested equity or options will become fully vested. If Mr. Schnitzer is terminated without Cause or he leaves for Good Reason, he will be entitled to a year’s base salary plus 100% of the amount of his most recently declared and paid bonus and continuous coverage under his medical, dental and life insurance plans for twelve (12) months. If Mr. Schnitzer is terminated within six (6) months prior to, or within one year after, a Change of Control, he will be entitled to two year’s base salary plus 200% of the amount of his most recently declared and paid bonus and continuous coverage under medical, dental and life insurance plans for twenty-four (24) months. Upon death or “Disability,” as defined in his agreement, Mr. Schnitzer will be entitled to receive the same severance as if he were terminated without Cause. A delivery of a mutual release by Mr. Schnitzer and Centerline Advisors is a condition for payment of severance if he is terminated without Cause or pursuant to a Change of Control. If Mr. Schnitzer is terminated for Cause or resigns without Good Reason, he will not receive severance payments and his unvested securities will be forfeited.

The employment agreement also contains provisions for the protection of the Company and its affiliates relating to non-competition, protection of confidential information and non-solicitation of employees. These provisions will extend for up to twelve (12) months following termination of his employment in certain circumstances.

If any amount or benefit paid with respect to Mr. Schnitzer as a result of any change in ownership of the Company covered by Internal Revenue Code Section 280G(b)(2) (collectively, the “Covered Payments”) is subject to the excise tax imposed by Section 4999 of the Internal Revenue Code and any comparable excise tax imposed under state, local or foreign law, and/or any interest or penalties with respect to any such excise tax (such excise tax is hereinafter referred to as the “Excise Tax”), the Company will pay to Mr. Schnitzer an additional payment (the “Tax Reimbursement Payment”) in an amount such that after payment by Mr. Schnitzer of all taxes (including, without limitation, income taxes and any Excise Tax) imposed upon the Tax Reimbursement Payment, Mr. Schnitzer retains an amount of the Tax Reimbursement Payment equal to the Excise Tax imposed upon the Covered Payments.

Upon request of the Company, Mr. Schnitzer has acquired and hereafter will acquire and hold interests in various entities on terms reasonably acceptable to the Company and Mr. Schnitzer. Prior to transferring any such interest, Mr. Schnitzer will afford the Company the right to acquire such interests, and the Company will, within 30 days of written notice from Mr. Schnitzer, inform Mr. Schnitzer whether the Company or its designee will acquire such interests (in which case such interests will be acquired within 30 days thereafter). The amount payable by the Company or its designee for any such interest will be the fair market value as determined in accordance with the employment agreement. The employment agreement provides that Mr. Schnitzer will be entitled to a tax gross-up payment from the Company to cover any tax liability he may incur as a result of the acquisition, ownership, or disposition of such interests.

Leonard W. Cotton

On August 15, 2006, Centerline Advisors entered into an employment agreement with Mr. Cotton pursuant to which Mr. Cotton will serve as (i) Chairman of the board of directors of Centerline REIT and (ii) a trustee and the Vice Chairman of the Board of the Company, subject to Mr. Cotton’s reelection as a trustee by the Company’s shareholders. In addition, his employment agreement provides that Mr. Cotton will be a member of the Company’s strategic planning committee for the term of his employment.

Pursuant to his employment agreement, Mr. Cotton will receive an annual base salary of $400,000. In addition, Mr. Cotton was eligible to receive bonus compensation under the Centerline REIT Annual Senior Management Bonus Compensation Plan, which was terminated as of December 31, 2006. In addition, Mr. Cotton’s employment agreement provides that he is entitled to receive an automobile allowance of $500 per month, a term life insurance policy in the amount of $3,000,000, supplemental long-term disability insurance in the amount of $15,000 per month, and reimbursement of expenses incurred by him in connection with the performance of his duties.

Pursuant to his employment agreement, Mr. Cotton was granted an award of 255,003 restricted Common Shares, which vests over four years in four equal cumulative installments of 25% on each of the first four anniversaries of the grant date, provided that Mr. Cotton is continuously employed by Centerline REIT on each vesting date. In the event of the termination of Mr. Cotton’s employment, including in connection with a “Change of Control,” the Common Share grant will vest in full, unless such termination is by Centerline REIT or any of its affiliates for conduct defined as “cause” in the employment agreement, or by Mr. Cotton without “good reason,” as defined in the employment agreement, in which event any unvested portion of the grant will be forfeited.

In the event Centerline REIT terminates Mr. Cotton’s employment without “cause” or Mr. Cotton terminates his employment for “good reason,” Mr. Cotton is entitled to certain post-termination benefits, including, among other things: (i) two cash payments, each equal to one-half of the sum of (A) 1.5 times his salary during his first two years of employment, or one times his current salary after his first two years of employment, and (B) 75% of the average of the two bonuses, if any, awarded to him during the two years preceding termination (the “Cotton Severance Payment”); provided that, if in anticipation of a “change of control” or within one year after a “change of control” Centerline REIT terminates Mr. Cotton’s employment, other than for “cause,” death or “total disability” or Mr. Cotton terminates his employment for “good reason,” within one year after a “change of control,” Centerline REIT will pay him two times the Cotton Severance Payment, (ii) any accrued but unpaid annual bonus for the fiscal year immediately preceding the year of termination and (iii) a lump sum payment of the pro rata portion of annual bonus earned. Centerline REIT will also pay any benefits that may be payable under any life insurance, disability insurance or similar policies. Mr. Cotton’s employment agreement also provides that in the event of his death or disability, he will receive a payment equal to one year’s annual base salary plus 100% of his most recently paid annual bonus. In addition, where Mr. Cotton is terminated for any reason, including by Centerline REIT for “cause” or by Mr. Cotton without “good reason,” Centerline REIT will pay Mr. Cotton salary and bonus accrued to his date of termination and any unpaid reimbursable amounts.

Mr. Cotton’s employment agreement contains provisions relating to non competition, protection of Centerline REIT’s confidential information and intellectual property, and non solicitation of Centerline REIT’s employees, which provisions extend for up to 18 months following termination in certain circumstances.

Robert L. Levy

On November 28, 2006, Centerline Advisors entered into an employment agreement with Mr. Levy pursuant to which Mr. Levy will serve as Chief Financial Officer of the Company for the term of five years. At the end of five years, the term will automatically extend annually for one year unless the Company delivers a notice of termination at least sixty (60) days prior to the end of the employment period.

Pursuant to his employment agreement, Mr. Levy will receive a base salary of $325,000 per year, subject to increases in the sole and absolute discretion of the Chief Executive Officer. Mr. Levy will also be eligible for an annual bonus subject to the Chief Executive Officer’s discretion. The discretionary bonus target will be 300% of his base salary, with any portion below 200% paid out in cash and any portion above 200% paid out 50% in cash and 50% in restricted Common Shares, which will vest over three years in three equal cumulative installments of 1/3 on each of the three anniversaries of the grant date. In addition, Mr. Levy’s employment agreement provides that he is entitled to receive, among other benefits, an automobile allowance of $1,500 per month, a term life insurance policy in the amount of not less than $500,000, directors’ and officers’ insurance coverage for 6 years after the termination of his employment and reimbursement for tax preparation expenses.

Pursuant to his employment agreement, Mr. Levy was granted an award of approximately $1,250,000 worth of restricted Common Shares, which will vest over five years in five equal cumulative installments of 20% on each of the five anniversaries of the grant date. In the case of a “Change of Control”, termination without “Cause” or if Mr. Levy leaves for “Good Reason”, as defined in his employment agreement, any unvested options and Common Shares will become fully vested. Furthermore, if Mr. Levy is terminated without Cause or he leaves for Good Reason, Mr. Levy will be entitled to a year’s base salary plus 100% of the amount of his most recently declared and paid bonus and continuous coverage under his medical, dental and life insurance plans for twelve (12) months. If Mr. Levy is terminated in anticipation of, or within one year after, a Change of Control, Mr. Levy will be entitled to two years’ base salary plus 150% of the amount of his most recently declared and paid bonus and continuous coverage under medical, dental and life insurance plans for twenty-four (24) months. Upon death or “Disability,” as defined in his employment agreement, Mr. Levy will be entitled to receive the same severance as if he were terminated without Cause. A delivery of a mutual release by Mr. Levy and the Company is a condition for payment of severance if he is terminated without Cause or pursuant to a Change of Control. If Mr. Levy is terminated for Cause or resigns without Good Reason, he will not receive severance payments and his unvested securities will be forfeited.

Mr. Levy’s employment agreement also contains provisions for the protection of the Company and its affiliates relating to non-competition, protection of confidential information and non-solicitation of employees.

These provisions will extend for up to twelve (12) months following termination of this employment in certain circumstances.

James L. Duggins

On August 15, 2006, Centerline REIT entered into an executive employment agreement with Mr. Duggins pursuant to which Mr. Duggins will serve as (i) President and Chief Executive Officer of Centerline REIT and (ii) a trustee and the Chief Executive Officer of AMAC, subject to the approval of Mr. Duggins’ initial appointment to the board of trustees of AMAC and subject to Mr. Duggins’ reelection as a trustee by AMAC’s shareholders and (iii) a member of the board of directors of Centerline REIT, until such time as his employment is terminated under certain circumstances as described below.

Pursuant to his employment agreement, Mr. Duggins will receive a base salary at an annual rate of $300,000. In addition, Mr. Duggins was eligible to receive bonus compensation under the Centerline REIT Annual Senior Management Bonus Compensation Plan, which was terminated as of December 31, 2006. In addition, Mr. Duggins’ employment agreement provides that he is entitled to receive an automobile allowance of $500 per month, a term life insurance policy in the amount of $3,000,000, supplemental long-term disability insurance in the amount of $15,000 per month, and reimbursement of expenses incurred by him in connection with the performance of his duties.

Pursuant to his employment agreement, Mr. Duggins was granted an award of 255,003 shares of restricted Common Shares, which vests over four years in four equal cumulative installments of 25% on each of the first four anniversaries of the grant date, provided that Mr. Duggins is continuously employed by Centerline REIT on each vesting date. In the termination of Mr. Duggins employment, including in connection with a “Change of Control,” the Common Share Grant will vest in full, unless such termination is by Centerline REIT or any of its affiliates for conduct defined as “cause” in the employment agreement, or by Mr. Duggins without “good reason,” as defined in his employment agreement, in which event any unvested portion of the grant shall be forfeited.

In the event Centerline REIT terminates Mr. Duggins’ employment without “cause” or Mr. Duggins terminates his employment for “good reason,” Mr. Duggins is entitled to certain post-termination benefits, including, among other things: (i) two cash payments, each equal to one-half of the sum of (A) 1.5 times his salary during his first two years of employment, or one times his current salary after his first two years of employment, and (B) 75% of the average of the two bonuses, if any, awarded to him during the two years preceding termination (the “Duggins Severance Payment”); provided that, if in anticipation of a “change of control” or within one year after a “change of control” Centerline REIT terminates Mr. Duggins’ employment, other than for “cause,” death or “total disability” or Mr. Duggins terminates his employment for “good reason,” within one year after a “change of control,” Centerline REIT will pay him two times the Duggins Severance Payment, (ii) any accrued but unpaid annual bonus for the fiscal year immediately preceding the year of termination and (iii) a lump sum payment of the pro rata portion of annual bonus earned. Centerline REIT shall also pay any benefits that may be payable under any life insurance, disability insurance or similar policies. Mr. Duggins’ employment agreement also provides that in the event of his death or disability, he will receive a payment equal to one year’s annual base salary plus 100% of his most recently paid annual bonus. In addition, where Mr. Duggins is terminated for any reason, including by Centerline REIT for “cause” or by Mr. Duggins without “good reason,” Centerline REIT will pay Mr. Duggins salary and bonus accrued to his date of termination and any unpaid reimbursable amounts.

Mr. Duggins’ employment agreement contains provisions relating to non competition, protection of Centerline REIT’s confidential information and intellectual property, and non solicitation of Centerline REIT’s employees, which provisions extend for up to 18 months following termination in certain circumstances.

Alan P. Hirmes

Following is a summary of Mr. Hirmes’ employment agreement with Centerline Advisors in effect prior to his retirement as Chief Operating Officer of the Company and a member of its Board. Mr. Hirmes’ separation agreement is summarized above (see “Hirmes Separation Agreement”). The separation agreement provides that the post-termination provisions of Mr. Hirmes’ employment agreement will remain in effect.

On November 28, 2006, Centerline Advisors entered into an employment agreement with Mr. Hirmes pursuant to which Mr. Hirmes agreed to serve as Chief Operating Officer of the Company on a full-time basis during the year 2006 and no less than 80% of the time in 2007 (assuming that 100% of the time is the equivalent of working on a full-time basis).

Pursuant to his employment agreement, Mr. Hirmes received a base salary of $566,987 per year. For 2006, the employment agreement provided that Mr. Hirmes would receive bonus compensation equal to the bonus paid to the Chief Executive Officer, which bonus was paid in March 2007. The employment agreement provided that Mr. Hirmes’ 2007 annual bonus would be no less than 80% of his 2006 annual bonus. In addition, his employment agreement provided that Mr. Hirmes would be entitled to receive, among other benefits, disability and life insurance coverage, for twelve (12) months after termination of employment for any reason, and lifetime medical and dental coverage, at the expense of the Company after termination of employment for any reason. Furthermore, the Company was required to either purchase or lease a car for Mr. Hirmes during the term of employment or make an annual payment equivalent to the cost the Company would have incurred for a car.

Mr. Hirmes employment agreement provided that in the event Mr. Hirmes was terminated without “Cause” or left for “Good Reason”, as defined in the Hirmes Employment Agreement, the Company would pay Mr. Hirmes (i) his base salary from the date of the termination of the employment until December 31, 2007, and (ii) his 2007 bonus and the 2006 bonus, if such bonus has not already been paid. Furthermore, the employment agreement provided that if Mr. Hirmes was terminated in anticipation of, or within one year after, a “Change of Control”, as defined in the employment agreement, other than as a result of Cause, death or “Disability”, as defined in the employment agreement, Mr. Hirmes would receive the same severance payable upon a termination without Cause. Upon death or Disability, Mr. Hirmes would have been entitled to receive the same severance as if he were terminated without Cause. A delivery of a mutual release by Mr. Hirmes and the Company was a condition for payment of severance upon termination without Cause or pursuant to a Change of Control. The employment agreement further provided that if Mr. Hirmes were terminated for Cause or he left without Good Reason, he would receive the bonus severance apportioned through the date of termination of his employment.

Pursuant to the Mr. Hirmes’ employment agreement, any unvested options or restricted shares granted to Mr. Hirmes vested upon the termination of employment for any reason (other than for Cause). Mr. Hirmes in addition is entitled to exercise options until the earlier of: (y) ten (10) years from the last day of the “Employment Term”, as defined in the Hirmes Agreement or (z) the expiration of the term of the options.

Mr. Hirmes’ employment agreement also contains provisions for the protection of the Company or any of its affiliates relating to non-competition, protection of confidential information and non-solicitation of employees, which will extend for up to twelve (12) months following termination in certain circumstances, as described in the employment agreement.

TRUSTEE COMPENSATION

The Company uses a combination of cash and share-based incentive compensation to attract and retain qualified candidates to serve on the Board. In setting trustee compensation, the Company considers the significant amount of time that trustees expend in fulfilling their duties to the Company as well as the skill-level required by the Company of members of the Board.

Compensation Paid to Board Members

During 2006, each of our independent trustees received annual compensation at the rate of $60,000. Mr. Loverd was paid an additional annual fee of $50,000 in consideration for his service as Lead Trustee of the Board. In addition, the independent trustees received annual compensation for service on committees of the Board as set forth in the chart below payable in cash and Common Shares having an aggregate value, based on the fair market value at the date of issuance, of not less than 50% of such compensation.

Committee	Chair	Member
• Audit	$15,000	$7,000
• Compensation	$8,000	$5,000
• Nominating and Governance	$8,000	$5,000
• Investment	$6,000	$4,000
• Capital Markets	$6,000	$4,000

Trustee compensation is payable in cash and Common Shares having an aggregate value, based on the fair market value at the date of issuance, of not less than 50% of such compensation. Trustees have the option of receiving up to 100% of their compensation payable in Common Shares provided that a trustee must elect to receive any Common Share compensation above the 50% minimum in 10% increments.

On March 14, 2007, the Board approved an increase in the independent trustee compensation from $60,000 per year to $80,000 per year. The Board also approved an adjustment in the annual compensation of the Lead Trustee from $50,000 to $40,000. The Board also approved an increase in additional annual compensation for independent trustees for their service on committees of the Board as set forth in the chart below, payment of which is subject to the required 50% minimum payment in Common Shares described above:

Committee	Chair	Member
• Audit	$25,000	$15,000
• Compensation	$20,000	$12,000
• Nominating and Governance	$15,000	$10,000
• Investment	$10,000	$7,000
• Capital Markets	$10,000	$7,000

Trustee Summary Compensation Table

The table below summarizes the compensation paid by the Company to non-employee trustees for the fiscal year ended December 31, 2006.

(a)	(b)		(c)	(d)	(e)	(f)	(g)	(h)
Name (1)	Fees Earned or Paid in Cash ($)		Shares Awards ($)(2)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Peter Allen	$36,000		$36,000	$0	$0	$0	$ 0	$ 72,000
Robert J. Dolan (4)	$0		$0	$0	$0	$0	$ 0	$ 0
Andrew Farkas (5)	$34,000	(3)	$34,000	$0	$0	$0	$ 0	$ 68,000
Nathan Gantcher	$40,750	(3)	$40,750	$0	$0	$0	$ 0	$ 81,500
Jerome Y. Halperin	$39,500		$39,500	$0	$0	$0	$ 0	$ 79,000
Robert L. Loverd	$62,250		$62,250	$0	$0	$0	$ 0	$ 124,500
Robert A. Meister	$32,500	(3)	$32,500	$0	$0	$0	$ 0	$ 65,000
Janice Cook Roberts	$33,500	(3)	$33,500	$0	$0	$0	$ 0	$ 67,000
Thomas W. White (7)	$0		$0	$0	$0	$0	$ 100,000	$ 100,000

_________________

(1)

Mr. Ross, the Company’s Chairman of the Board, Mr. Schnitzer, Mr. Hirmes and Mr. Blau are not included in this table as they are or were non-independent trustees and thus receive no compensation for their services as trustees. The compensation received by Mr. Schnitzer and Mr. Hirmes as employees of the Company are shown in the Summary Compensation Table above.

(2)

Reflects the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2006 in accordance with FAS 123(R) and includes shares that were issued on January 3, 2007, for 2006 services. These share units for each trustee are included in the Security Ownership Table below.

(3)	Mr. Farkas, Mr. Gantcher, Mr. Meister and Ms. Roberts elected to receive the entire cash portion of fees due to them as additional share awards with the same value.
(4)	Mr. Dolan joined the Board on February 7, 2007, and therefore received no compensation for 2006.
(5)	Mr. Farkas resigned from the Board on February 7, 2007.
(6)	Mr. Loverd elected to receive $12,450 of the cash portion of fees due to him as additional share awards with the same value.
(7)	Mr. White earns consulting fees pursuant to an agreement dated January 1, 2003, as amended.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

AND MANAGEMENT AND RELATED SHAREHOLDERS

As of March 31, 2007, the following shareholder was the only beneficial owner of more than 5% of our outstanding Common Shares.

Class	Name and Address	Amount and Nature of Beneficial Ownership	Percent of Class
Common Shares	Related General II, L.P. 60 Columbus Circle New York, NY 10023	10,195,085(1)	12.8%

_________________

(1)

Related General II, L.P. owns 685 Common Shares and 10,194,400 Special Common Units of Centerline Capital Company, LLC (formerly known as CharterMac Capital Company LLC), which are convertible into Common Shares of the Company on a one-for-one basis, subject to certain restrictions, and the associated 10,194,400 Special Preferred Voting Shares. Related General II, L.P. is owned by TRCLP. Mr. Ross owns 92% of TRCLP and Mr. Blau owns the remaining 8%.

As of March 31, 2007, trustees and executive officers of the Company owned directly or beneficially Common Shares as follows:

Name	Title	Amount and Nature of Beneficial Ownership	Percent of Class
Stephen M. Ross	Chairman	11,070,430 (1)	13.9%
Marc D. Schnitzer	Managing Trustee, Chief Executive Officer and President	1,244,731 (2)	1.6%
Robert L. Levy	Chief Financial Officer	112,936 (3)	*
Jeff T. Blau	Managing Trustee	10,295,085 (4)	13.0%
Leonard W. Cotton	Managing Trustee	366,008 (5)	*
Thomas W. White	Managing Trustee	972	*
Peter T. Allen	Managing Trustee (independent trustee)	11,407	*
Robert J. Dolan	Managing Trustee (independent trustee)	--	*
Nathan Gantcher	Managing Trustee (independent trustee)	148,499 (6)	*
Jerome Y. Halperin	Managing Trustee (independent trustee)	5,281	*
Robert L. Loverd	Managing Trustee (independent trustee)	9,849	*
Robert A. Meister	Managing Trustee (independent trustee)	37,859 (7)	*
Janice Cook Roberts	Managing Trustee (independent trustee)	7,959 (8)	*
Christopher Crouch	Senior Managing Director	143,282 (9)	*
Daryl J. Carter	Executive Managing Director	315,406 (10)	*
James L. Duggins	Executive Managing Director	411,753 (11)	*
Donald J. Meyer	Executive Managing Director	29,394 (12)	*
Nicholas A.C. Mumford	Executive Managing Director	35,411 (13)	*
Andrew J. Weil	Executive Managing Director	93,120 (14)	*
All Executive Officers and Trustees of the Company as a group (19 persons)		14,144,297 (15)	17.6%(16)

__________

*	Less than 1% of the outstanding Common Shares.
(1)

Includes (i) 475,345 Common Shares owned directly by Mr. Ross; (ii) 10,194,400 Special Common Units (which Special Common Units are pledged as security for a line of credit) and 685 Common Shares owned by Related General II, L.P. TRCLP owns 100% of Related General II, L.P. and Mr. Ross owns 92% of TRCLP; (iii) 400,000 options exercisable for Common Shares on a one-for-one basis (which are exercisable within 60 days).

(2)

Includes (i) 42,365 Common Shares owned directly by Mr. Schnitzer; (ii) 864,229 Special Common Units owned by Marc Associates, LP, of which Mr. Schnitzer owns 100% (which Special Common Units are pledged as security for a line of credit); (iii) 5,455 restricted Common Shares which vest on January 3, 2008; (iv) 13,618 restricted Common Shares, of which 6,809 vest on January 3, 2008 and 6,809 vest on January 3, 2009; (v) 142,045 restricted Common Shares which vest over a three-year period commencing on February 1, 2008; (vi) 39,349 restricted Common Shares which vest over a three-year period commencing on March 1, 2008; and (vi) 137,670 options exercisable for Common Shares on a one-for-one basis (which are exercisable within 60 days).

(3)

Includes (i) 26,000 Common Shares owned directly by Mr. Levy; (ii) 6,466 restricted Common Shares, which vest on November 17, 2007; (iii) 1,789 restricted Common Shares, which vest on February 28, 2008; (iv) 6,041 restricted Common Shares, of which 3,021 vest on March 1, 2008, and 3,020 vest on March 1, 2009; (v) 59,524 restricted Common Shares, which vest over a five-year period commencing November 28, 2007; and (iv) 13,116 restricted Common Shares, which vest over a three-year period commencing March 1, 2008.

(4)

Includes (i) 60,000 Common Shares owned directly by Mr. Blau; (ii) 10,194,400 Special Common Units and 685 Common Shares owned by Related General II, L.P. TRCLP owns 100% of Related General II, L.P. and Mr. Blau owns 8% of TRCLP; and (iii) 40,000 Special Common Units owned directly by Mr. Blau.

(5)	Includes (i) 111,005 Special Common Interests owned directly by Mr. Cotton; and (ii) 255,003 restricted Common Shares, which vest over a four-year period commencing August 15, 2007.
(6)

Includes (i) 86,691 Common Shares owned directly by Mr. Gantcher; (ii) 30,000 Common Shares owned by Gantcher Family Partners, LLC; (iii) 15,000 shares held by Alice Gantcher, who is Mr. Gantcher’s wife; (iv) 8,000 shares held by Gantcher Family 1986 Trust; (v) 1,272 restricted Common Shares, which cliff-vest on June 30, 2007; (vi) 1,023 restricted Common Shares, which cliff-vest on December 31, 2007; (vii) 1,135 restricted Common Shares, which cliff-vest on June 30, 2008; (viii) 1,181 restricted Common Shares, which cliff-vest on December 31, 2008; (ix) 2,241 restricted Common Shares, which cliff-vest on June 30, 2009; and (x) 1,956 restricted Common Shares, which cliff-vest on January 3, 2010.

(7)

Includes (i) 30,000 Common Shares owned directly by Mr. Meister; (ii) 1,272 restricted Common Shares, which cliff-vest on June 30, 2007; (iii) 1,023 restricted Common Shares, which cliff-vest on December 31, 2007; (iv) 1,135 restricted Common Shares, which cliff-vest on June 30, 2008; (v) 1,181 restricted Common Shares, which cliff-vest on December 31, 2008; (vi) 1,734 restricted Common Shares, which cliff-vest on June 30, 2009; and (vii) 1,514 restricted Common Shares, which cliff-vest on January 3, 2010.

(8)

Includes (i) 1,272 restricted Common Shares, which cliff-vest on June 30, 2007; (ii) 1,023 restricted Common Shares, which cliff-vest on December 31, 2007; (iii) 1,135 restricted Common Shares, which cliff-vest on June 30, 2008; (iv) 1,181 restricted Common Shares, which cliff-vest on December 31, 2008; (v) 1,788 restricted Common Shares, which cliff-vest on June 30, 2009; (vi) 1,560 restricted Common Shares, which cliff-vest on January 3, 2010.

(9)	Restricted Common Shares, which vest over a four-year period commencing August 15, 2007.
(10)

Includes (i) 278,203 Special Membership Units owned directly by Mr. Carter; and (ii) 13,593 restricted Common Shares, of which 3,398 vest on March 1, 2008, 3,398 vest on March 1, 2009 and 6,797 vest on March 1, 2010; and (iii) 23,610 restricted Common Shares which vest over a three-year period commencing March 1, 2008.

(11)	Includes (i) 156,750 Special Common Interests owned directly by Mr. Duggins; and (ii) 255,003 restricted Common Shares, which vest over a four-year period commencing August 15, 2007.
(12)

Includes (i) 3,677 Common Shares owned directly by Mr. Meyer; (ii) 4,333 restricted Common Shares, of which 2,167 vest on August 1, 2007, and 2,166 vest on August 1, 2008; (iii) 3,021 restricted Common Shares, of which 1,510 vest on March 1, 2008, 1,511 vest on March 1, 2009; and (iv) 18,363 restricted Common Shares, which vest over a three-year period commencing March 1, 2008.

(13)	Restricted Common Shares, which vest over a three-year period commencing January 16, 2008.
(14)	Includes (i) 46,560 Special Common Units owned directly by Mr. Weil; and (ii) 46,560 restricted Special Common Units which vest on November 17, 2007.

(15)

Includes (i) 685 Common Shares owned by Related General II, L.P.; (ii) 537,670 options exercisable for Common Shares on a one-for-one basis (which are exercisable within 60 days); (iii) 11,191,749 Special Common Units; (iv) 278,203 Special Membership Units (v) 267,755 Special Common Interests; and (vi) 1,126,966 restricted Common Shares.

(16)

Based on the Common Shares outstanding as of March 31, 2007 (51,299,100) plus (i) the Common Shares issuable upon (w) the exercise of all options to purchase Common Shares which are exercisable within 60 days (1,064,421); (x) the conversion of all CRA Preferred Shares (10,391,855); (y) the conversion of all Special Common Units (14,693,311); (z) the conversion of all Special Membership Units (278,203); (aa) the conversion of all Special Common Interests (267,755); and (ii) all restricted Common Shares (2,423,989).

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Review and Approval of Related Person Transactions

The Company’s nominating and governance reviews, monitors and approves any transactions by the Company in which a trustee, an officer or our Manager or any of its affiliates has a direct or indirect personal interest, oversees compliance with the Future Relations Agreement between Centerline and TRCLP, the Company’s only shareholder owning more than 5% of our outstanding voting shares, and reviews disputes that may arise from any of the agreements related to the Company’s acquisition of Centerline Advisors. The charter of the nominating and governance committee contains our written policy requiring the committee’s review of such related person transactions. The Company’s legal staff is primarily responsible for the development and implementation of processes and controls to obtain information from the trustees and executive officers with respect to related person transactions and for then determining, based on the facts and circumstances, whether the Company or a related person has a direct or indirect material interest in the transaction.

During the year ended December 31, 2006 we had, and we will continue to have, certain relationships with Centerline Advisors and our other affiliates.

Management and Servicing Agreements

We and our subsidiaries operate our day-to-day activities utilizing the services and advice provided by our subsidiaries, Centerline Advisors and Centerline Capital Group Inc. (“CCG”), subject to the supervision and review of our Board and our subsidiaries’ board of trustees (or directors), as applicable. Although our Board and each board of trustees (or directors) of our subsidiaries has continuing exclusive authority over the respective entity’s management, affairs, and disposition of assets, our Board (and the board of trustees of our subsidiaries, as applicable) has delegated to Centerline Advisors and CCG the power and duty to perform some or all of the following management services pursuant to management agreements and servicing agreements:

(i)	manage the day-to-day operations of such entity;

(ii)	acquire, retain or sell such entity’s assets;

(iii)	seek out, present and recommend investment opportunities consistent with such entity’s investments or the dispositions thereof;

(iv)

when appropriate, cause an affiliate to serve as the mortgagee of record for mortgage investments of such entity and in that capacity hold escrow on behalf of mortgagors in connection with the servicing of mortgages;

(v)

obtain for such entity such services as may be required in acquiring and disposing of investments, disbursing and collecting the funds of such entity, paying the debts and fulfilling the obligations of such entity, and handling, prosecuting and settling any claims of such entity, including foreclosing and otherwise enforcing mortgages and other liens securing investments;

(vi)	obtain for us and our subsidiaries such services as may be required for property management, mortgage brokerage and servicing, and other activities relating to the investment portfolio;

(vii)	evaluate, structure and negotiate prepayments or sales of such entity’s investments;

(viii)	monitor operations and expenses; and

(ix)	performance of the foregoing services.

The term of our management agreement with Centerline Advisors is five years, ending November 17, 2008. The term of each of our subsidiaries’ management and servicing agreements with Centerline Advisors and CCG respectively are each five years ending November 17, 2008; provided that if our management agreement with

Centerline Advisors is terminated or not renewed, we may terminate each of the management agreements with such subsidiaries. The management agreements and servicing agreements may be renewed, subject to evaluation and approval by the relevant entity’s board of trustees. Each management agreement may be terminated:

(i)	with or without cause by Centerline Advisors, or

(ii)	for cause by a majority of the applicable entity’s independent trustees, in each case without penalty and each upon 60 days’ prior written notice to the non-terminating party.

Each servicing agreement may be terminated:

(i)	with or without cause by either party upon 30 days’ prior written notice to the non-terminating party, or

(ii)	upon the occurrence of a servicer default upon five days’ prior written notice to CCG.

Each management and servicing agreement provides that each entity will indemnify the manager and its affiliates under certain circumstances.

Management and Servicing Fees

Under our management agreement with Centerline Advisors, Centerline Advisors or its designees is entitled to receive reimbursement of all costs incurred by Centerline Advisors and its designees in performing services for us under the management agreement plus an amount equal to a market-based percentage, as jointly determined from time to time by our Company and Centerline Advisors.

Under the management agreements with our subsidiaries, Centerline Advisors is entitled to receive a management fee equal to 0.10% of the aggregate original amount invested from time to time in investments plus reimbursement for its reasonable, actual out-of-pocket expenses incurred in connection with its duties under the management agreements; provided, however, that the amounts paid under the management agreements will be credited against the amounts owed by us to Centerline Advisors pursuant to our management agreement with Centerline Advisors. Under our and our subsidiaries’ servicing agreements with CCG, CCG is entitled to receive a revenue bond servicing fee equal to 0.15% per annum based on the outstanding principal amount of the revenue bonds held by such subsidiary. CCG is also permitted to earn miscellaneous compensation which may include, without limitation, construction fees, escrow interest, property management fees, leasing commissions and insurance brokerage fees. The payment of any such compensation is generally limited to the competitive rate for the services being performed.

Other Affiliated Transactions

Related Management Company, which is wholly owned by TRCLP, earned fees for performing property management services for various properties held in investment funds we manage and consolidate. The fees totaled $4.3 million in 2006.

TRCLP, which is majority controlled by Mr. Ross, provides services to us under a shared services agreement. The services provided include office management, payroll, human resources and other office services. The majority of the services are charged to us at the direct cost incurred by TRCLP. During 2006, we paid TRCLP $620,000 for such services.

During 2006, funds sponsored by us acquired equity interests in three projects developed by affiliates of TRCLP, investing approximately $7.1 million, $7.5 million and $10 million respectively in the projects.

The employment agreements of Messrs. Schnitzer and Hirmes required them to acquire and hold the equity interests in certain entities with respect to which we will serve and may in the future serve as the non-equity manager and be entitled to receive substantially all of the economic benefits related to such entities with along small portion of the economic benefits being held by such executives. Upon his retirement Mr. Hirmes sold his interests to other executives including Mr. Cotton.

Certain employees, including Messrs. Cotton and Duggins, participate in a pool of profits, or promotes, earned by Centerline REIT and certain of its subsidiaries that sponsor and manage funds that invest in high yield real estate investments. During that portion of 2006 in which the Company owned Centerline REIT and such subsidiaries , each of Messrs. Cotton and Duggins received $64,960 from such participation.

A subsidiary of the Company advises AMAC and in consideration for its services collects asset management, incentive management, expense reimbursement and acquisition fees from AMAC. These fees, which are included in our fund sponsorship income, totaled approximately $3.6 million in 2006.

As described more fully in our financial statements, in April 2006, we sold an investment to AMAC, for which AMAC had held a subordinated co-investment interest. In connection with the sale, we also transferred an interest rate swap we had accounted for as a free standing derivative. We sold the investment for its par value and recognized no gain or loss on the transaction.

In June 2004, we entered into an unsecured revolving credit facility with AMAC to provide it up to $20.0 million, bearing interest at LIBOR plus 3.0%, which is to be used by AMAC to purchase new investments and for general corporate purposes. In April 2006, we increased the facility to $50.0 million. As of December 31 2006, there were advances to AMAC of $15.0 million outstanding under this facility. In the opinion of management, the terms of this facility are consistent with those of loan transactions with independent third parties.

During 2006, our Mortgage Banking subsidiaries originated over $535.5 million in loans on behalf of AMAC and received approximately $2.8 million of mortgage banking fees from the borrowers. We also received approximately $739,000 in referral and equity fees in connection with loans originated for TRCLP entities.

During 2006, we funded a first mortgage note in the approximate amount of $27.3 million as part of a refinancing of one of AMAC’s loans.

In connection with our acquisition of Centerline REIT, we paid approximately $24.5 million of the purchase price to AMAC for its membership interests in Centerline REIT based on the contractual price paid to all shareholders.

In August 2006, AMAC entered into a co-investment agreement with ARESS whereby both will be provided the opportunity to participate equally in investment opportunities that are originated by our subsidiaries and which meet mutual investment criteria.

We serve as the collateral manager for AMAC’s collateralized debt obligation (“CDO”) offering of approximately $362.0 million in November 2006. We also service all of the loans in AMAC’s CDO, as well as other loans currently held by AMAC outside of the CDO. In this capacity, we perform all primary servicing functions as well as special servicing of any loans in default. We receive fees from AMAC based on the dollar amount of loans we service.

ACCOUNTING AND AUDIT INFORMATION

Audit Committee Report

The audit committee of our Board has issued the following report with respect to our audited financial statements for the year ended December 31, 2006:

•	The audit committee assists the Board in fulfilling its oversight responsibilities with respect to the integrity of the Company’s financial statements;
•

The audit committee has reviewed and discussed with our management our 2006 audited financial statements. The audit committee also reviewed management’s report on its assessment of the effectiveness of internal control over financial reporting as of December 31, 2006;

•	The audit committee has reviewed and discussed with our management our 2006 audited financial statements;
•

The audit committee has discussed with Deloitte & Touche LLP (our independent registered public accounting firm) the matters required to be discussed by Statements on Auditing Standards No. 61 as amended by Statements on Auditing Standards No. 90;

•

The audit committee has received the written disclosures and letter from the independent registered public accounting firm required by Independence Standards Board Standard No. 1 (which relates to the registered public accounting firm’s independence from our Company and its related entities) and has discussed with the registered public accounting firm their independence from us. The audit committee has concluded that the independent registered public accounting firm is independent of our Company and its subsidiaries; and

•

The audit committee has discussed significant accounting policies applied by our Company in our financial statements. The audit committee met separately with the independent registered public accounting firm, with and without management, to discuss the results of their examination and their observations and recommendations.

Based on the review and discussions referred to in the four items above, the audit committee recommended to our Board that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2006.

Submitted by the	audit committee of our Board:
Jerome Halperin — Chairman
Peter Allen
Janice Roberts

Independent Registered Public Accounting Firm

Deloitte & Touche LLP has been and is presently our independent registered public accounting firm. Representatives of Deloitte & Touche LLP are expected to be present at the annual meeting and to be available to respond to appropriate questions from holders of our Common Shares and Special Preferred Voting Shares. In addition, such representatives will have the opportunity to make a statement if they desire to do so.

The following table presents fees for professional audit services rendered by Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively, “Deloitte”) for the audit of our financial statements for the years ended December 31, 2006 and December 31, 2005, and fees for other services rendered by Deloitte during those periods.

	2006	2005
Audit Fees (a)	$3,797,801	$2,220,450
Audit-Related Fees (b)	217,194	—
Tax Fees (c)	—	—
All Other Fees (d)	75,000	—
Total	$4,089,995	$2,220,450

_________________

(a)

Fees for audit services billed for 2006 and 2005 consisted of the audit of the Company’s annual financial statements and internal controls, reviews of the Company’s quarterly financial statements, comfort letters, consents and other services related to SEC matters.

(b)	Fees for audit-related services consisted of due diligence services associated with the acquisition of Centerline REIT.
(c)	Deloitte did not provide tax compliance services in 2006 or 2005.
(d)	Fees related to agreed-upon-procedures related to the operations of Centerbrook. No other services were rendered by Deloitte during 2005.

All audit-related services, tax services and other services were pre-approved by the audit committee, which concluded that the provision of those services by Deloitte was compatible with the maintenance of Deloitte’s independence in the conduct of its auditing functions.

Policy on Pre-Approval of Independent Registered Public Accounting Firm Services

The audit committee is responsible for appointing, setting compensation and overseeing the work of the independent registered public accounting firm. The audit committee has established a policy regarding pre-approval of all audit and non-audit services provided by our Company’s independent registered public accounting firm.

On an on-going basis, management communicates specific projects and categories of service for which the advance approval of the audit committee is requested. The audit committee reviews these requests and advises management if the audit committee approves the engagement of the independent registered public accounting firm. The audit committee may also delegate the ability to pre-approve audit and permitted non-audit services to one or more of its members, provided that any pre-approvals are reported to the audit committee at its next regularly scheduled meeting.

EXPENSES OF SOLICITATION

We will bear the costs of soliciting proxies for the annual meeting. Brokers and nominees should forward soliciting materials to the beneficial owners of the Common Shares or Special Preferred Voting Shares held of record by such person, and we will reimburse them for their reasonable forwarding expenses. In addition to the use of the mail, proxies may be solicited by our trustees and officers or officers and employees of Centerline Advisors by personal interview or telephone.

Additionally, we have retained The Altman Group, a proxy solicitation firm, to assist in the solicitation of proxies. We anticipate that the cost of this proxy solicitation firm in the aggregate will not exceed $15,000, plus expenses. The telephone number of The Altman Group is (201) 806-7300. Other than as set forth above, neither we nor any other person acting on our behalf has retained any other person to make solicitations or recommendations to shareholders with respect to the approval of the acquisition transaction or any other proposal submitted to the shareholders for consideration at the annual meeting.

VOTING PROCEDURES

General

Computershare Trust Company, N.A. (the “Inspector”) has been appointed the inspector of elections. The Inspector will count all votes cast, in person or by submission of a properly executed proxy, received at or prior to the annual meeting.

Abstentions and “broker non-votes” (nominees holding Common Shares for beneficial owners who have not voted on a specific matter) will be treated as present for purposes of determining whether a quorum is present at the annual meeting. Abstentions and broker non-votes are not treated as votes cast in the election of trustees or Proposal #3 (Ratification of the Appointment of Independent Registered Public Accounting Firm) and thus are not the equivalent of votes against a nominee or against such ratification. With respect to Proposal #2 (Approval of the 2007 Incentive Share Plan), abstentions will have the same effect as votes against such proposal and broker non-votes will have the same effect as votes against such proposal, unless holders of more than 50% in interest of all securities entitled to vote on such proposal cast votes, in which event broker non-votes will not have any effect on the result of such vote.

Voting

You may vote by completing, signing and mailing the enclosed proxy card in the enclosed return envelope. In the alternative, you may also submit a proxy by telephone or on the Internet by following the instructions on the enclosed proxy card. To submit a proxy on the Internet, log on to the Internet and go to http://www.investorvote.com, and follow the directions outlined on the secure website. To submit a proxy by telephone, call toll-free 1-800-652-VOTE (1-800-652-8683), and follow the instructions provided by the recorded message. Even if you plan to attend the annual meeting in person, we urge you to return your proxy card or submit a proxy by telephone or the Internet to assure the representation of your shares at the annual meeting.

Record Date

Only holders of our Common Shares and Special Preferred Voting Shares of record at the close of business on April 13, 2007 are entitled to receive notice of, and to vote at, the annual meeting, or any postponements or adjournments thereof. As of April 13, 2007, there were approximately 51,193,100 Common Shares outstanding, 2,419,276 restricted Common Shares outstanding and 14,639,311 Special Preferred Voting Shares outstanding. Each Common Share, restricted Common Share and Special Preferred Voting Share is entitled to one vote on all matters that may come before the annual meeting. All votes are exercisable in person or by properly executed proxy, on all matters which properly come before the annual meeting (or any postponement or adjournment thereof).

Quorum; Adjournments

For purposes of the annual meeting, the presence, in person or by proxy, of shareholders entitled to cast a majority of all votes entitled to be cast at the annual meeting will constitute a quorum. If a quorum is not obtained, the annual meeting may be adjourned for the purpose of obtaining additional proxies or votes or for any other purpose and, at any subsequent reconvening of the annual meeting, all proxies will be voted in the same manner as such proxies would have been voted at the original convening of the annual meeting, except for any proxies which have theretofore effectively been revoked or withdrawn, notwithstanding that they may have been effectively voted on the same day for any other matter at a previous meeting.

Vote Required

The affirmative vote of a plurality of the votes actually cast by the holders of our Common Shares and Special Preferred Voting Shares at the annual meeting is required for the election of each of the trustee nominees. The affirmative vote of the holders of a majority of the Common Shares and Special Preferred Voting Shares voting either in person or by proxy at the annual meeting is required to approve Proposal #2, Approval of 2007 Incentive Share Plan; Proposal #3, the ratification of the appointment of the independent registered public accounting firm; and, if necessary, the extension of the solicitation period and the adjournment of the annual meeting.

SHAREHOLDER PROPOSALS

Under SEC rule 14a-8, shareholder proposals for consideration at our 2008 annual meeting must be received by us at our principal executive office on or before December 24, 2007, in order to be included in the proxy statement and form of proxy relating to that meeting. In addition, our bylaws provide that for trustee nominations or any other proposal; we must receive a written notice at our principal executive office between March 14, 2008 and April 13, 2008, in order to be considered timely.

ANNUAL REPORT ON FORM 10-K

Upon written request by any shareholder entitled to vote at the meeting, we will furnish that person without charge a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2006, which is filed with the SEC, including the financial statements and schedules thereto. Requests should be addressed to Brenda Abuaf at Centerline Holding Company, 625 Madison Avenue, New York, New York 10022.

OTHER BUSINESS

Our Board does not know of any other matters to be brought before the annual meeting except those set forth in the notice thereof. If other business is properly presented for consideration at the annual meeting, it is intended that the proxies will be voted by the persons named therein in accordance with their judgment on such matters.

It is important that your Common Shares and/or Special Preferred Voting Shares be represented at the annual meeting. If you are unable to be present in person, please complete, date, sign and return the enclosed stamped, self-addressed proxy card, submit a proxy on the Internet at http://www.investorvote.com, or submit a proxy by telephone by calling toll free 1-800-652-VOTE (1-800-652-8683). Your failure to do so will increase the costs of operating our Company and decrease the return on your investment.

By Order of the Board of Trustees

Marc D. Schnitzer
Chief Executive Officer and President

April 26, 2007

Appendix A

____________________________________________

CENTERLINE HOLDING COMPANY 2007 INCENTIVE SHARE PLAN

This document describes Centerline Holding Company’s 2007 Incentive Share Plan,

under which shares of beneficial interest may be issued.

__________

THIS DOCUMENT CONCERNS SECURITIES THAT HAVE

BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933.

__________

The date of this document is April 10, 2007

___________________________________________________________________________________

1.	Establishment, Purpose, and Types of Awards

Centerline Holding Company (the “Company”) hereby establishes this equity-based incentive compensation plan, to be known as the “2007 Incentive Share Plan” (the “2007 Plan”), as the sole plan under which the Company will make future equity-based and incentive awards primarily to employees and executives of the Company or any of its Affiliates, including, but not limited to, the employees and executives of its manager, Centerline Affordable Housing Advisors LLC, and any successor (the “Manager”), and Trustees of the Company. The 2007 Plan permits the granting of the following types of awards (“Awards”), according to the Sections of the 2007 Plan listed here:

Section 6	Options
Section 7	Share Appreciation Rights
Section 8	Restricted Shares, Restricted Share Units, and Unrestricted Shares
Section 9	Deferred Share Units
Section 10	Performance Awards

The 2007 Plan is not intended to affect and shall not affect any share options, equity-based compensation, or other benefits that the Company or its Affiliates may have provided, or may separately provide in the future pursuant to any agreement, plan, or program that is independent of this 2007 Plan.

2.	Defined Terms

Terms in the 2007 Plan that begin with an initial capital letter have the defined meaning set forth in Appendix A, unless defined elsewhere in this 2007 Plan or the context of their use clearly indicates a different meaning.

3.	Shares Subject to the 2007 Plan

Subject to the provisions of Section 13 of this 2007 Plan, the maximum number of Shares that the Company may issue pursuant to all Awards granted under this 2007 Plan (determined at the time each Award is granted) is the lesser of:

(i)            ten (10%) percent of the number of Total Shares (defined below) outstanding as of the December 31 preceding any issuance of Shares pursuant to an Award; and

(ii)          the limit prescribed by the Listing Standards, Policies and Requirements of the New York Shares Exchange, as amended from time to time, or any other applicable policies and requirements of any other national securities exchange or national quotation system on which the Shares are then listed.

The term “Total Shares” shall mean (i) Shares and (ii) other securities, issued by the Company or any Affiliate, that have similar economic attributes as Common Shares regardless of how denominated, including, without limitation, the Special Common Units, Special Membership Units, and Special Common Interests (as defined in the operating agreement of each of Centerline Capital Company LLC, CM Investor LLC and Centerline Investors I LLC respectively).

The 2007 Plan will serve as the sole source for future equity-based awards to Eligible Persons, including, but not limited to, such awards as may be made pursuant to long-term incentive plans, outperformance plans, and annual or other bonus plans as may be established from time to time by the Company. For all Awards, the Shares issued pursuant to the 2007 Plan may be authorized but unissued Shares, Shares that the Company has reacquired or otherwise holds in treasury, or Shares held in a trust; provided that Common Shares shall be awarded unless an Award Agreement expressly provides otherwise. If the 2007 Plan receives shareholder approval in accordance with Section 20 below, then no future awards of any kind will occur under any other Company-sponsored share award or grant plan, including but not limited to the Company’s Incentive Share Plan, as adopted by the Board on September 30, 1997.

Shares that are subject to an Award that for any reason expires, is forfeited, is cancelled, or becomes unexercisable, and Shares that are for any other reason not paid or delivered under this 2007 Plan or the 1997 Plan shall again, except to the extent prohibited by Applicable Law, be available for subsequent Awards under the 2007 Plan. In addition, the Committee may make future Awards with respect to Shares that the Company retains from otherwise delivering pursuant to an Award under this 2007 Plan or the 1997 Plan either (i) as payment of the exercise price of an Award, or (ii) in order to satisfy the withholding or employment taxes due upon grant, exercise, vesting or distribution of an Award.

4.	Administration

(a)           General. The Committee shall administer the 2007 Plan in accordance with its terms, provided that the Board may act in lieu of the Committee on any matter. The Committee shall hold meetings at such times and places as it may determine and shall make such rules and regulations for the conduct of its business as it deems advisable. In the absence of a duly appointed Committee, the Board shall function as the Committee for all purposes of the 2007 Plan.

(b)          Committee Composition. The Board shall appoint the members of the Committee. If and to the extent permitted by Applicable Law, the Committee may authorize one or more Reporting Persons (or other officers) to make Awards to Eligible Persons who are not Reporting Persons (or other officers whom the Committee has specifically authorized to make Awards). The Board may at any time appoint additional members to the Committee, remove and replace members of the Committee with or without Cause, and fill vacancies on the Committee however caused.

(c)           Powers of the Committee. Subject to the provisions of the 2007 Plan and to Section 15(a) in particular, the Committee shall have the authority, in its sole discretion:

(i)            to determine Eligible Persons to whom Awards shall be granted from time to time and the number of Shares, units, or dollars to be covered by each Award;

(ii)	to determine, from time to time, the Fair Market Value of Shares;

(iii)         to determine, and to set forth in Award Agreements, the terms and conditions of all Awards, including any applicable exercise or purchase price, the installments and conditions under which an Award shall become vested (which may be based on performance), terminated, expired, cancelled, or replaced, and the circumstances for vesting acceleration or waiver of forfeiture restrictions, and other restrictions and limitations;

(iv)          to approve the forms of Award Agreements and all other documents, notices and certificates in connection therewith which need not be identical either as to type of Award or among Participants;

(v)           to construe and interpret the terms of the 2007 Plan and any Award Agreement, to determine the meaning of their terms, and to prescribe, amend, and rescind rules and procedures relating to the 2007 Plan and its administration;

(vi)           in order to fulfill the purposes of the 2007 Plan and without amending the 2007 Plan, to modify, to cancel, or to waive the Company’s rights with respect to any Awards, to adjust or to modify Award Agreements for changes in Applicable Law, and to recognize differences in foreign law, tax policies, or customs; and

(vii)        to make all other interpretations and to take all other actions that the Committee may consider necessary or advisable to administer the 2007 Plan or to effectuate its purposes.

Subject to Applicable Law and the restrictions set forth in the 2007 Plan, the Committee may delegate administrative functions to individuals who are Reporting Persons, officers, or Employees.

(d)         Deference to Committee Determinations. The Committee shall have the discretion to interpret or construe ambiguous, unclear, or implied (but omitted) terms in any fashion it deems to be appropriate in its sole discretion, to make any findings of fact needed in the administration of the 2007 Plan or Award Agreements, and to take any other actions and make any other determinations or decisions that it deems necessary or appropriate in connection with the Plan or the administration or interpretation thereof. The Committee’s prior exercise of its discretionary authority shall not obligate it to exercise its authority in a like fashion thereafter. The Committee’s interpretation and construction of any provision of the 2007 Plan, or of any Award or Award Agreement, and any Committee determinations or decisions relating to the Plan’s administration shall be final, binding, and conclusive on all persons and otherwise accorded the maximum deference permitted by law, provided that the Committee’s interpretations, determinations, and decisions shall not be entitled to deference on and after a Change in Control except to the extent that such interpretations, determinations, or decisions are made exclusively by members of the Committee who are individuals who served as Committee members before the Change in Control. The validity of any such interpretation, construction, decision or finding of fact shall not be given de novo review if challenged in court, by arbitration, or in any other forum, and shall be upheld unless clearly made in bad faith or materially affected by fraud.

(e)            No Liability; Indemnification. Neither the Board nor any Committee member, nor any Person acting at the direction of the Board or the Committee, shall be liable for any act, omission, interpretation, construction or determination made in good faith with respect to the 2007 Plan, any Award or any Award Agreement. The Company and its Affiliates shall pay or reimburse any member of the Committee, as well as any Trustee, Employee, or Consultant who takes action on behalf of the 2007 Plan, for all expenses incurred with respect to the 2007 Plan, and to the full extent allowable under Applicable Law shall indemnify each and every one of them for any claims, liabilities, and costs (including reasonable attorney’s fees) arising out of their good faith performance of duties on behalf of the 2007 Plan. The Company and its Affiliates may, but shall not be required to, obtain liability insurance for this purpose.

5.	Eligibility

(a)           General Rule. The Committee shall determine from the class of Eligible Persons those individuals to whom Awards under the 2007 Plan may be granted, the number of Shares subject to each Award, the price (if any) to be paid for the Shares or the Award, any terms for vesting of Awards, and, in the case of Performance Awards, in addition to the matters addressed in Section 10 below, the specific objectives, goals and performance criteria that further define the Performance Award. A Participant who has been granted an Award may be granted an additional Award or Awards pursuant to the terms of the 2007 Plan if the Committee shall so determine, if such person is otherwise an Eligible Person and if otherwise in accordance with the terms of the 2007 Plan.

(b)          Documentation of Awards. Each Award shall be evidenced by an Award Agreement signed by the Company and, if required by the Committee, the Participant. The Award Agreement shall set forth the material terms and conditions of the Award established by the Committee, and each Award shall be subject to all of the terms and conditions of the 2007 Plan unless otherwise specifically provided in an Award Agreement.

(c)           Limits on Awards. During the term of the 2007 Plan, no Participant may receive Options and SARs that relate to more than 500,000 Shares per calendar year during the term of the 2007 Plan, pursuant to Section 3 above, and as adjusted pursuant to Section 13 below.

(d)          Replacement Awards. Subject to Applicable Laws (including any associated Shareholder approval requirements) and the provisions of Section 15 below, the Committee may, in its sole discretion and upon such terms as it deems appropriate, require as a condition of the grant of an Award to a Participant that the Participant surrender for cancellation some or all of the Awards that have previously been granted to the Participant under this 2007 Plan or otherwise. An Award that is conditioned upon such surrender may or may not be the same type of Award, may cover the same (or a lesser or greater) number of Shares as such surrendered Award, may have other terms that are determined without regard to the terms or conditions of such surrendered Award, and may contain any other terms that the Committee deems appropriate. In the case of Options and SARs, these other terms may not involve an Exercise Price that is lower than the exercise price of the surrendered Option or SAR unless the Company’s shareholders approve the grant itself or the program under which the grant is made pursuant to the 2007 Plan.

6.	Option Awards

(a)           Types; Documentation. Subject to Section 5(a), the Committee may in its discretion grant Options pursuant to Award Agreements that are delivered to Participants. Each Option shall be designated in the Award Agreement as a Non-ISO. At the sole discretion of the Committee, any Option may be exercisable, in whole or in part, immediately upon the grant thereof, or only after the occurrence of a specified event, or only in installments, which installments may vary. Options granted under the 2007 Plan may contain such terms and provisions not inconsistent with the 2007 Plan that the Committee shall deem advisable in its sole and absolute discretion.

(b)            Term of Options. Each Award Agreement shall specify a term at the end of which the Option automatically expires, subject to earlier termination provisions contained in Section 6(h) hereof; provided, that, the term of any Option may not exceed ten years from the Grant Date.

(c)           Exercise Price. The exercise price of an Option shall be determined by the Committee in its sole discretion and shall be set forth in the Award Agreement, provided that for all Options, such per Share exercise price shall not be less than 100% of the Fair Market Value per Share on the Grant Date.

(d)          Exercise of Option. The times, circumstances and conditions under which an Option shall be exercisable shall be determined by the Committee in its sole discretion and set forth in the Award Agreement. The Committee shall have the discretion to determine whether and to what extent the vesting of Options shall be tolled during any unpaid leave of absence; provided, however, that in the absence of such determination, vesting of Options shall be tolled during any such leave approved by the Company.

(e)           Minimum Exercise Requirements. An Option may not be exercised for a fraction of a Share. The Committee may require in an Award Agreement that an Option be exercised as to a minimum number of Shares, provided that such requirement shall not prevent a Participant from purchasing the full number of Shares as to which the Option is then exercisable.

(f)           Methods of Exercise. Prior to its expiration pursuant to the terms of the applicable Award Agreement, and subject to the times, circumstances and conditions for exercise contained in the applicable Award Agreement, each Option may be exercised, in whole or in part (provided that the Company shall not be required to issue fractional shares), by delivery of written notice of exercise to the secretary of the Company accompanied by the full exercise price of the Shares being purchased. The methods of payment that the Committee may in its discretion accept or commit to accept in an Award Agreement include:

(i)	cash or check payable to the Company (in U.S. dollars);

(ii)          other Shares that (A) are owned by the Participant who is purchasing Shares pursuant to an Option, (B) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which the Option is being exercised, (C) were not acquired by such Participant pursuant to the exercise of an Option, unless such Shares have been owned by such Participant for at least six months or such other period as the Committee may determine, (D) are all, at the time of such surrender, free and clear of any and all claims, pledges, liens and encumbrances, or any restrictions which would in any manner restrict the transfer of such shares to or by the Company (other than such restrictions as may have existed prior to an issuance of such Shares by the Company to such Participant), and (E) are duly endorsed for transfer to the Company;

(iii)         a cashless exercise program that the Committee may approve, from time to time in its discretion, pursuant to which a Participant may concurrently provide irrevocable instructions (A) to such Participant’s broker or dealer to effect the immediate sale of the purchased Shares and remit to the Company, out of the sale proceeds available on the settlement date, sufficient funds to cover the exercise price of the Option plus all applicable taxes required to be withheld by the Company by reason of such exercise, and (B) to the Company to deliver the certificates for the purchased Shares directly to such broker or dealer in order to complete the sale; or

(iv)	any combination of the foregoing methods of payment.

The Company shall not be required to deliver Shares pursuant to the exercise of an Option until payment of the full exercise price therefore is received by the Company.

(g)          Termination of Continuous Service. The Committee may establish and set forth in the applicable Award Agreement the terms and conditions on which an Option shall remain exercisable, if at all, following termination of a Participant’s Continuous Service. The Committee may waive or modify these provisions at any time. To the extent that a Participant is not entitled to exercise an Option at the date of his or her termination of Continuous Service, or if the Participant (or other person entitled to exercise the Option) does not exercise the Option to the extent so entitled within the time specified in the Award Agreement or below (as applicable), the Option shall terminate and the Shares underlying the unexercised portion of the Option shall revert to the 2007 Plan and become available for future Awards. In no event may any Option be exercised after the expiration of the Option term as set forth in the Award Agreement.

The following provisions shall apply to the extent an Award Agreement does not specify the terms and conditions upon which an Option shall terminate when there is a termination of a Participant’s Continuous Service:

(i)            Termination other than Upon Disability or Death or for Cause. In the event of termination of a Participant’s Continuous Service (other than as a result of Participant’s death, being Disabled, or termination for Cause), the Participant shall have the right to exercise an Option at any time within 180 days following such termination to the extent the Participant was entitled to exercise such Option at the date of such termination.

(ii)          Disability. In the event of termination of a Participant’s Continuous Service as a result of his or her being Disabled, the Participant shall have the right to exercise an Option at any time within one year following such termination to the extent the Participant was entitled to exercise such Option at the date of such termination.

(iii)         Death. In the event of the death of a Participant either during the period of Continuous Service since the Grant Date of an Option, or within 180 days following termination of the Participant’s Continuous Service (other than for Cause), the Option may be exercised, at any time within 1 year following the date of the Participant’s death, by the Participant’s estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent the right to exercise the Option had vested at the date of death or, if earlier, the date the Participant’s Continuous Service terminated.

(iv)          Cause. If the Committee determines that a Participant’s Continuous Service terminated due to Cause, the Participant shall immediately forfeit the right to exercise any Option, and it shall be considered immediately null and void.

(h)          Extension for Black-out Periods; Expiration. If there is a blackout period imposed by the Securities and Exchange Commission or the Company that, in either case, prohibits the buying or selling or Shares during any part of the ten (10) day period before the expiration of any Option based on the termination of a Participant’s Continuous Service (as described above), the period for exercising the Options shall be extended until ten (10) days beyond when such blackout period ends. Notwithstanding any provision hereof or within an Award Agreement, no Option shall ever be exercisable after the expiration date of its original term as set forth in the Award Agreement.

(i)           Reverse Vesting. The Committee in its sole discretion may allow a Participant to exercise unvested Options according to such terms and conditions as the Committee may authorize in its discretion.

7.	Share Appreciation Rights (SARs)

(a)           Grants. The Committee may in its discretion grant Share Appreciation Rights to any Eligible Person in any of the following forms:

(i)            SARs related to Options. The Committee may grant SARs either concurrently with the grant of an Option or with respect to an outstanding Option, in which case the SAR shall extend to all or a portion of the Shares covered by the related Option. A SAR shall entitle the Participant who holds the related Option, upon exercise of the SAR and surrender of the related Option, or portion thereof, to the extent the SAR and related Option each were previously unexercised, to receive payment of an amount determined pursuant to Section 7(e) below. Any SAR will contain such terms as may be required to comply with the provisions of Section 422 of the Code and the regulations promulgated thereunder.

(ii)          SARs Independent of Options. The Committee may grant SARs which are independent of any Option subject to such conditions as the Committee may in its discretion determine and set forth in the applicable Award Agreement.

(iii)         Limited SARs. The Committee may grant SARs exercisable only upon or in respect of a Change in Control or any other specified event, and such limited SARs may relate to or operate in tandem or combination with or substitution for Options or other SARs, or on a stand-alone basis, and may be payable in cash or Shares based on the spread between the exercise price of the SAR, and (A) a price based upon or equal to the Fair Market Value of the Shares during a specified period, at a specified time within a specified period before, after or including the date of such event, or (B) a price related to consideration payable to Company’s shareholders generally in connection with the event.

(b)          Exercise Price. The per Share exercise price of a SAR shall be determined in the sole discretion of the Committee, shall be set forth in the applicable Award Agreement, and shall be no less than 100% of the Fair Market Value of one Share on the Grant Date, subject to adjustments by the Committee in accordance with Code Section 409A) after its delivery to the Company. The exercise price of a SAR related to an Option shall be the same as the exercise price of the related Option.

(c)           Exercise of SARs. A SAR may not have a term exceeding ten years from its Grant Date. Unless the Award Agreement otherwise provides, a SAR related to an Option will be exercisable at such time or times, and to the extent, that the related Option will be exercisable; provided that the Award Agreement shall not, without the approval of the Committee, provide for a vesting period for the exercise of the SAR that is more favorable to the Participant than the exercise period for the related Option. A SAR granted independently of any other Award will be exercisable pursuant to the terms of the Award Agreement. Whether a SAR is related to an Option or is granted independently, the SAR may only be exercised when the Fair Market Value of the Shares underlying the SAR exceeds the exercise price of the SAR.

(d)          Effect on Available Shares. All SARs that may be settled in Shares shall be counted in full against the number of Shares available for awards under the 2007 Plan, regardless of the number of Shares actually issued upon settlement of the SARs.

(e)           Payment. Upon exercise of a SAR related to an Option and the attendant surrender of an exercisable portion of any related Award, the Participant will be entitled to receive payment of an amount determined by multiplying –

(i)            the excess of the Fair Market Value of a Share on the date of exercise of the SAR over the exercise price per Share of the SAR, by

(ii)	the number of Shares with respect to which the SAR has been exercised.

(iii)        Notwithstanding the foregoing, a SAR granted independently of an Option (i) may limit the amount payable to the Participant to a percentage, specified in the Award Agreement but not exceeding one-hundred percent (100%), of the amount determined pursuant to the preceding sentence, and (ii) shall be subject to any payment or other restrictions that the Committee may at any time impose in its discretion, including restrictions intended to conform the SARs with Section 409A of the Code.

(f)           Form and Terms of Payment. Unless otherwise provided in an Award Agreement, all SARs shall be settled in Shares as soon as practicable after exercise. Subject to Applicable Law, the Committee may, in its sole discretion, provide in an Award Agreement that the amount determined under Section 7(e) above shall be settled solely in cash, solely in Shares (valued at their Fair Market Value on the date of exercise of the SAR), or partly in cash and partly in Shares, with cash paid in lieu of fractional shares.

(g)          Termination of Employment or Consulting Relationship. The Committee shall establish and set forth in the applicable Award Agreement the terms and conditions under which a SAR shall remain exercisable, if at all, following termination of a Participant’s Continuous Service. The provisions of Section 6(h) above shall apply to the extent an Award Agreement does not specify the terms and conditions upon which a SAR shall terminate when there is a termination of a Participant’s Continuous Service.

8.	Restricted Shares, Restricted Share Units, and Unrestricted Shares

(a)           Grants. The Committee may in its sole discretion grant restricted shares (“Restricted Shares”) to any Eligible Person and shall evidence such grant in an Award Agreement that is delivered to the Participant and that sets forth the number of Restricted Shares, the purchase price for such Restricted Shares (if any), and the terms upon which the Restricted Shares may become vested. In addition, the Company may in its discretion grant to any Eligible Person the right to receive Shares after certain vesting requirements are met (“Restricted Share Units”), and shall evidence such grant in an Award Agreement that is delivered to the Participant which sets forth the number of Shares (or formula, that may be based on future performance or conditions, for determining the number of Shares) that the Participant shall be entitled to receive upon vesting and the terms upon which the Shares subject to a Restricted Share Unit may become vested. The Committee may condition any Award of Restricted Shares or Restricted Share Units to a Participant on receiving from the Participant such further assurances and documents as the Committee may require to enforce the restrictions. In addition, the Committee may grant Awards hereunder in the form of unrestricted shares (“Unrestricted Shares”) that (i) shall vest in full upon the Grant Date or (ii) the Committee may issue pursuant to any program that the Committee may approve under which one or more Eligible Persons (selected by the Committee in its sole discretion) may elect to pay for such Shares or to receive Unrestricted Shares in lieu of cash bonuses that would otherwise be paid.

(b)          Vesting and Forfeiture. The Committee shall set forth in an Award Agreement granting Restricted Shares or Restricted Share Units, the terms and conditions under which the Participant’s interest in the Restricted Shares or the Shares subject to Restricted Share Units will become vested and non-forfeitable. Except as set forth in the applicable Award Agreement or as the Committee otherwise determines, upon termination of a Participant’s Continuous Service for any reason, the Participant shall forfeit his or her Restricted Shares and Restricted Share Units to the extent the Participant’s interest therein has not vested on or before such termination date; provided that (i) unless otherwise provided in an Award Agreement, full vesting shall occur if the Participant’s Continuous Service ends due to the Participant’s death, being Disabled, or Retirement, and (ii) if a Participant purchases the Restricted Shares and forfeits them for any reason, the Company shall return the purchase price to the Participant only if and to the extent set forth in an Award Agreement.

(c)           Book Entry of Restricted Shares Prior to Vesting; Voting Rights. Restricted Shares will be evidenced by a book entry in the Company’s records. Upon vesting, a Participant may request a physical certificate for vested Shares, and the Committee may in its discretion direct the Company to issue such certificate at any time after vesting, provided that the Company may issue the Shares to an account maintained in the Participant’s name by a transfer agent if the Participant has not provided contrary instructions. After the book entry of a Restricted Share, the Participant shall possess voting rights, without regard to whether such Restricted Share has then vested, except as otherwise set forth herein.

(d)          Issuance of Shares upon Vesting. As soon as practicable after vesting of a Participant’s Restricted Shares (or of the right to receive Shares underlying Restricted Share Units) and the Participant’s satisfaction of applicable tax withholding requirements, the Company shall release to the Participant, free from the vesting restrictions, one Share for each vested Restricted Share (or issue one Share free of the vesting restriction for each vested Restricted Share Unit), unless an Award Agreement provides otherwise. No fractional shares shall be distributed, and cash shall be paid in lieu thereof.

(e)           Dividends Payable on Restricted Shares or Restricted Share Units. Unless otherwise provided in an Award Agreement, the number of Shares subject to any Restricted Share or Restricted Share Unit Award shall be adjusted to reflect any Share dividends which are declared and paid to the holders of Shares between the Grant Date and the date such Share is released from the vesting restrictions in the case of Restricted Shares or issued in the case of Restricted Share Units. To the extent that the Company pays any cash dividends on the Shares subject to any Restricted Share or Restricted Share Unit Award, the Participant shall be entitled (unless an Award Agreement provides otherwise) to receive a cash payment from the Company, when such cash dividend is paid to holders of such Shares, with the payment to the Participant being equal to the product of the per Share cash dividend paid and the number of Shares subject to the Participant’s Award.

(f)           Section 83(b) Elections. A Participant may make an election under Section 83(b) of the Code (the “Section 83(b) Election”) with respect to Restricted Shares. If a Participant who has received Restricted Share Units promptly provides the Committee with written notice of his or her intention to make a Section 83(b) Election with respect to the Shares subject to such Restricted Share Units, the Committee may in its discretion convert the Participant’s Restricted Share Units into Restricted Shares, on a one-for-one basis, in full satisfaction of the Participant’s Restricted Share Unit Award. The Participant may then make a Section 83(b) Election with respect to those Restricted Shares. Shares with respect to which a Participant makes a Section 83(b) Election shall not be eligible for deferral pursuant to Section 9 below.

(g)          Deferral Elections. At any time within the thirty-day period (or other shorter or longer period that the Committee selects in its sole discretion) in which a Participant who is a member of a select group of management or highly compensated employees (within the meaning of the Code) receives an initial Award of either Restricted Shares or Restricted Share Units (or before the calendar year in which such a Participant receives a subsequent Award, subject to adjustments by the Committee in accordance with Code Section 409A), the Committee may permit the Participant to irrevocably elect, on a form provided by and acceptable to the Committee, to defer the receipt of all or a percentage of the Shares that would otherwise be transferred to the Participant upon the vesting of such Award. If the Participant makes this election, the Shares subject to the election, and any associated dividends and interest, shall be credited to an account established pursuant to Section 9 hereof on the date such Shares would otherwise have been released or issued to the Participant pursuant to Section 8(d) above, and no vesting shall occur (other than for death, being Disabled, or Retirement if provided pursuant to the Award Agreement) within the 12-month period following the date of the Participant’s election.

9.	Deferred Share Units

(a)           Elections to Defer. The Committee may permit any Eligible Person who is a Trustee, Consultant or member of a select group of management or highly compensated Employees (within the meaning of the Code) to irrevocably elect, on a form provided by and acceptable to the Committee (the “Election Form”), to forego the receipt of cash or other compensation (including the Shares deliverable pursuant to any Award other than Restricted Shares for which a Section 83(b) Election has been made), and in lieu thereof to have the Company credit to an internal 2007 Plan account (the “Account”) a number of deferred share units (“Deferred Share Units”) having a Fair Market Value equal to the Shares and other compensation deferred. These credits will be made at the end of each calendar month during which compensation is deferred. Each Election Form shall take effect on the first day of the next calendar year (or on the first day of the next calendar month in the case of an initial election by a Participant who first receives an Award, subject to adjustments by the Committee in accordance with Code Section 409A) after its delivery to the Company, subject to Section 8(g) regarding deferral of Restricted Shares and Restricted Share Units and to Section 10(e) regarding deferral of Performance Awards, unless the Company sends the Participant a written notice explaining why the Election Form is invalid within five business days after the Company receives it. Notwithstanding the foregoing sentence: (i) Election Forms shall be ineffective with respect to any compensation that a Participant earns before the date on which the Company receives the Election Form, and (ii) the Committee may unilaterally make Awards in the form of Deferred Share Units, regardless of whether or not the Participant foregoes other compensation.

(b)          Vesting. Unless an Award Agreement expressly provides otherwise, each Participant shall be 100% vested at all times in any Shares subject to Deferred Share Units.

(c)           Issuances of Shares. The Company shall provide a Participant with one Share for each Deferred Share Unit in five substantially equal annual installments that are issued before the last day of each of the five calendar years that end after the date on which the Participant’s Continuous Service terminates, unless –

(i)            the Participant has properly elected a different form of distribution, on a form approved by the Committee, that permits the Participant to select any combination of a lump sum and annual installments that are completed within ten years following termination of the Participant’s Continuous Service, and

(ii)          the Company received the Participant’s distribution election form at the time the Participant elects to defer the receipt of cash or other compensation pursuant to Section 9(a), provided that such election may be changed through any subsequent election that (i) is delivered to the Company at least one year before the date on which distributions are otherwise scheduled to commence pursuant to the Participant’s election, and (ii) defers the commencement of distributions by at least five years from the originally scheduled commencement date.

Fractional shares shall not be issued, and instead shall be paid out in cash.

(d)          Crediting of Dividends. Unless otherwise provided in an Award Agreement or in a Participant’s deferral election agreement, whenever Shares are issued to a Participant pursuant to Section 9(c) above, such Participant shall also be entitled to receive, with respect to each Share issued, a number of Shares equal to the sum of (i) any share dividends, which were declared and paid to the holders of Shares between the Grant Date and the date such Share is issued, and (ii) a number of Shares equal to the Shares that the Participant could have purchased at Fair Market Value on the payment date of any cash dividends for Shares if the Participant had received such cash dividends between the Grant Date and the settlement date for the Deferred Share Units.

(e)           Emergency Withdrawals. In the event a Participant suffers an unforeseeable emergency within the contemplation of this Section and Section 409A of the Code, the Participant may apply to the Company for an immediate distribution of all or a portion of the Participant’s Deferred Share Units. The unforeseeable emergency must result from a sudden and unexpected illness or accident of the Participant, the Participant’s spouse, or a dependent (within the meaning of Section 152(a) of the Code) of the Participant, casualty loss of the Participant’s property, or other similar extraordinary and unforeseeable conditions beyond the control of the Participant. Examples of purposes which are not considered unforeseeable emergencies include post-secondary school expenses or the desire to purchase a residence. In no event will a distribution be made to the extent the unforeseeable emergency could be relieved through reimbursement or compensation by insurance or otherwise, or by liquidation of the Participant’s nonessential assets to the extent such liquidation would not itself cause a severe financial hardship. The amount of any distribution hereunder shall be limited to the amount necessary to relieve the Participant’s unforeseeable emergency plus amounts necessary to pay taxes reasonably anticipated as a result of the distribution. The Committee shall determine whether a Participant has a qualifying unforeseeable emergency and the amount which qualifies for distribution, if any. The Committee may require evidence of the purpose and amount of the need, and may establish such application or other procedures as it deems appropriate.

(f)           Unsecured Rights to Deferred Compensation. A Participant’s right to Deferred Share Units shall at all times constitute an unsecured promise of the Company to pay benefits as they come due. The right of the Participant or the Participant’s duly-authorized transferee to receive benefits hereunder shall be solely an unsecured claim against the general assets of the Company. Neither the Participant nor the Participant’s duly-authorized transferee shall have any claim against or rights in any specific assets, shares, or other funds of the Company.

10.	Performance Awards

(a)           Performance Units. Subject to the limitations set forth in paragraph (c) hereof, the Committee may in its discretion grant Performance Units to any Eligible Person and shall evidence such grant in an Award Agreement that is delivered to the Participant which sets forth the terms and conditions of the Award which may be paid in cash, in Shares, or such combination of cash and Shares as the Committee in its sole discretion shall determine.

(b)          Performance Compensation Awards. Subject to the limitations set forth in paragraph (c) hereof, the Committee may, at the time of grant of a Performance Unit, designate such Award as a “Performance Compensation Award” (payable in cash or Shares) in order that such Award constitutes “qualified performance-based compensation” under Code Section 162(m), in which event the Committee shall have the power to grant such Performance Compensation Award upon terms and conditions that qualify it as “qualified performance-based compensation” within the meaning of Code Section 162(m). With respect to each such Performance Compensation Award, the Committee shall establish, in writing within the time required under Code Section 162(m), a “Performance Period,” “Performance Measure(s)”, and “Performance Formula(e)” (each such term being hereinafter defined). Once established for a Performance Period, the Performance Measure(s) and Performance Formula(e) shall not be amended or otherwise modified to the extent such amendment or modification would cause the compensation payable pursuant to the Award to fail to constitute qualified performance-based compensation under Code Section 162(m).

A Participant shall be eligible to receive payment in respect of a Performance Compensation Award only to the extent that the Performance Measure(s) for such Award is achieved and the Performance Formula(e) as applied against such Performance Measure(s) determines that all or some portion of such Participant’s Award has been earned for the Performance Period. As soon as practicable after the close of each Performance Period, the Committee shall review and certify in writing whether, and to what extent, the Performance Measure(s) for the Performance Period have been achieved and, if so, determine and certify in writing the amount of the Performance Compensation Award to be paid to the Participant and, in so doing, may use negative discretion to decrease, but not increase, the amount of the Award otherwise payable to the Participant based upon such performance.

(c)           Limitations on Awards. The maximum Performance Unit Award and the maximum Performance Compensation Award that any one Participant may receive for any one Performance Period shall not together exceed 250,000 shares (or, for Performance Units to be settled in cash, $5,000,000). The Committee shall have the discretion to provide in any Award Agreement that any amounts earned in excess of these limitations will either be credited as Deferred Share Units, or as deferred cash compensation under a separate plan of the Company (provided in the latter case that such deferred compensation either bears a reasonable rate of interest or has a value based on one or more predetermined actual investments). Any amounts for which payment to the Participant is deferred pursuant to the preceding sentence shall be paid to the Participant in a future year or years not earlier than, and only to the extent that, the Participant is either not receiving compensation in excess of these limits for a Performance Period, or is not subject to the restrictions set forth under Section 162(b) of the Code.

(d)	Definitions.

(i)            “Performance Formula” means, for a Performance Period, one or more objective formulae or standards established by the Committee for purposes of determining whether or the extent to which an Award has been earned based on the level of performance attained or to be attained with respect to one or more Performance Measure(s). Performance Formulae may vary from Performance Period to Performance Period and from Participant to Participant and may be established on a stand-alone basis, in tandem or in the alternative.

(ii)          “Performance Measure” means one or more of the following selected by the Committee to measure Company, Affiliate, and/or business unit performance for a Performance Period, whether in absolute or relative terms (including, without limitation, terms relative to a peer group or index): cash available for distribution; basic, diluted, or adjusted earnings per share; sales or revenue; earnings before interest, taxes, and other adjustments (in total or on a per share basis); basic or adjusted net income; returns on equity, assets, capital, revenue or similar measure;

economic value added; working capital; total shareholder return; and product development, product market share, research, licensing, litigation, human resources, information services, mergers, acquisitions, sales of assets of Affiliates or business units. Each such measure shall be, to the extent applicable, determined in accordance with generally accepted accounting principles as consistently applied by the Company (or such other standard applied by the Committee) and, if so determined by the Committee, and in the case of a Performance Compensation Award, to the extent permitted under Code Section 162(m), adjusted to omit the effects of extraordinary items, gain or loss on the disposal of a business segment, unusual or infrequently occurring events and transactions and cumulative effects of changes in accounting principles. Performance Measures may vary from Performance Period to Performance Period and from Participant to Participant, and may be established on a stand-alone basis, in tandem or in the alternative.

(iii)         “Performance Period” means one or more periods of time (of not less than one fiscal year of the Company), as the Committee may designate, over which the attainment of one or more Performance Measure(s) will be measured for the purpose of determining a Participant’s rights in respect of an Award.

(e)           Deferral Elections. At any time prior to the date that is at least six months before the close of a Performance Period (or shorter or longer period that the Committee selects) with respect to an Award of either Performance Units or Performance Compensation, the Committee may permit a Participant who is a member of a select group of management or highly compensated employees (within the meaning of the Code) to irrevocably elect, on a form provided by and acceptable to the Committee, to defer the receipt of all or a percentage of the cash or Shares that would otherwise be transferred to the Participant upon the vesting of such Award. If the Participant makes this election, the cash or Shares subject to the election, and any associated interest and dividends, shall be credited to an Account established pursuant to Section 9 hereof on the date such cash or Shares would otherwise have been released or issued to the Participant pursuant to Section 10(a) or Section 10(b) above.

11.	Taxes

(a)           General. As a condition to the issuance or distribution of Shares pursuant to the 2007 Plan, the Participant (or in the case of the Participant’s death, the person who succeeds to the Participant’s rights) shall make such arrangements as the Company may require for the satisfaction of any applicable federal, state, local or foreign withholding tax obligations that may arise in connection with the Award and the issuance of Shares. The Company shall not be required to issue any Shares until such obligations are satisfied, and may unilaterally withhold Shares for this purpose. If the Committee allows or effectuates the withholding or surrender of Shares to satisfy a Participant’s tax withholding obligations, the Committee shall not allow Shares to be withheld in an amount that exceeds the minimum statutory withholding rates for federal and state tax purposes, including payroll taxes.

(b)          Default Rule for Employees. In the absence of any other arrangement authorized by the Committee or set forth in the Award Agreement, and to the extent permitted under Applicable Law, each Participant shall be deemed to have elected to have the Company withhold from the Shares or cash to be issued pursuant to an Award that number of Shares having a Fair Market Value determined as of the applicable Tax Date (as defined below) or cash equal to the minimum applicable tax withholding and employment tax obligations associated with an Award. If such withholding of Shares is not permitted for any reason, the Company shall satisfy any required withholding through withholding from cash compensation otherwise payable to the Participant. For purposes of this Section 11, the Fair Market Value of the Shares to be withheld shall be determined on the date that the amount of tax to be withheld is to be determined under the Applicable Law (the “Tax Date”).

(c)           Surrender of Shares. If permitted by the Committee, in its discretion, a Participant may satisfy the minimum applicable tax withholding and employment tax obligations associated with an Award by surrendering Shares to the Company (including Shares that would otherwise be issued pursuant to the Award) that have a Fair Market Value determined as of the applicable Tax Date equal to the amount required to be withheld. In the case of Shares previously acquired from the Company that are surrendered under this Section 11, such Shares must have been owned by the Participant for more than six months on the date of surrender (or such longer period of time the Company may in its discretion require).

(d)          Income Taxes and Deferred Compensation. Participants are solely responsible and liable for the satisfaction of all taxes and penalties that may arise in connection with Awards (including any taxes arising under Section 409A of the Code), and the Company shall not have any obligation to indemnify or otherwise hold any Participant harmless from any or all of such taxes. The Committee shall have the discretion to organize any deferral program, to require deferral election forms, and to grant or to unilaterally modify any Award in a manner that (i) conforms with the requirements of Section 409A of the Code with respect to compensation that is deferred and that vests after December 31, 2004, (ii) that voids any Participant election to the extent it would violate Section 409A of the Code, and (iii) for any distribution election that would violate Section 409A of the Code, to make distributions pursuant to the Award at the earliest to occur of a distribution event that is allowable under Section 409A of the Code or any distribution event that is both allowable under Section 409A of the Code and is elected by the Participant, subject to any valid second election to defer, provided that the Committee permits second elections to defer in accordance with Section 409A(a)(4)(C). The Committee shall have the sole discretion to interpret the requirements of the Code, including Section 409A, for purposes of the 2007 Plan and all Awards.

12.	Non-Transferability of Awards

(a)           General. Except as set forth in this Section 12 or in an Award Agreement, or as otherwise approved by the Committee, Awards may not be sold, pledged, assigned, hypothecated, mortgaged, or otherwise encumbered, transferred, alienated, conveyed or disposed of in any manner other than by will or by the laws of descent or distribution. The designation of a death beneficiary by a Participant shall be permissible and shall not constitute a transfer. An Award may be exercised, during the lifetime of the holder of an Award, only by such holder, the duly-authorized legal representative of a Participant who is Disabled, or a transferee permitted by this Section 12. Except to the extent required by law or as authorized under the 2007 Plan or as provided in an Award Agreement, no part of any Participant’s Award shall (i) be subject to seizure, attachment, garnishment or sequestration for the payment of any debts, judgments, alimony or separate maintenance owed by the Participant or any other person, (ii) be transferable by operation of law in the event of the Participant’s or any other person’s bankruptcy or insolvency, or (iii) be transferable to a spouse as a result of a property settlement or otherwise, and any attempt to cause any benefit to be so subject under clauses (i), (ii), or (iii) hereof shall be void.

(b)          Limited Transferability Rights. Notwithstanding anything else in this Section 12, a Participant may transfer, on such terms and conditions as the Committee deems appropriate, any Award in the form of a Non-ISO, Share-settled SAR, Restricted Shares, Unrestricted Shares, or Performance Shares, either (i) by instrument to the Participant’s “Immediate Family” (as defined below), (ii) by instrument to an inter vivos or testamentary trust (or other entity) in which the Award is to be passed to the Participant’s designated beneficiaries, or (iii) by gift to charitable institutions. Any transferee of the Participant’s rights shall succeed and be subject to all of the terms of the applicable Award Agreement and the 2007 Plan. “Immediate Family” means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, domestic partner, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, and shall include adoptive relationships.

13.	Adjustments Upon Changes in Capitalization, Merger or Certain Other Transactions

(a)           Changes in Capitalization. The Committee shall equitably adjust both the number of Shares covered by each outstanding Award and the number of Shares that have been authorized for issuance under the 2007 Plan but as to which no Awards have yet been granted or that have been returned to the 2007 Plan, upon cancellation, forfeiture, or expiration of an Award, as well as the price per Share covered by each such outstanding Award, to reflect any increase or decrease in the number of issued Shares resulting from a share-split, reverse share-split, share dividend, combination, recapitalization or reclassification of the Shares, or any other increase, decrease, or change in the number or kind of issued Shares effected either (i) through a merger, consolidation, or other similar combination in which the Company is not the surviving entity, or (ii) without receipt of consideration by the Company. In the event of any such transaction or event, the Committee may provide in substitution for any or all outstanding Awards under the 2007 Plan such alternative consideration (including securities of any surviving entity) as it may in good faith determine to be equitable under the circumstances and may require in connection therewith the surrender of all Awards so replaced. In any case, such substitution of securities shall not require the consent of any person who is granted Awards pursuant to the 2007 Plan. Except as expressly provided herein, or in an Award Agreement, if the Company issues for consideration shares of any class or securities convertible into shares of any class, the issuance shall not affect, and no adjustment by reason thereof shall be required to be made with respect to the number or price of Shares subject to any Award.

(b)          Dissolution or Liquidation. In the event of the dissolution or liquidation of the Company other than as part of a Change of Control, each Award will terminate immediately prior to the consummation of such action, subject to the ability of the Committee to exercise any discretion authorized in the case of a Change in Control.

(c)           Change in Control. Except to the extent provided otherwise in an Award Agreement or in an unexpired Employment Agreement, in the event of a Change in Control, the Committee may in its sole and absolute discretion and authority, without obtaining the approval or consent of the Company’s shareholders or any Participant with respect to his or her outstanding Awards, take one or more of the following actions:

(i)            arrange for or otherwise provide that each outstanding Award shall be assumed or a substantially similar award shall be substituted by a successor corporation or a parent or subsidiary of such successor corporation (the “Successor Corporation”);

(ii)          accelerate the vesting of Awards so that Awards shall vest (and, to the extent applicable, become exercisable) as to the Shares that otherwise would have been unvested and provide that repurchase rights of the Company with respect to Shares issued upon exercise of an Award shall lapse as to the Shares subject to such repurchase right;

(iii)         arrange or otherwise provide for the payment of cash or other consideration to Participants in exchange for the satisfaction and cancellation of outstanding Awards; or

(iv)          make such other modifications, adjustments or amendments to outstanding Awards or this 2007 Plan as the Committee deems necessary or appropriate, subject however to the terms of Section 15(a) below.

To the extent that an Award is not being assumed or substituted in a Change in Control transaction, the vesting of such Award shall accelerate to 100%, and the Award shall terminate upon consummation of the Change in Control (but only if, in the case of Options and SARs, the Participant shall have had at least three business days in which to exercise the Award before its termination).

Notwithstanding the above, unless otherwise provided in an Award Agreement, in the event a Participant holding an Award assumed or substituted by the Successor Corporation in a Change in Control incurs an Involuntary Termination by the Successor Corporation in connection with, or within 12 months (or other period either set forth in an Award Agreement, or as increased thereafter by the Committee to a period longer than 12 months) following consummation of, the Change in Control, then any assumed or substituted Award held by the terminated Participant at the time of termination shall accelerate and become fully vested (and exercisable in full in the case of Options and SARs), and any repurchase right applicable to any Shares shall lapse in full, unless an Award Agreement provides for a more restrictive acceleration or vesting schedule or more restrictive limitations on the lapse of repurchase rights or otherwise places additional restrictions, limitations and conditions on an Award. The acceleration of vesting and lapse of repurchase rights provided for in the previous sentence shall occur immediately prior to the effective date of the Participant’s termination, unless an Award Agreement provides otherwise.

(d)          Certain Distributions. In the event of any distribution to the Company’s shareholders of securities of any other entity or other assets (other than dividends payable in cash or shares of the Company) without receipt of consideration by the Company, the Committee may, in its discretion, appropriately adjust the price per Share covered by each outstanding Award to reflect the effect of such distribution.

14.	Time of Granting Awards

The date of grant (“Grant Date”) of an Award shall be the date on which the Committee makes the determination granting such Award or such other date as is determined by the Committee.

15.	Modification of Awards and Substitution of Options

(a)           Modification, Extension, and Renewal of Awards. Within the limitations of the 2007 Plan, the Committee may modify an Award to accelerate the rate at which an Option or SAR may be exercised (including without limitation permitting an Option or SAR to be exercised in full without regard to the installment or vesting provisions of the applicable Award Agreement or whether the Option or SAR is at the time exercisable, to the extent it has not previously been exercised), to accelerate the vesting of any Award, to extend or renew outstanding Awards or to accept the cancellation of outstanding Awards to the extent not previously exercised. However, the Committee may not cancel an outstanding Option whose exercise price is greater than Fair Market Value at the time of cancellation for the purpose of reissuing the Option to the Participant at a lower exercise price or granting a replacement award of a different type. Notwithstanding the foregoing provision, no modification of an outstanding Award shall materially and adversely affect such Participant’s rights thereunder (with such an affect being presumed to arise from a modification that would trigger a violation of Section 409A of the Code), unless either (i) the Participant provides written consent, or (ii) before a Change in Control, the Committee determines in good faith that the modification is not materially adverse to the Participant. Furthermore, neither the Company nor the Committee shall, without shareholder approval, allow for a “repricing” within the meaning of federal securities laws applicable to proxy statement disclosures.

(b)          Substitution of Options. Notwithstanding any inconsistent provisions or limits under the 2007 Plan, in the event the Company or an Affiliate acquires (whether by purchase, merger or otherwise) all or substantially all of outstanding capital shares or assets of another corporation or in the event of any reorganization or other transaction qualifying under Section 424 of the Code, the Committee may, in accordance with the provisions of that Section, substitute Options for options under the plan of the acquired company provided (i) the excess of the aggregate fair market value of the shares subject to an option immediately after the substitution over the aggregate option price of such shares is not more than the similar excess immediately before such substitution and (ii) the new option does not give persons additional benefits, including any extension of the exercise period.

16.	Term of 2007 Plan

The 2007 Plan shall continue in effect for a term of ten (10) years from its effective date as determined under Section 20 below, unless the 2007 Plan is sooner terminated under Section 17 below.

17.	Amendment and Termination of the 2007 Plan

(a)           Authority to Amend or Terminate. Subject to Applicable Laws and subsection (b) hereof, the Board may from time to time amend, alter, suspend, discontinue, or terminate the 2007 Plan.

(b)          Effect of Amendment or Termination. No amendment, suspension, or termination of the 2007 Plan shall materially and adversely affect Awards already granted (with such an affect being presumed to arise from a modification that would trigger a violation of Section 409A of the Code) unless either it relates to an adjustment pursuant to Section 13 or modification pursuant to Section 15(a) above, or it is otherwise mutually agreed between the Participant and the Committee, which agreement must be in writing and signed by the Participant and the Company. Notwithstanding the foregoing, the Committee may amend the 2007 Plan to eliminate provisions which are no longer necessary as a result of changes in tax or securities laws or regulations, or in the interpretation thereof.

18.	Conditions Upon Issuance of Shares

Notwithstanding any other provision of the 2007 Plan or any agreement entered into by the Company pursuant to the 2007 Plan, the Company shall not be obligated, and shall have no liability for failure, to issue or deliver any Shares under the 2007 Plan unless such issuance or delivery would comply with Applicable Law, with such compliance determined by the Company in consultation with its legal counsel.

19.	Reservation of Shares

The Company, during the term of this 2007 Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the 2007 Plan.

20.	Effective Date

This 2007 Plan shall become effective on the date which it has received approval by a vote of a majority of the votes cast at a duly held meeting of the Company’s shareholders (or by such other shareholder vote that the Committee determines to be sufficient for the issuance of Awards according to the Company’s governing documents and applicable state law).

21.	Controlling Law; Jurisdiction

The 2007 Plan shall be construed, administered, and enforced in accordance with the laws of the State of Delaware, without giving effect to the conflict of laws principles thereof. Centerline Holding Company and each Participant agree that the state and federal courts of New York shall have jurisdiction over any suit, action or proceeding arising out of, or in any way related to, the 2007 Plan. The parties waive, to the fullest extent permitted by law, any objection which any of them may have to the venue of any such suit, action or proceeding brought in such courts, and any claim that such suit, action or proceeding brought in such courts has been brought in an inconvenient forum. In the event that any party shall not have appointed an agent for service of process in New York, the party agrees that it may be served with process by registered or certified mail, return receipt requested, to the party at its respective address as reflected on the records of Centerline Holding Company. All notices shall be deemed to have been given as of the date so delivered or mailed.

22.	Laws And Regulations

(a)           U.S. Securities Laws. This 2007 Plan, the grant of Awards, and the exercise of Options and SARs under this 2007 Plan, and the obligation of the Company to sell or deliver any of its securities (including, without limitation, Options, Restricted Shares, Restricted Share Units, Unrestricted Shares, Deferred Share Units, and Shares) under this 2007 Plan shall be subject to all Applicable Law. In the event that the Shares are not registered under the Securities Act of 1933, as amended (the “Act”), or any applicable state securities laws prior to the delivery of such Shares, the Company may require, as a condition to the issuance thereof, that the persons to whom Shares are to be issued represent and warrant in writing to the Company that such Shares are being acquired by him or her for investment for his or her own account and not with a view to, for resale in connection with, or with an intent of participating directly or indirectly in, any distribution of such Shares within the meaning of the Act, and a legend to that effect may be placed on the certificates representing the Shares.

(b)          Other Jurisdictions. To facilitate the making of any grant of an Award under this 2007 Plan, the Committee may provide for such special terms for Awards to Participants who are foreign nationals or who are employed by the Company or any Affiliate outside of the United States of America as the Committee may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. The Company may adopt rules and procedures relating to the operation and administration of this 2007 Plan to accommodate the specific requirements of local laws and procedures of particular countries. Without limiting the foregoing, the Company is specifically authorized to adopt rules and procedures regarding the conversion of local currency, taxes, withholding procedures and handling of share certificates which vary with the customs and requirements of particular countries. The Company may adopt sub-plans and establish escrow accounts and trusts as may be appropriate or applicable to particular locations and countries.

No Shareholder Rights Other than as set forth in this 2007 Plan or an Award Agreement, (i) neither a Participant nor any transferee of a Participant shall have any rights as a shareholder of the Company with respect to any Shares underlying any Award until the date of issuance of a share certificate to a Participant or a transferee of a Participant for such Shares in accordance with the Company’s governing instruments and Applicable Law; (ii) prior to the issuance of Shares pursuant to an Award, a Participant shall not have the right to vote or to receive dividends or any other rights as a shareholder with respect to the Shares underlying the Award, notwithstanding its exercise in the case of Options and SARs; and (iii) no adjustment will be made for a dividend or other right that is determined based on a record date prior to the date the share certificate is issued, except as otherwise specifically provided for in this 2007 Plan.

23.	No Employment Rights

The 2007 Plan shall not confer upon any Participant any right to continue an employment, service or consulting relationship with the Company or the Manager, nor shall it affect in any way a Participant’s right or the Company’s or Manager’s right to terminate the Participant’s employment, service, or consulting relationship at any time, with or without Cause.

24.	Termination, Rescission and Recapture of Awards

(a)           Each Award under the 2007 Plan is intended to align the Participant’s long-term interest with those of the Company. If the Participant engages in certain activities discussed below, either during employment or after employment with the Company terminates for any reason, the Participant is acting contrary to the long-term interests of the Company. Accordingly, and except to the extent expressly provided otherwise in an Award Agreement, the Company may terminate any outstanding, unexercised, unexpired, unpaid, or deferred Awards (“Termination”), rescind any exercise, payment or delivery pursuant to the Award (“Rescission”), or recapture any unvested Awards (“Recapture”), if the Participant does not comply with the conditions of subsections (b) and (c) hereof (collectively, the “Conditions”).

(b)          A Participant shall not, without the Company’s prior written authorization, disclose to anyone outside the Company, or use in other than the Company’s business, any proprietary or confidential information or material, as those or other similar terms are used in any applicable patent, confidentiality, inventions, secrecy, or other agreement between the Participant and the Company with regard to any such proprietary or confidential information or material.

(c)           Pursuant to any agreement between the Participant and the Company with regard to intellectual property (including but not limited to patents, trademarks, copyrights, trade secrets, inventions, developments, improvements, proprietary information, confidential business and personnel information), a Participant shall promptly disclose and assign to the Company or its designee all right, title, and interest in such intellectual property, and shall take all reasonable steps necessary to enable the Company to secure all right, title and interest in such intellectual property in the United States and in any foreign country.

(d)          Upon exercise, payment, or delivery of cash or Shares pursuant to an Award, the Participant shall certify on a form acceptable to the Company that he or she is in compliance with the terms and conditions of the 2007 Plan and, if a severance of Continuous Service has occurred for any reason, shall state the name and address of the Participant’s then-current employer or any entity for which the Participant performs business services and the Participant’s title, and shall identify any organization or business in which the Participant owns a greater-than-five-percent equity interest.

(e)           If the Company determines, in its sole and absolute discretion, that (i) a Participant has violated any of the Conditions or (ii) during his or her Continuous Service, or within one year after its termination for any reason, a Participant (a) has rendered services to or otherwise directly or indirectly engaged in or assisted, any organization or business that, in the judgment of the Company in its sole and absolute discretion, is or is working to become competitive with the Company; (b) has solicited any non-administrative Employee to terminate employment with the Company; or (c) has engaged in activities which are materially prejudicial to or in conflict with the interests of the Company, including any breaches of fiduciary duty or the duty of loyalty, then the Company may, in its sole and absolute discretion, impose a Termination, Rescission, and/or Recapture with respect to any or all of the Participant’s relevant Awards, Shares, and the proceeds thereof.

(f)           Within ten days after receiving notice from the Company of any such activity described in Section 25(e) above, the Participant shall deliver to the Company the Shares acquired pursuant to the Award, or, if Participant has sold the Shares, the gain realized, or payment received as a result of the rescinded exercise, payment, or delivery; provided, that if the Participant returns Shares that the Participant purchased pursuant to the exercise of an Option (or the gains realized from the sale of such Shares), the Company shall promptly refund the exercise price, without earnings, that the Participant paid for the Shares. Any payment by the Participant to the Company pursuant to this Section 21 shall be made either in cash or by returning to the Company the number of Shares that the Participant received in connection with the rescinded exercise, payment, or delivery. It shall not be a basis for Termination, Rescission or Recapture if after termination of a Participant’s Continuous Service, the Participant purchases, as an investment or otherwise, shares or other securities of such an organization or business, so long as (i) such shares or other securities are listed upon a recognized securities exchange or traded over-the-counter, and (ii) such investment does not represent more than a five percent (5%) equity interest in the organization or business.

(g)          Notwithstanding the foregoing provisions of this Section, the Company has sole and absolute discretion not to require Termination, Rescission and/or Recapture, and its determination not to require Termination, Rescission and/or Recapture with respect to any particular act by a particular Participant or Award shall not in any way reduce or eliminate the Company’s authority to require Termination, Rescission and/or Recapture with respect to any other act or Participant or Award. Nothing in this Section shall be construed to impose obligations on the Participant to refrain from engaging in lawful competition with the Company after the termination of employment that does not violate subsections (b) or (c) of this Section, other than any obligations that are part of any separate agreement between the Company and the Participant or that arise under applicable law.

(h)          All administrative and discretionary authority given to the Company under this Section shall be exercised by the most senior human resources executive of the Company or such other person or committee (including without limitation the Committee) as the Committee may designate from time to time.

(i)           Notwithstanding any provision of this Section, if any provision of this Section is determined to be unenforceable or invalid under any applicable law, such provision will be applied to the maximum extent permitted by applicable law, and shall automatically be deemed amended in a manner consistent with its objectives to the extent necessary to conform to any limitations required under applicable law. Furthermore, if any provision of this Section is illegal under any applicable law, such provision shall be null and void to the extent necessary to comply with applicable law.

Notwithstanding the foregoing, but subject to any contrary terms set forth in any Award Agreement, this Section shall not be applicable: (i) to any Participant who is not, on the Award Date, an Employee; and (ii) to any Participant from and after his or her termination of Continuous Service after a Change in Control.

25.          Recoupment of Awards Unless specifically provided or otherwise addressed in an Award Agreement, and to the extent permitted by Applicable Law, the Committee may in its sole and absolute discretion, without obtaining the approval or consent of the Company’s shareholders or any Participant with respect to his or her outstanding Awards, require that the Participant reimburse the Company for all or any portion of any Awards (“Reimbursement”), or the Committee may require the Termination or Rescission of, or the Recapture of, any Award, if –

(a)           the granting, vesting, or payment of such Award was predicated upon the achievement of certain financial results that were subsequently the subject of a material financial restatement;

(b)           in the Committee’s view the Participant engaged in fraud or misconduct that caused or partially caused the need for a material financial restatement by the Company or any Affiliate; and

(c)           a lower granting, vesting, or payment of such Award would have occurred based upon the restated financial results.

In each instance, the Committee will, to the extent practicable and allowable under applicable laws, require Reimbursement, Termination, or Rescission of, and/or Recapture relating to, any such Award granted to a Participant, including reimbursement for any gains realized on the exercise of Options or SARs attributable to such Awards, plus a reasonable rate of interest, effecting the cancellation of Restricted Shares, Restricted Share Units, Unrestricted Shares, Deferred Share Units, Performance Awards, and outstanding Options and SARs; provided that the Company will not seek Reimbursement, Termination or Rescission of, or Recapture relating to, any such Awards that were paid or vested more than three years prior to the date the applicable restatement is disclosed. Notwithstanding the foregoing, this provision shall not apply to any Awards or other rights granted pursuant to the Outperformance Plan, Annual Incentive Compensation Program “A”, or Annual Incentive Program “B” associated with the 2007 Plan.

CENTERLINE HOLING COMPANY 2007 INCENTIVE SHARE PLAN

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Appendix A: Definitions

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As used in the 2007 Plan, the following definitions shall apply:

“1997 Plan” shall mean the CharterMac Amended and Restated Incentive Share Plan adopted by the Company in 1997, as amended.

“2007 Plan” shall mean the Centerline Holding Company 2007 Incentive Share Plan (as amended, restated and supplemented from time to time).

“Account” shall have the meaning set forth in Section 9(a).

“Act” shall have the meaning set forth in Section 22(a).

“Affiliate” means, with respect to any Person (as defined below), any other Person that directly or indirectly controls or is controlled by or under common control with such Person. For the purposes of this definition, “control,” when used with respect to any Person, means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person or the power to elect Trustee, whether through the ownership of voting securities, by contract or otherwise; and the terms “affiliated,” “controlling” and “controlled” have meanings correlative to the foregoing.

“Applicable Law” means the legal requirements relating to the administration of options and share-based plans under applicable U.S. federal and state laws, the Code, any applicable shares exchange or automated quotation system rules or regulations (to the extent the Committee determines in its discretion that compliance with such rules or regulations) and the applicable laws of any other country or jurisdiction where Awards are granted, as such laws, rules, regulations and requirements shall be in place from time to time.

“Award” means any award made pursuant to the 2007 Plan, including awards made in the form of an Option, a SAR, a Restricted Share, a Restricted Share Unit, an Unrestricted Share, a Deferred Share Unit, and a Performance Award, or any combination thereof, whether alternative or cumulative, authorized by and granted under this 2007 Plan.

“Award Agreement” means any written document setting forth the terms of an Award that has been authorized by the Committee. The Committee shall determine the form or forms of documents to be used, and may change them from time to time for any reason.

“Beneficial Owner” means any Person who is treated as a beneficial owner of Shares for purposes of Rule 13d-3 promulgated under the Exchange Act, as amended from time to time, or any successor provision.

“Board” means the Board of Trustees of the Company.

“Cause” for termination of a Participant’s Continuous Service will have the meaning set forth in any unexpired Employment Agreement between the Company and the Participant. In the absence of such an agreement,

“Cause” will exist if the Participant is terminated from employment or other service with the Company or an Affiliate for any of the following reasons: (i) the Participant’s willful failure to substantially perform his or her duties and responsibilities to the Company or deliberate violation of a material Company policy; (ii) the Participant’s commission of any material act or acts of fraud, embezzlement, dishonesty, or other willful misconduct; (iii) the Participant’s material unauthorized use or disclosure of any proprietary information or trade secrets of the Company or any other party to whom the Participant owes an obligation of nondisclosure as a result of his or her relationship with the Company; or (iv) Participant’s willful and material breach of any of his or her obligations under any written agreement or covenant with the Company.

The Committee shall in its discretion determine whether or not a Participant is being terminated for Cause. The Committee’s determination shall, unless arbitrary and capricious, be final and binding on the Participant, the Company, and all other affected persons. The foregoing definition does not in any way limit the Company’s ability to terminate a Participant’s employment or consulting relationship at any time, and the term “Company” will be interpreted herein to include any Affiliate or successor thereto, if appropriate.

“Change in Control” means any of the following:

(i)            Acquisition of Controlling Interest. Any Person (other than Persons who are Employees at any time more than one year before a transaction) becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company’s then outstanding securities. In applying the preceding sentence, (i) securities acquired directly from the Company or its Affiliates by or for the Person shall not be taken into account, and (ii) an agreement to vote securities shall be disregarded unless its ultimate purpose is to cause what would otherwise be Change of Control, as reasonably determined by the Board.

(ii)          Change in Board Control. During a consecutive 2-year period commencing after the date of adoption of this 2007 Plan, individuals who constituted the Board at the beginning of the period (or their approved replacements, as defined in the next sentence) cease for any reason to constitute a majority of the Board. A new Trustee shall be considered an “approved replacement” Trustee if his or her election (or nomination for election) was approved by a vote of at least a majority of the Trustees then still in office who either were Trustees at the beginning of the period or were themselves approved replacement Trustees, but in either case excluding any Trustee whose initial assumption of office occurred as a result of an actual or threatened solicitation of proxies or consents by or on behalf of any Person other than the Board.

(iii)         Merger. The Company consummates a merger, or consolidation of the Company with any other corporation unless: (a) the voting securities of the Company outstanding immediately before the merger or consolidation would continue to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; and (b) no Person (other than Persons who are Employees at any time more than one year before a transaction) becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company’s then outstanding securities.

(iv)          Sale of Assets. The shareholders of the Company approve an agreement for the sale or disposition by the Company of all, or substantially all, of the Company’s assets.

(v)           Liquidation or Dissolution. The shareholders of the Company approve a plan or proposal for liquidation or dissolution of the Company.

Notwithstanding the foregoing, a “Change in Control” shall not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions immediately following which the record holders of the Shares of the Company immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of the Company immediately following such transaction or series of transactions.

“Code” means the U.S. Internal Revenue Code of 1986, as amended.

“Committee” means (i) one or more committees or subcommittees of the Board appointed by the Board to administer the 2007 Plan in accordance with Section 4 above, and (ii) any officer or officers to whom the Committee has delegated any discretion to act pursuant to the Plan, provided that any such limitation on delegated authority shall be absolutely binding on the delegate. With respect to any decision involving an Award intended to satisfy the requirements of Section 162(m) of the Code, the Committee shall consist of two or more Trustees of the Company who are “outside Trustees” within the meaning of Section 162(m) of the Code. With respect to any decision relating to a Reporting Person, the Committee shall consist of two or more Trustees who are disinterested within the meaning of Rule 16b-3. For these purposes, “Committee” shall initially refer to the Company’s Compensation Committee.

“Common Shares” has the meaning set forth in the Trust Agreement.

“Company” means Centerline Holding Company, a Delaware statutory trust; provided, however, that in the event the Company reincorporates to another jurisdiction, all references to the term “Company” shall refer to the Company in such new jurisdiction.

“Conditions” shall have the meaning set forth in Section 25(a).

“Consultant” means any person, including an advisor, who is engaged by the Company or any Affiliate to render services and is compensated for such services.

“Continuous Service” means the absence of any interruption or termination of service as an Employee, Trustee, or Consultant. Continuous Service shall not be considered interrupted in the case of: (i) sick leave; (ii) military leave; (iii) any other leave of absence approved by the Committee, provided that such leave is for a period of not more than 90 days, unless reemployment upon the expiration of such leave is guaranteed by contract or statute, or unless provided otherwise pursuant to Company policy adopted from time to time; (iv) changes in status from Trustee to advisory Trustee or emeritus status; or (iv) in the case of transfers between locations of the Company or between the Company, its Affiliates or their respective successors. Changes in status between service as an Employee, Trustee, and a Consultant will not constitute an interruption of Continuous Service.

“Deferred Share Units” mean Awards pursuant to Section 9.

“Disabled” (or “Disability”) will have the meaning set forth in any unexpired Employment Agreement between the Company and the Participant. In the absence of such an agreement, “Disabled” or “Disability” means a condition under which a Participant –

(a)           is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, or

(b)           is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, received income replacement benefits for a period of not less than 3 months under an accident or health plan covering employees of the Company.

“Election Form” shall have the meaning set forth in Section 9(a).

“Eligible Person” means any Consultant, Trustee or Employee and includes non-Employees to whom an offer of employment has been or is being extended.

“Employee” means any person whom the Manager or any Affiliate classifies as an employee (including an officer of the Manager or such affiliate) for employment tax purposes, whether or not that classification is correct.

The payment by the Company of a Trustee’s fee to a Trustee shall not be sufficient to constitute “employment” of such Trustee by the Company.

“Employment Agreement” means any written agreement setting forth terms and conditions of employment between an Employee and any Affiliate of the Company.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fair Market Value” means, as of any date (the “Determination Date”) means: (i) the closing price of a Share on the New York Stock Exchange or the American Stock Exchange (collectively, the “Exchange”), on the Determination Date, or, if Shares were not traded on the Determination Date, then on the nearest preceding trading day during which a sale occurred; or (ii) if such Share is not traded on the Exchange but is quoted on NASDAQ or a successor quotation system, (A) the last sales price (if the Shares are then listed as a National Market Issue under The Nasdaq National Market System) or (B) the mean between the closing representative bid and asked prices (in all other cases) for the Shares on the Determination Date as reported by NASDAQ or such successor quotation system; or (iii) if such Shares are not traded on the Exchange or quoted on NASDAQ but is otherwise traded in the over-the-counter, the mean between the representative bid and asked prices on the Determination Date; or (iv) if subsections (i)-(iii) do not apply, the fair market value established in good faith by the Board.

“Grant Date” has the meaning set forth in Section 14 of the 2007 Plan.

“Immediate Family” shall have the meaning set forth in Section 12(b).

“Involuntary Termination” means termination of a Participant’s Continuous Service under the following circumstances occurring on or after a Change in Control: (i) termination without Cause by the Company or an Affiliate or successor thereto, as appropriate; or (ii) voluntary termination by the Participant within 60 days following (A) a material reduction in the Participant’s job responsibilities, provided that neither a mere change in title alone nor reassignment to a substantially similar position shall constitute a material reduction in job responsibilities; (B) an involuntary relocation of the Participant’s work site to a facility or location more than 50 miles from the Participant’s principal work site at the time of the Change in Control; or (C) a material reduction in Participant’s total compensation other than as part of an reduction by the same percentage amount in the compensation of all other similarly-situated Employees, Trustees or Consultants.

“Manager” shall have the meaning set forth in Section 1.

“Non-ISO” means an Option not intended to qualify as an “incentive share option” within the meaning of Section 422 of the Code, as designated in the applicable Award Agreement.

“Option” means any share option granted pursuant to Section 6.

“Participant” means any holder of one or more Awards, or the Shares issuable or issued upon exercise of such Awards, under the 2007 Plan.

“Performance Awards” mean Performance Units and Performance Compensation Awards granted pursuant to Section 10.

“Performance Compensation Awards” mean Awards granted pursuant to Section 10(b).

“Performance Formula” shall have the meaning set forth in Section 10(d).

“Performance Measure” shall have the meaning set forth in Section 10(d).

“Performance Period” shall have the meaning set forth in Section 10(d).

“Performance Unit” means Awards granted pursuant to Section 10(a).

“Person” means any natural person, association, trust, business trust, cooperative, corporation, general partnership, joint venture, joint-stock company, limited partnership, limited liability company, real estate investment trust, regulatory body, governmental agency or instrumentality, unincorporated organization or organizational entity.

“2007 Plan” means this 2007 Incentive Share Plan.

“Recapture” shall have the meaning set forth in Section 25(a).

“Reimbursement” shall have the meaning set forth in Section 26.

“Rescission” shall have the meaning set forth in Section 25(a).

“Reporting Person” means an officer, Trustee, or greater than ten percent shareholder of the Company within the meaning of Rule 16a-2 under the Exchange Act, who is required to file reports pursuant to Rule 16a-3 under the Exchange Act.

“Restricted Shares” mean Shares subject to restrictions imposed pursuant to Section 8.

“Restricted Share Units” mean Awards pursuant to Section 8.

“Retirement” will have the meaning set forth in any unexpired Employment Agreement between the Company and the Participant. In the absence of such an agreement, “Retirement” means the Participant’s voluntary termination of Continuous Service under circumstances not involving Cause for termination if the Participant has attained age 62 and completed at least 10 consecutive years of Continuous Service immediately before ending Continuous Service. Except to the extent otherwise provided in an Award Agreement, a Participant’s Continuous Service for this purpose shall include any service with the Company or any of its Affiliates, as well as the Participant’s service (i) with any predecessor to the Company or its Affiliates, and (ii) with any company acquired by the Company or any Affiliate.

“Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act, as amended from time to time, or any successor provision.

“SAR” or “Share Appreciation Right” means Awards granted pursuant to Section 7.

“Section 83(b) Election” shall have the meaning set forth in Section 8(f).

“Shares” shall have the meaning set forth in the Trust Agreement, as adjusted in accordance with Section 13.

“Successor Corporation” shall have the meaning set forth in Section 13(c)(i).

“Tax Date” shall have the meaning set forth in Section 11(b).

“Termination” shall have the meaning set forth in Section 25(a).

“Total Shares” shall have the meaning set forth in Section 3.

“Trust Agreement” means the Company’s Second Amended and Restated Trust Agreement dated as of November 17, 2003, as amended

“Trustee” means a member of the Board, or a member of the board of trustees of an Affiliate.

“Unrestricted Shares” mean Shares awarded pursuant to Section 8.

Appendix B

Categorical Standards for Determining Trustee Independence

In addition to complying with the rules of the New York Stock Exchange, for a Trustee to be deemed “independent,” the Board shall affirmatively determine that the Trustee has no material relationship with the Company or its affiliates or any member of the senior management of the Company or his or her affiliates. In making this determination, the Board shall apply the following standards:

•

A Trustee who is, or has been within the last three years, an employee of the Company, or whose immediate family member is, or has been within the last three years an executive officer, of the Company may not be deemed independent. Employment as an interim Chairman, Chief Executive Officer or other executive officer will not disqualify a Trustee from being considered independent following that employment.

•

A Trustee who has received, or who has an immediate family member who has received, during any twelve-month period within the last three years, more than $100,000 in direct compensation from the Company, other than trustee and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service), may not be deemed independent. Compensation received by a Trustee for former service as an interim Chairman, Chief Executive Officer or other executive officer and compensation received by an immediate family member for service as a non-executive employee of the Company will not be considered in determining independence under this test.

•

(A) A Trustee who is, or whose immediate family member is, a current partner of a firm that is the Company’s internal or external auditor; (B) a Trustee who is a current employee of such a firm; (C) a Trustee who has an immediate family member who is a current employee of such a firm and who participates in the firm’s audit, assurance or tax compliance (but not tax planning) practice; or (D) a Trustee who was, or whose immediate family member was, within the last three years (but is no longer) a partner or employee of such a firm and personally worked on the Company’s audit within that time may not be deemed independent.

•

A Trustee who is, or whose immediate family member is, or has been within the last three years, employed as an executive officer of another company where any of the Company’s present executive officers at the time serves or served on that company’s compensation committee may not be deemed independent.

•

A Trustee who is a current employee or general partner, or whose immediate family member is a current executive officer or general partner, of an entity that has made payments to, or received payments from, the Company for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million or 2% of such other entity’s consolidated gross revenues, may not be deemed independent.

•

Further to the provision above that applies to goods and services generally, a Trustee who is, or whose immediate family member is, an executive officer, general partner or significant equity holder (i.e., in excess of 10%) of an entity that is a paid provider of professional services to the Company, any of its affiliates, any executive officer or any affiliate of an executive officer, and which received payments with respect to such services in an amount which, in the preceding twelve months, exceeds $60,000 (but does not exceed the greater of $1 million or 2% of such other entity’s consolidated gross revenues) may not be deemed independent.

•

A Trustee who is, or whose immediate family member is, affiliated with or employed by a tax-exempt entity that received significant contributions (i.e., more than 2% of such entity’s consolidated gross revenues or more than $1,000,000 in a single fiscal year, whichever amount is lower) from the Company, any of its affiliates, any executive officer or any affiliate of an

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executive officer within the preceding twelve-month period may not be deemed independent, unless the contribution was approved in advance by the Board.

For purposes of these Categorical Standards:

•

“affiliate” means any consolidated subsidiary of the Company and any other entity that controls, is controlled by or is under common control with the Company, as evidenced by the power to elect a majority of the board of directors or comparable governing body of such entity;

•	“executive officer” means an “officer” within the meaning of Rule 16a-1(f) under the Securities Exchange Act of 1934; and
•

“immediate family” means spouse, parents, children, siblings, mothers- and fathers-in-law, sons- and daughters-in-law, brothers- and sisters-in-law and anyone (other than employees) sharing a person’s home, but excluding any person who is no longer an immediate family member as a result of legal separation or divorce, or death or incapacitation.

002CS-14155

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